UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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Worthington Industries, Inc.

(Name of Registrant as Specified In Its Charter)

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200 Old Wilson Bridge Road

Columbus, OH 43085

August 18, 2011

Dear Fellow Shareholders:

On behalf of the Board of Directors and employees of Worthington Industries, Inc. (the “Company”), I cordially invite all shareholders to be present at the 2011 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held on Thursday, September 29, 2011, at Worthington Industries Headquarters, 200 Old Wilson Bridge Road, Columbus, Ohio 43085, beginning at 2:00 p.m., Eastern Daylight Time.

Details of the business to be conducted at the Annual Meeting are provided in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, which you are urged to read carefully. The Company’s 2011 Annual Report to Shareholders is also being delivered to you and provides additional information regarding the financial results of the Company for the fiscal year ended May 31, 2011. If you were a shareholder of record at the close of business on August 4, 2011, you are entitled to vote in person or by proxy at the Annual Meeting.

It is important that your common shares be voted on matters that come before the Annual Meeting. Whether or not you plan to attend the Annual Meeting, I urge you to participate by completing, signing, dating and returning your proxy card in the envelope provided. The prompt return of your proxy card will help ensure that as many common shares as possible are represented at the Annual Meeting. Alternatively, registered shareholders may transmit voting instructions for their common shares electronically through the Internet or by telephone by following the simple instructions on the proxy card. For those shareholders unable to attend the Annual Meeting, a live audio web cast will be available via Internet link at www.worthingtonindustries.com.

Your continuing interest in our Company is greatly appreciated.

Sincerely,

/s/ John P. McConnell
JOHN P. McCONNELL
Chairman of the Board and Chief Executive Officer

WORTHINGTON INDUSTRIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO OUR SHAREHOLDERS:

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Worthington Industries, Inc. (the “Company”) will be held at 2:00 p.m., Eastern Daylight Time, on Thursday, September 29, 2011, at Worthington Industries Headquarters located at 200 Old Wilson Bridge Road, Columbus, Ohio 43085. For those shareholders unable to attend in person, a live audio web cast will be available via Internet link at www.worthingtonindustries.com. The Annual Meeting is being held for the following purposes:

(1)	To elect four directors, each to serve for a term of three years to expire at the 2014 Annual Meeting of Shareholders;

(2)	To approve the advisory resolution on executive compensation;

(3)	To conduct an advisory vote on the frequency of future advisory votes on executive compensation;

(4)	To approve the First Amendment to the Worthington Industries, Inc. Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors;

(5)	To ratify the selection of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending May 31, 2012; and

(6)	To transact any other business which properly comes before the Annual Meeting.

Your Board of Directors recommends that you vote “FOR” the election of each of the four director nominees listed in the Company’s Proxy Statement for the Annual Meeting under the caption “PROPOSAL 1: ELECTION OF DIRECTORS”; “FOR” the approval of the advisory resolution on executive compensation; to conduct future advisory votes on executive compensation “EVERY 1 YEAR;” “FOR” the approval the First Amendment to the Worthington Industries, Inc. Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors; and “FOR” the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2012.

If you were a shareholder of record, as shown by the transfer books of the Company, at the close of business on August 4, 2011, you will be entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment of the Annual Meeting. A copy of the Company’s 2011 Annual Report to Shareholders accompanies this Notice.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. ALTERNATIVELY, REFER TO THE INSTRUCTIONS ON THE PROXY CARD FOR DETAILS ABOUT TRANSMITTING YOUR VOTING INSTRUCTIONS ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE. Returning the proxy card or transmitting your voting instructions electronically does not deprive you of your right to attend the Annual Meeting and to vote your common shares in person in respect of the matters to be acted upon at the Annual Meeting.

By Order of the Board of Directors,

/s/ Dale T. Brinkman
Columbus, Ohio	Dale T. Brinkman
August 18, 2011	Secretary

To obtain directions to attend the Annual Meeting and vote in person, please call Kim Bertino of the

Worthington Industries Investor Relations Department at (614) 840-4082

PROXY STATEMENT FOR THE

ANNUAL MEETING OF SHAREHOLDERS OF

WORTHINGTON INDUSTRIES, INC.

To Be Held on Thursday, September 29, 2011

i

WORTHINGTON INDUSTRIES, INC.

200 Old Wilson Bridge Road

Columbus, Ohio 43085

(614) 438-3210

www.worthingtonindustries.com

PROXY STATEMENT

Dated: August 18, 2011

FOR THE ANNUAL MEETING OF SHAREHOLDERS

To Be Held On September 29, 2011

GENERAL INFORMATION ABOUT VOTING

This Proxy Statement, along with the accompanying proxy card, is being furnished to shareholders of Worthington Industries, Inc. (the “Company”) in connection with the solicitation of proxies, on behalf of the Board of Directors of the Company (the “Board”), for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, September 29, 2011, at 2:00 p.m., Eastern Daylight Time. The Annual Meeting will be held at Worthington Industries Headquarters located at 200 Old Wilson Bridge Road, Columbus, Ohio 43085. This Proxy Statement summarizes information you will need in order to vote.

As used in this Proxy Statement, the term “Company” means Worthington Industries, Inc. or, where appropriate, Worthington Industries, Inc. and its subsidiaries. The term “common shares” means the Company’s common shares, without par value. Other than common shares, there are no voting securities of the Company outstanding.

Voting at the Annual Meeting

Only shareholders of record at the close of business on August 4, 2011 (the “Record Date”) are entitled to receive notice of, and to vote at, the Annual Meeting. The Company is first sending or giving this Proxy Statement and the accompanying proxy card to those shareholders on or about August 18, 2011. The total number of issued and outstanding common shares on the Record Date entitled to vote at the Annual Meeting was 72,617,438. Each shareholder is entitled to one vote on each matter voted upon at the Annual Meeting for each common share held. Shareholders do not have cumulative voting rights in the election of directors.

To ensure that your common shares will be voted at the Annual Meeting, please complete, sign, date and promptly return the accompanying proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. Alternatively, you may transmit voting instructions electronically via the Internet or by using the toll-free telephone number stated on the proxy card. The deadline for transmitting voting instructions electronically via the Internet or telephonically is 11:59 p.m., Eastern Daylight Time, on September 28, 2011. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions, and to confirm that shareholders’ voting instructions have been properly recorded. If you vote through the Internet or by telephone, you should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and/or telephone companies, that will be borne by you.

Those common shares represented by properly executed proxy cards that are received prior to the Annual Meeting and not revoked, or by properly authenticated voting instructions transmitted electronically via the Internet or by telephone prior to the deadline for transmitting those instructions and not revoked, will be voted as directed by the shareholders. The common shares represented by all valid forms of proxy received prior to the Annual Meeting which do not specify how the common shares should be voted will be voted as recommended by the Board, as follows: “FOR” the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2012; and, except in the case of broker non-votes: (a) “FOR” each of the four director nominees listed below under the caption “PROPOSAL 1: ELECTION OF DIRECTORS”; (b) “FOR” the approval of the advisory resolution on executive compensation, as described in “PROPOSAL 2: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION”; (c) to conduct future advisory votes on executive compensation “EVERY 1 YEAR”, as described in “PROPOSAL 3: ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION”; and (d) “FOR” the approval of the First Amendment to the Worthington Industries, Inc. Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors, as described in “PROPOSAL 4: APPROVAL OF FIRST AMENDMENT TO THE WORTHINGTON INDUSTRIES, INC. AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS”. No appraisal rights exist for any action proposed by the Company to be taken at the Annual Meeting.

Voting of Common Shares Held in “Street Name”

Under the applicable sections of the New York Stock Exchange (“NYSE”) Listed Company Manual (the “NYSE Rules”), the ratification of the selection of the Company’s independent registered public accounting firm is considered a “routine” item upon which broker/dealers, who hold their clients’ common shares in “street name” may vote the common shares in their discretion on behalf of their clients if those clients have not furnished voting instructions within the required time frame before the Annual Meeting.

Under applicable NYSE Rules, the uncontested election of directors: the approval of the advisory resolution on executive compensation; the approval of the advisory vote on frequency of future advisory votes on executive compensation; and the approval of the First Amendment to the Worthington Industries, Inc. Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors are not considered “routine” items and broker/dealers may not vote on any non-routine item without voting instructions from their clients. A “broker non-vote” occurs when a broker/dealer, who holds its client’s common shares in “street name,” signs and submits a form of proxy for such common shares and fails to vote such common shares on a non-routine matter for which the client does not provide any voting instructions. Accordingly, if your common shares are held in street name and you do not provide voting instructions to your broker/dealer as to how to vote on these matters, your common shares will not be voted on any proposals on which your broker does not have discretionary authority to vote.

Solicitation of Proxies

Although the Company is soliciting proxies by mailing the proxy materials to shareholders, proxies may be solicited by directors, officers and employees of the Company by additional mailings, personal contact, telephone, electronic mail, facsimile or telegraph without additional compensation. In addition, the Company has retained Broadridge Financial Solutions (formerly ADP), located in Edgewood, New York, to aid in the solicitation of proxies with respect to common shares held by broker/dealers, financial institutions and other custodians, fiduciaries and nominees, for a fee of approximately $17,000, plus out-of-pocket expenses. The Company will reimburse Broadridge Financial Solutions, as well as broker/dealers, financial institutions and other custodians, fiduciaries and nominees, who are record holders of common shares not beneficially owned by them, for their reasonable costs in forwarding proxy materials to the beneficial owners of the common shares entitled to vote at the Annual Meeting. The Company will bear the costs of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy card and any other related materials, as well as all other costs incurred in connection with the solicitation of proxies on behalf of the Board, other than the Internet access fees and telephone service fees described above.

Right to Revoke Proxy

If you are a registered shareholder, you may revoke your proxy at any time before it is actually voted at the Annual Meeting by giving written notice of revocation to the Secretary of the Company, by accessing the Internet site or using the toll-free number stated on the proxy card prior to the deadline for transmitting voting instructions electronically and telephonically and electing revocation as instructed or by attending the Annual Meeting and giving notice of revocation in person. You may also change your vote by choosing one of the following options: executing and returning to the Company a later-dated proxy card prior to or at the Annual Meeting; voting in person at the Annual Meeting; submitting a later-dated electronic vote through the designated Internet site prior to the deadline for transmitting voting instructions electronically; or voting by telephone at a later date using the toll-free telephone number stated on the proxy card prior to the deadline for transmitting voting instructions telephonically. Attending the Annual Meeting will not, by itself, revoke your previously-appointed proxy.

Quorum and Tabulation of Voting Results

The results of shareholder voting will be tabulated by the inspector of election appointed by the Board for the Annual Meeting. A quorum for the Annual Meeting is one-third of the outstanding common shares entitled to vote at the Annual Meeting. Common shares represented by properly-executed proxy cards returned to the Company prior to the Annual Meeting or represented by properly-authenticated electronic votes recorded through the Internet or by telephone will be counted toward the establishment of a quorum for the Annual Meeting.

NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders of Worthington Industries, Inc. to be Held on September 29, 2011: This Proxy Statement, the Notice of Annual Meeting of Shareholders and the Company’s 2011 Annual Report to Shareholders are available at www.proxyvote.com.

To obtain directions to attend the Annual Meeting and vote in person, please call Kim Bertino of the Worthington Industries Investor Relations Department, at (614) 840-4082.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table furnishes as of the Record Date (unless otherwise noted below), with respect to each person known to the Company to be the beneficial owner of more than 5% of the outstanding common shares of the Company, the name and address of such owner and the number and percentage of common shares beneficially owned (as determined under Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Outstanding Common Shares (1)
John P. McConnell 200 Old Wilson Bridge Road Columbus, OH 43085	18,155,487	(2)	24.7%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	4,538,476	(3)	6.1%

(1)	The “Percent of Outstanding Common Shares” is based on the sum of 72,617,438 common shares outstanding on the Record Date and the number of common shares, if any, as to which the named person has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or which will first become exercisable within 60 days after the Record Date (collectively, “Currently Exercisable Options”).
(2)	Includes 12,415,982 common shares held of record by JDEL, Inc. (“JDEL”), a Delaware corporation. JDEL is a wholly-owned subsidiary of JMAC, Inc. (“JMAC”), a private investment company substantially owned, directly or indirectly, by Mr. McConnell and members of his family. The directors of JDEL have granted Mr. McConnell sole voting and dispositive power with respect to these 12,415,982 common shares. JDEL has the right to receive the dividends from and the proceeds from the sale of such 12,415,982 common shares. Includes 2,428,312 common shares held of record by an independent corporate trustee in trust for the benefit of Mr. McConnell and his sister. The independent corporate trustee has voting and dispositive power; however, the independent corporate trustee’s investment decisions are subject to the prior approval or disapproval of Mr. McConnell, and accordingly Mr. McConnell may be deemed to “share” dispositive power with the independent corporate trustee. Mr. McConnell has the right to change the trustee; however, any successor trustee appointed by Mr. McConnell must be an independent corporate trustee. Includes 80,239 common shares held by Mr. McConnell as custodian for the benefit of his four children. Includes 3,390 common shares held by Mr. McConnell’s wife as custodian for the benefit of her son. Includes 123,000 common shares held by The McConnell Educational Foundation for the benefit of third parties, of which Mr. McConnell is one of three trustees and shares voting and dispositive power. Mr. McConnell disclaims beneficial ownership of these 123,000 common shares. Includes 118,000 common shares held by The McConnell Family Trust of which Mr. McConnell is co-trustee and has sole voting and dispositive power. Includes 255,875 common shares held by the Margaret R. McConnell Trust f/b/o Margaret Kollis of which Mr. McConnell is trustee and has sole voting and dispositive power. Includes 442,600 common shares held by Mr. McConnell in his capacity as co-executor of the Estate of John H. McConnell. Mr. McConnell holds shared voting and investment power over such 442,600 common shares. Also includes 1,032,000 common shares subject to Currently Exercisable Options and 20,000 restricted common shares awarded effective June 30, 2011 which will vest on June 30, 2014, subject to the terms of the restricted share awards. See footnote (22) to the following table for more information on the restricted common shares. As of August 4, 2011, an aggregate of 13,457,566 common shares held by JDEL, the Estate of John H. McConnell and Mr. McConnell had been pledged as security to various financial institutions, in connection with both investment and personal loans.
(3)	Information is based on Amendment No. 1 to Schedule 13G (the “BlackRock Schedule 13G Amendment”) filed with the SEC on February 9, 2011 by BlackRock, Inc. (“BlackRock”). With respect to the 4,538,476 common shares reported to be beneficially owned at December 31, 2010, BlackRock reported sole voting power and sole dispositive power as to all 4,538,476 common shares.

The following table furnishes the number and percentage of outstanding common shares beneficially owned (as determined under Rule 13d-3 under the Exchange Act) by: (a) each current director of the Company; (b) each of the Company’s director nominees; (c) each individual named in the “Fiscal 2011 Summary Compensation Table” (the “named executive officers” or “NEOs”); and (d) all current directors and executive officers of the Company as a group, in each case as of the Record Date. The address of each of the current executive officers and directors of the Company is c/o Worthington Industries, Inc., 200 Old Wilson Bridge Road, Columbus, Ohio 43085.

	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)		Percent of Outstanding Common Shares (2)	Theoretical Common Shares Credited to Accounts in the Company’s Deferred Compensation Plans (3)
Name of Beneficial Owner	Number of Common Shares Presently Held and Which Can Be Acquired Upon Exercise of Currently Exercisable Options
Kerrii B. Anderson	18,086	(4)(5)	*	—
John B. Blystone	92,630	(5)(6)	*	—
Mark C. Davis	1,450	(7)	*	—
Michael J. Endres	130,300	(5)(8)	*	41,280
Harry A. Goussetis (9)	177,653	(10)	*	10,480
Ozey K. Horton, Jr.	825	(11)	*	—
Peter Karmanos, Jr.	118,200	(5)(12)	*	54,392
John P. McConnell (9)	18,155,487	(13)	24.7%	—
Carl A. Nelson, Jr.	66,200	(5)(14)	*	—
Sidney A. Ribeau	68,200	(5)(15)	*	14,318
B. Andrew Rose (9)	315,533	(16)	*	—
Mark A. Russell (9)	353,653	(17)	*	125,162
Mary Schiavo	72,211	(5)(18)	*	3,943
George P. Stoe (9)	291,157	(19)	*	61,345
All Current Directors and Executive Officers as a Group (20 people)	20,454,598	(20)(21)(22)	28.1%	314,931

*	Denotes ownership of less than 1% of the outstanding common shares.
(1)	Except as otherwise indicated by footnote, each named beneficial owner has sole voting power and sole dispositive power over the listed common shares or shares such power with his or her spouse.
(2)	The “Percent of Outstanding Common Shares” is based on the sum of (a) 72,617,438 common shares outstanding on the Record Date and (b) the number of common shares, if any, as to which the named person or group has the right to acquire beneficial ownership upon the exercise of Currently Exercisable Options.
(3)

This column lists the theoretical common shares credited to the bookkeeping accounts of the named executive officers participating in the Worthington Industries, Inc. Amended and Restated 2005 Non-Qualified Deferred Compensation Plan (Restatement effective as of December 2008) and the Worthington Industries, Inc. Non-Qualified Deferred Compensation Plan, effective March 1, 2000 (collectively, the “Employee Deferral Plans”) and also lists the theoretical common shares credited to the bookkeeping accounts of the directors of the Company participating in the Worthington Industries, Inc. Amended and Restated 2005 Deferred Compensation Plan for Directors (Restatement effective as of December 2008) and the Worthington Industries, Inc. Deferred Compensation Plan for Directors, as Amended and Restated, effective June 1, 2000 (collectively, the “Director Deferral Plans”). These theoretical common shares are not included in the beneficial ownership totals. Under the terms of both the Employee Deferral

Plans and the Director Deferral Plans, participants do not beneficially own, nor do they have voting or dispositive power with respect to, theoretical common shares credited to their respective bookkeeping accounts. While the participants in the Employee Deferral Plans and the participants in the Director Deferral Plans have an economic interest in the theoretical common shares credited to their respective bookkeeping accounts, each participant’s only right with respect to his or her bookkeeping account(s) (and the amounts credited thereto) is to receive a distribution of cash equal to the fair market value of the theoretical common shares credited to his or her bookkeeping account(s) as of the latest valuation date determined in accordance with the terms of the Employee Deferral Plans or the Director Deferral Plans, as appropriate. For further information concerning the Employee Deferral Plans, please see the discussion under the caption “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis — Compensation Components — Non-Qualified Deferred Compensation” beginning on page 38 of this Proxy Statement and for further information concerning the Director Deferral Plans, please see the discussion under the caption “COMPENSATION OF DIRECTORS — Director Deferral Plans” beginning on page 53 of this Proxy Statement.
(4)	Includes 436 common shares held by Ms. Anderson’s spouse, who has sole voting power and sole dispositive power as to the 436 common shares. Beneficial ownership of these 436 common shares is disclaimed by Ms. Anderson. Also includes 9,750 common shares subject to Currently Exercisable Options.
(5)	Includes for each of the following directors of the Company an award of 2,900 restricted common shares made to such director on September 30, 2010: Ms. Anderson; Mr. Endres; Mr. Karmanos; Mr. Nelson; Mr. Ribeau; and Ms. Schiavo. Mr. Blystone received an award of 4,350 restricted common shares on that same date in connection with his position as Lead Independent Director. Generally, the restrictions on the restricted common shares will lapse and the restricted common shares will become fully vested one year from the date of the award or the date of the next Company Annual Meeting, whichever occurs first, subject to the terms of each restricted share award. For further information concerning the terms of the restricted common shares granted to directors, see footnote (21) below.
(6)	Includes 66,550 common shares subject to Currently Exercisable Options.
(7)	Includes an award of 1,450 restricted common shares made to Mr. Davis as of March 30, 2011. The restrictions on these restricted common shares will lapse and the restricted common shares will become fully vested one year from the date of grant. For further information on the restricted common shares, see footnote (21) below.
(8)	Includes 10,000 common shares held by Mr. Endres’ wife, who has sole voting power and sole dispositive power as to the 10,000 common shares. Beneficial ownership of these 10,000 common shares is disclaimed by Mr. Endres. Also includes 47,700 common shares subject to Currently Exercisable Options.
(9)	Individual named in the “Fiscal 2011 Summary Compensation Table” on page 42 of this Proxy Statement.
(10)	Includes 155,800 common shares subject to Currently Exercisable Options.
(11)	Includes an award of 725 restricted common shares made to Mr. Horton on June 30, 2011. The restrictions on these restricted common shares will lapse and the restricted common shares will become fully vested one year from the date of grant. For further information on the restricted common shares, see footnote (21) below.
(12)	Includes 61,600 common shares held by Mr. Karmanos as trustee for a living trust and 53,700 common shares subject to Currently Exercisable Options.
(13)	See footnote (2) to preceding table.

(14)	Includes 46,700 common shares subject to Currently Exercisable Options.
(15)	Includes 53,700 common shares subject to Currently Exercisable Options.
(16)	Includes 20,000 common shares held by Mr. Rose as custodian for his two children. Also includes 30,000 common shares subject to Currently Exercisable Options. Also includes an award of 7,000 restricted common shares effective June 30, 2011 which will fully vest on June 30, 2014, and an award of 185,000 restricted common shares effective June 30, 2011 which will fully vest if and when the closing price of the Company’s common shares reaches $30.00 per share or above for 30 consecutive days. See footnote (22) below for more information on the restricted common shares.
(17)	Includes 145,200 common shares subject to Currently Exercisable Options. Also includes an award of 7,000 restricted common shares effective June 30, 2011 which will fully vest on June 30, 2014, and an award of 185,000 restricted common shares effective June 30, 2011 which will fully vest if and when the closing price of the Company’s common shares reaches $30.00 per share or above for 30 consecutive days. See footnote (22) below for more information on the restricted common shares.
(18)	Includes 51,700 common shares subject to Currently Exercisable Options.
(19)	Includes 283,400 common shares subject to Currently Exercisable Options.
(20)	The number of common shares shown as beneficially owned by the Company’s current directors and executive officers as a group includes 2,366,200 common shares subject to Currently Exercisable Options and 446,175 restricted common shares.
(21)	The restricted common shares will be held in escrow by the Company and may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the restrictions thereon have lapsed. Each holder of a restricted share award may exercise any voting rights associated with the restricted common shares during the restriction period. In addition, any dividends or distributions paid with respect to the common shares underlying the restricted common shares will be held by the Company in escrow during the restriction period and, at the end of the restriction period, will be distributed or forfeited in the same manner as the restricted common shares with respect to which they were paid. For further information concerning the terms of the restricted common shares granted to directors, please see the discussion under the caption “COMPENSATION OF DIRECTORS –– Equity Grants” beginning on page 54 of this Proxy Statement.
(22)	The restricted common shares will be held in escrow by the Company and may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the restrictions thereon have lapsed. Each holder of a restricted share award may exercise any voting rights associated with the restricted common shares during the restriction period. In addition, any dividends or distributions paid with respect to the common shares underlying the restricted common shares will be held by the Company in escrow during the restriction period and, at the end of the restriction period, will be distributed or forfeited in the same manner as the restricted common shares with respect to which they were paid. Restricted common shares for executive officers not named in this table are not listed individually. For further information concerning the terms of the restricted common shares granted to executive officers, please see the discussion under the caption “EXECUTIVE COMPENSATION — Long Term Performance Awards, Option Awards and Restricted Share Awards Granted in Fiscal 2012 “ beginning on page 51 of this Proxy Statement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company’s directors and executive officers and greater-than-10% beneficial owners of the Company’s outstanding common shares file reports with the SEC reporting their initial beneficial ownership of common shares and any subsequent changes in their beneficial ownership. Specific due dates for such reports have been established by the SEC and the Company is required to disclose in this Proxy Statement any late report or known failure to file a required report. To the Company’s knowledge, based solely on a review of the copies of the reports furnished to the Company and written representations that no other reports were required, the Company believes that, during the fiscal year ended May 31, 2011 (“Fiscal 2011”), all Section 16(a) filing requirements applicable to the Company’s directors and executive officers and greater-than-10% beneficial owners of the Company’s outstanding common shares were complied with.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Upon the recommendation of the Nominating and Governance Committee, in accordance with applicable NYSE Rules, the Board has adopted the Corporate Governance Guidelines to promote the effective functioning of the Board and its committees and to reflect the Company’s commitment to the highest standards of corporate governance. The Board, with the assistance of the Nominating and Governance Committee, periodically reviews the Corporate Governance Guidelines to ensure they comply with all applicable requirements.

The Corporate Governance Guidelines, which were last amended by the Board on June 29, 2011, are available on the “Corporate Governance” page of the “Investor Relations” section of the Company’s web site located at www.worthingtonindustries.com.

Code of Conduct

In accordance with applicable NYSE Rules and the applicable rules and regulations of the SEC (the “SEC Rules”), the Board adopted the Worthington Industries, Inc. Code of Conduct (the “Code of Conduct”). The Code of Conduct which was last amended by the Board on June 29, 2011 is available on the “Corporate Governance” page of the “Investor Relations” section of the Company’s web site located at www.worthingtonindustries.com.

Director Independence

Pursuant to the Corporate Governance Guidelines, a director is determined to be an independent director if he or she is independent of management and has no material relationship with the Company (or any of its subsidiaries) either directly or as a partner, shareholder or officer of an organization that has such a relationship with the Company (or any of its subsidiaries), as affirmatively determined by the Board. The Board observes all additional criteria for independence established by NYSE or required under SEC Rules or other applicable laws and regulations.

The Board has been advised of the nature and extent of any direct or indirect personal and business relationships between the Company (including its subsidiaries) and John R. Kasich, individually (the “Independent Former Director”), Kerrii B. Anderson, John B. Blystone, Mark C. Davis, Michael J. Endres, Ozey K. Horton, Jr., Peter Karmanos, Jr., Carl A. Nelson, Jr., Sidney A. Ribeau or Mary Schiavo, individually (collectively, the “Independent Directors”), or any entities for which the Independent Former Director or any Independent Director is a partner, officer, employee or shareholder. The Board has reviewed, considered and discussed such relationships, and the compensation that the Independent Former Director and each Independent Director receives, directly or indirectly, from the Company, in order to determine whether the Independent Former Director and each Independent Director meets the independence requirements of the Corporate Governance Guidelines, the applicable NYSE Rules and the applicable SEC Rules. The Board has affirmatively determined that (a) neither the Independent Former Director, nor any of the Independent Directors, has any relationship with the Company, either directly or indirectly, including, without limitation, any commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship, which: (i) interfered or may interfere with his or her independence from management and the Company or the exercise of his or her independent judgment; (ii) impaired or would be inconsistent with a determination of independence under applicable NYSE Rules and SEC Rules or (iii) would impair his or her independence under the Corporate Governance Guidelines, and that (b) during his period of service as a director during Fiscal 2011, the Independent Former Director qualified, and each of the Independent Directors qualifies, as an “Independent Director” under the Corporate Governance Guidelines. As required by applicable NYSE Rules, the Independent Directors represent a majority of the Company’s directors. Mr. McConnell does not qualify as independent under applicable NYSE Rules or SEC Rules or the Corporate Governance Guidelines because he is an executive officer of the Company.

Barring any unusual circumstances, the Board has determined that a director’s independence would not be impaired if: (a) the director is an executive officer or an employee (or his or her immediate family member is an executive officer or employee) of a company that makes payments to, or receives payments from, the Company for property or services performed in the ordinary course of business in an amount which, in any single fiscal year, does not exceed the greater of $1 million or 2% of the Company’s or such other company’s consolidated gross revenues; (b) the Company makes contributions to a charitable organization for which the director (or his or her immediate family member) serves as either a member of the board or an executive officer if the contributions, in any single fiscal year, do not exceed the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues; or (c) the Company uses facilities (dining, clubs, etc.) in which the director is a greater than 5% owner if charges to the Company are consistent with charges paid by others and are fair, reasonable and consistent with similar services available for similar facilities.

The Board specifically considered a number of circumstances in the course of reaching the conclusion that the Independent Former Director qualified and each of the current Independent Directors qualifies as independent under the Corporate Governance Guidelines as well as applicable NYSE Rules and SEC Rules, including the relevant relationships described below under the caption “TRANSACTIONS WITH CERTAIN RELATED PERSONS” beginning on page 24 of this Proxy Statement.

Nominating Procedures

The Board’s Nominating and Governance Committee has responsibility for providing oversight on a broad range of issues surrounding the composition and operation of the Board, including identifying candidates qualified to become directors and recommending director nominees to the Board.

When considering candidates for the Board, the Nominating and Governance Committee evaluates the entirety of each candidate’s credentials but does not have specific eligibility requirements or minimum qualifications which must be met by a Nominating and Governance Committee recommended nominee and has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. However, the Corporate Governance Guidelines provide that the retirement age for directors is 70, and a director is to submit his or her resignation to be effective at the conclusion of the three-year term immediately after attaining age 70. The Nominating and Governance Committee considers those factors it deems appropriate, including, but not limited to, independence, judgment, skill, diversity, strength of character, experience with businesses and organizations of comparable size or scope, experience as an executive of or adviser to public and private companies, experience and skill relative to other Board members, specialized knowledge or experience, and the desirability of the candidate’s membership on the Board and any committees of the Board. Depending on the current needs of the Board, the Nominating and Governance Committee may weigh certain factors more or less heavily. The Nominating and Governance Committee does, however, believe that all members of the Board should have strong character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with his or her performance as a director.

While the Board and the Nominating and Governance Committee do not have specific eligibility requirements and do not, as a matter of course, weigh any of the factors they deem appropriate more heavily than others, both the Board and the Nominating and Governance Committee believe that, as a group, the directors should have diverse backgrounds and qualifications. The Company believes that the numbers of the Board, as a group, have such backgrounds and qualifications.

The Nominating and Governance Committee considers candidates for the Board from any reasonable source, including shareholder recommendations, but does not evaluate candidates differently based on the source of the recommendation. The process for seeking and vetting additional director candidates is ongoing and is not dependent upon the existence of a vacancy on the Board. Accordingly, the Board believes that this ongoing identification of qualified candidates functions as an appropriate director succession plan. Pursuant to its charter, the Nominating and Governance Committee has the authority to retain consultants and search firms to assist with the process of identifying and evaluating director candidates and to approve the fees and other retention terms for any such consultant or search firm. The Nominating and Governance Committee has never used a consultant or search firm for such purpose, and, accordingly, the Company has paid no such fees.

Shareholders may recommend director candidates for consideration by the Nominating and Governance Committee by sending the recommendation to the Chair of the Nominating and Governance Committee, in care of the Company, to the Company’s executive offices at 200 Old Wilson Bridge Road, Columbus, Ohio 43085. The recommendation must include the candidate’s name, age, business address, residence address and principal occupation. The recommendation must also describe the qualifications, attributes, skills or other qualities possessed by the recommended director candidate. A written statement from the candidate consenting to serve as a director, if elected, and a commitment by the candidate to meet personally with Nominating and Governance Committee members must accompany any such recommendation.

The Board, taking into account the recommendations of the Nominating and Governance Committee, selects nominees for election as directors at each Annual Meeting of Shareholders. In addition, shareholders wishing to nominate directors for election may do so, provided they comply with the nomination procedures set forth in the Company’s Code of Regulations and applicable SEC Rules. In order to nominate an individual for election as a director at a meeting, a shareholder must give written notice of the shareholder’s intention to make such nomination. The notice must be sent to the Company’s Secretary, either delivered in person to, or mailed to and received at, the Company’s principal executive offices at 200 Old Wilson Bridge Road, Columbus, Ohio 43085 not less than 14 days or more than 50 days prior to any meeting called for the election of directors. However, if notice or public disclosure of the date of the meeting is given or made less than 21 days prior to the meeting, the shareholder notice must be received by the Company’s Secretary not later than the close of business on the seventh day following the day on which notice of the date of the meeting was mailed or publicly disclosed. The Company’s Secretary will deliver any shareholder notice received in a timely manner to the Nominating and Governance Committee for review. Each shareholder notice must include the following information as to each individual the shareholder proposes to nominate for election or re-election as a director: (a) the name, age, business address and, if known, residence address of the proposed nominee; (b) the principal occupation or employment of the proposed nominee; (c) the number of common shares of the Company beneficially owned by the proposed nominee; and (d) any other information relating to the proposed nominee that is required to be disclosed concerning nominees in proxy solicitations under applicable SEC Rules, including the individual’s written consent to be named in the proxy statement as a nominee and to serve as a director, if elected. The nominating shareholder must also provide (i) the name and address of the nominating shareholder; and (ii) the number of common shares of the Company beneficially owned by the nominating shareholder. No individual may be elected as a director unless he or she has been nominated by a shareholder in the manner described above or by the Board or the Nominating and Governance Committee of the Board.

Compensation Committee Interlocks and Insider Participation

The Compensation and Stock Option Committee of the Board (the “Compensation Committee”) is currently comprised of John B. Blystone (Chair), Kerrii B. Anderson, Michael J. Endres, and Peter Karmanos, Jr. Each of Messrs. Blystone, Endres and Karmanos also served on the Compensation Committee throughout Fiscal 2011. Ms. Anderson was assigned to the Compensation Committee in December 2010 and served through the second half of Fiscal 2011. John R. Kasich served as a member of the Compensation Committee until he retired from the Board effective as of November 3, 2010. Neither Mr. Kasich, nor any current member of the Compensation Committee is a present or past employee or officer of the Company. During Fiscal 2011 and through the date of this Proxy Statement, none of the Company’s executive officers has served on the board of directors or compensation committee (or other committee performing equivalent functions) of any other entity, one of whose executive officers served on the Company’s Board or Compensation Committee. Mr. Karmanos is the only member of the Compensation Committee who has a relationship with the Company requiring disclosure under Item 404 of SEC Regulation S-K.

During Fiscal 2011, the Company paid Compuware Corporation (“Compuware”), a software development company of which Mr. Karmanos is Executive Chairman of the Board and Founder and a 3% shareholder, approximately $1.6 million, primarily for Compuware’s Covisint EDI service and for Compuware’s services providing software quality assurance and for project management services in connection with the Company’s Oracle ERP system and other projects. Mr. Karmanos serves as a director of the Company. Compuware was selected for these services from a number of competing service providers which had responded to the Company’s request for proposal and were interviewed by the Company. Compuware’s selection was based on a number of factors including price, experience and capabilities. Compuware supplies its Covisint services for the Company’s EDI communications. Compuware also supplies resources for project coordination, organization and testing, and generally assists the Company in ensuring that the Oracle ERP system is installed, tested, operated and integrated with the Company’s information technology system in a proper manner. Compuware also provides general information technology consulting services, as requested by the Company. The payments made to Compuware for Fiscal 2011 amounted to approximately 0.17% of Compuware’s consolidated total revenues for its most recent fiscal year, and approximately 0.0007% of the Company’s consolidated net revenues for Fiscal 2011.

Communications with the Board

The Board believes it is important for shareholders and other interested persons to have a process by which to send communications to the Board and its individual members, including the Lead Independent Director. Accordingly, shareholders and other interested persons who wish to communicate with the Board, the non-management directors as a group, the Lead Independent Director or any other individual director may do so by addressing such correspondence to the name(s) of the specific director(s), to the “Non-Management Directors” as a whole or to the “Board of Directors” as a whole, and sending it in care of the Company, to the Company’s executive offices at 200 Old Wilson Bridge Road, Columbus, Ohio 43085. The mailing envelope must contain a clear notation indicating that the enclosed correspondence is a “Shareholder/Interested Person – Non-Management Director Communication,” “Shareholder/Interested Person – Board Communication,” “Shareholder/Interested Person – Lead Independent Director Communication,” or “Shareholder/Interested Person – Director Communication,” as appropriate. All such correspondence must identify the author as a shareholder or other interested person (identifying such interest) and clearly indicate whether the communication is directed to all members of the Board, to the non-management directors as a whole or to a certain specified individual director(s). Copies of all such correspondence will be circulated to the appropriate director(s). Correspondence marked “personal and confidential” will be delivered to the intended recipient(s) without opening. There is no screening process in respect of communications from shareholders or other interested persons. The process for forwarding communications to the appropriate Board member(s) has been approved by the Company’s Independent Directors.

Questions, complaints and concerns may also be submitted to Company directors by telephone through the Business Ethics Help Line by calling 877-263-9893 inside the United States and 770-613-6395 outside the United States.

PROPOSAL 1: ELECTION OF DIRECTORS

There are currently ten directors – four in the class whose terms expire at the Annual Meeting and who are to be elected for terms expiring at the Annual Meeting of Shareholders in 2014; three in the class whose terms expire at the Annual Meeting of Shareholders in 2012; and three in the class whose terms expire at the Annual Meeting of Shareholders in 2013. John R. Kasich served on the Board until his retirement effective as of November 3, 2010. On March 30, 2011, the Board, upon the unanimous recommendation of the Nominating and Governance Committee, unanimously appointed Mark C. Davis as a director of the Company in the class whose terms expire at the 2012 Annual Meeting of Shareholders. On June 29, 2011, the Board, upon the unanimous recommendation of the Nominating and Governance Committee, unanimously appointed Ozey K. Horton, Jr. as a director of the Company in the class whose terms expire at this Annual Meeting of Shareholders.

The Board proposes that the four director nominees named in the summary below, each of whom was unanimously recommended by the Nominating and Governance Committee, be elected as directors at this Annual Meeting of Shareholders. Each individual elected as a director at the Annual Meeting will hold office for a three-

year term, expiring at the Annual Meeting of Shareholders in 2014 and until his successor is duly elected and qualified, or until his earlier death, resignation or removal from office. The individuals named as proxies in the form of proxy solicited by the Board intend to vote the common shares represented by the proxies received under this solicitation for the Board’s nominees, unless otherwise instructed on the form of proxy. If any nominee becomes unable to serve or for good cause will not serve as a candidate for election as a director, the individuals designated to vote the proxies will have full discretion to vote the common shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board. The Board has no reason to believe that any of the Board’s nominees will be unable to serve or for good cause will not serve as a director of the Company if elected.

Information Concerning Nominees and Directors

The information set forth below, concerning the age, principal occupation, other affiliations and business experience of each director has been furnished to the Company by such director as of August 4, 2011. Except where otherwise indicated, each director has had the same principal occupation for the last five years. There are no family relationships among any of the current directors, director nominees and executive officers of the Company.

Nominees Standing for Election to the Board at the Annual Meeting

Michael J. Endres

Michael J. Endres, age 63, has served continuously as a director of the Company since 1999 and is a member of the Executive Committee, the Audit Committee and the Compensation Committee. Mr. Endres serves as a partner in Stonehenge Financial Holdings, Inc., a private equity investment firm he co-founded in August 1999. His duties include, among other things, the examination of specific company financial characteristics, balance sheet and income statement analysis, as well as industry growth rates and trends, and managing the acquisition and disposition of the firm’s investments. Mr. Endres has served as a director of Huntington Bancshares Incorporated since April 26, 2003 and a member of its Executive Committee, Capital Planning Committee (Chair) and Risk Committee. Mr. Endres has served as a director of Tim Hortons Inc. since 2006; he is Audit Committee Chair and a member of the Executive Committee. Mr. Endres served as a director for ProCentury Corporation from 2003 to 2007 during which time he served on the Compensation Committee. He serves on the Board of OhioHealth Corporation. Mr. Endres received a B.S. from Miami University. Mr. Endres has a depth of experience in equity investing, business development, strategic initiatives and acquisitions, financial analysis, leadership and management, and is a director of various public companies. This experience, along with his financial expertise and his history as a director with the Company make him a valuable asset to the Board and its various committees.

Ozey K. Horton, Jr.

Ozey K. Horton, Jr., age 60, has served continuously as a director of the Company since June 29, 2011 but does not currently serve as a member of any Board committee. Mr. Horton was recommended to the Nominating and Governance Committee, and the Board, by the Chief Executive Officer. He is an independent advisor and serves as Director Emeritus of McKinsey & Company, a management consulting firm, from which he retired in February 2011. Prior to that time, Mr. Horton served as a Director in the Atlanta office of McKinsey & Company from 1981 through February 2011. Over the years, Mr. Horton has led numerous corporate growth, strategy, mergers and acquisitions, and performance improvement initiatives at global clients across a range of industries – especially in the basic industrials space (such as metals and mining; pulp, paper and packaging; chemicals; energy). He has also led several practices within McKinsey & Company: as founder of the global pulp, paper, and packaging practice; co-leader of the global basic materials practice; and most recently as leader of the global operations practice within the energy and materials sector. Prior to his service with McKinsey & Company, Mr. Horton had early career stints in manufacturing, corporate development, and project engineering. Mr. Horton also serves as director of Metso Corporation and serves as a member of the board of Spoleto Festival USA and the Gaillard Performance Hall Foundation. Mr. Horton has extensive experience working in Europe, South America, India, and Asia. Mr. Horton has a BSE in civil and environmental engineering from Duke University and a Masters of

Business Administration from the Harvard Business School. Mr. Horton’s wide-ranging experience working with manufacturing and other companies, both domestically and globally, provides unique expertise to the Board.

Peter Karmanos, Jr.

Peter Karmanos, Jr., age 68, has served continuously as a director of the Company since 1997, is the Chair of the Nominating and Governance Committee and is a member of the Executive Committee and the Compensation Committee. Mr. Karmanos was named Executive Chairman of the Board and Founder of Compuware, a software development company, in June 2011. Since inception in April 1973, Mr. Karmanos has held the position of Chairman of the Board, Chief Executive Officer, Co- Founder and director of Compuware. Mr. Karmanos served as President of Compuware from October 2003 to March 2008. Mr. Karmanos has the entrepreneurial spirit that built a billion dollar company from a start-up and the business acumen of the Chairman and Chief Executive Officer of an S&P 500 corporation. Mr. Karmanos has also served as a director for Taubman Centers, Inc. since 2000 and is also a member of its Compensation Committee. He serves as a director for the Barbara Ann Karmanos Cancer Institute, Detroit Renaissance, New Detroit Coalition and Care Tech Solutions, and on the Board of Governors for the National Hockey League. Mr. Karmanos has a wealth of public company management and information technology experience. This includes extensive skill and background dealing with the growth, operation and management of a large public company as its co-founder and Chairman. In addition, his skills and expertise in information technology bring valuable insight to the Board.

Carl A. Nelson, Jr.

Carl A. Nelson, Jr., age 66, has served continuously as a director of the Company since 2004, and is the Chair of the Audit Committee. Mr. Nelson was a partner with Arthur Andersen, LLP and retired in February 2002 after 31 years of service. Mr. Nelson had served as Managing Partner of the Arthur Andersen Columbus, Ohio office, and was the leader of the firm’s consulting services for the products industry in the United States. Mr. Nelson was a director of Dominion Homes Inc. and served as Chair of the Audit Committee and a member of the Governance Committee from 2003 until June 2008, when he chaired a special committee of the board to take the company private. Currently, Mr. Nelson serves on the board of Star Leasing, a $70 million ESOP owned company that leases semi trailers through ten facilities across seven states. He has served on the board or has been an investor in several other businesses. Mr. Nelson is a Certified Public Accountant and a member of The Ohio Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Mr. Nelson received his BS in Accounting from The Ohio State University and a Masters of Business Administration from the University of Wisconsin. Mr. Nelson has taught in the MBA and executive education programs at The Ohio State University and is a member of the Dean’s Advisory Council for the Fisher College of Business at Ohio State. Mr. Nelson has significant public company accounting and financial expertise. Mr. Nelson has vast experience as a business consultant on a variety of projects involving areas such as large scale technology implementation, defining strategic initiatives, strategic planning and projects with significant change requirements. As an audit committee financial expert, Mr. Nelson has served the Board well as the Chair of the Audit Committee since 2004.

Directors Whose Terms Continue Until the 2012 Annual Meeting of Shareholders

John B. Blystone

John B. Blystone, age 58, has served continuously as a director of the Company since 1997 and as the Lead Independent Director of the Company since January 2007. He is the Chair of the Compensation Committee and a member of the Executive Committee. Mr. Blystone served as Chairman of the Board, President and Chief Executive Officer of SPX Corporation, a global provider of technical products and systems, industrial products and services, flow technology, cooling technologies and services and service solutions, from December 1995 to December 9, 2004, when he retired; and as a director of SPX Corporation from December 1995 to December 9, 2004. From 1991 to 1995, Mr. Blystone served in various managerial and operating roles of General Electric Company. In August 2010, Mr. Blystone was named Chairman of the Board of Freedom Group, Inc., which manufactures and markets firearms, ammunition, and related products. Mr. Blystone served as Chairman of the Board of Inrange Technologies Corporation from 2000 to 2003. Mr. Blystone serves as a director for Blystone

Consulting, LLC and Blystone Investments, LLC and as General Partner of Blystone Capital Partners. Mr. Blystone graduated from the University of Pittsburgh. Mr. Blystone has extensive business experience in managing and operating both domestic and international operations, including as a chief executive officer of a large public company. He has expertise in acquisitions, financial and business analysis, and in generally managing issues that face a large public company. Mr. Blystone’s business acumen, his long service on our Board, and his collegial style and leadership resulted in his election as the Lead Independent Director of the Company.

Mark C. Davis

Mark C. Davis, age 51, has served continuously as a director of the Company since March, 2011 and is a member of the Nominating and Governance Committee. Mr. Davis was recommended to the Nominating and Governance Committee, and the Board, by a non-management director. Mr. Davis is a private investor and co-chair of Lank Acquisition Corp. which invests in minority and majority positions in public and private companies. Prior to forming Lank Acquisition Corp. in 2007, Mr. Davis spent 20 years in a variety of senior investment banking positions. From 1996 to 2003, Mr. Davis was a senior executive at JPMorgan Chase where he began as Head of the Merger and Acquisition Group. He became Head of General Industry Investment Banking in 2000 and also Co-Head of Investment Banking Coverage which comprised all of JPMorgan’s corporate clients, and was named Vice Chairman of Investment Banking in 2002. Mr. Davis also serves on the Board of Trustees of Manhattanville College since 2003, where he is Chairman of the Finance Committee. Mr. Davis holds a Masters in Business Administration from the Tuck School of Business and a BA from Dartmouth College. Mr. Davis’ financial knowledge and depth of investment and banking experience make him well qualified to serve on the Board.

Sidney A. Ribeau

Sidney A. Ribeau, age 63, has served continuously as a director of the Company since 2000 and is a member of the Audit Committee and the Nominating and Governance Committee. Dr. Ribeau became President of Howard University on August 1, 2008, and served as President and Chief Executive Officer of Bowling Green State University for more than 13 years prior to that time. Dr. Ribeau has more than 10 years of audit committee experience as well as compensation expertise. Dr. Ribeau serves on the Board of Trustees of Teachers Insurance and Annuity Association (“TIAA”) and as Chair of the TIAA Human Resources Committee. Dr. Ribeau served as a director and as a member of the Audit Committee for Convergys Corporation from August 2001 through 2008. Dr. Ribeau served as a director and member of the Compensation, Governance and Nominating Committees at The Andersons from February 1997 through September 2008. Dr. Ribeau served as a Director for the American Council on Education’s National Diversity Group, Toledo Symphony, and Greater Toledo Urban League. Dr. Ribeau also served as a Trustee for Regional Growth Partnerships. Dr. Ribeau received his Bachelor’s degree in English and Speech Education from Wayne State University in 1971 and his Master’s and Doctorate degrees in Communications from the University of Illinois. Dr. Ribeau brings extensive experience in managing the issues that face large public institutions. His background as the leader of a billion dollar organization and as an educator and administrator enables him to provide insight relative to management, educational, financial, human resources and public policy matters.

Directors Whose Terms Continue Until the 2013 Annual Meeting of Shareholders

Kerrii B. Anderson

Kerrii B. Anderson, age 54, has served continuously as a director of the Company since September 30, 2010 and is a member of the Compensation Committee and an ad hoc member of the Audit Committee. Ms. Anderson has been a private investor and board advisor since September 2008. Prior to that time, she served as Chief Executive Officer and President of Wendy’s International, Inc., a restaurant operating and franchising company, from November 2006 until September 2008 when that company merged with Triarc Companies, Inc. to form Wendy’s/Arby’s Group, Inc. She served as Wendy’s Interim Chief Executive Officer and President from April to November 2006 and as its Executive Vice President and Chief Financial Officer from 2000 to April 2006. Previously, Ms. Anderson served as Senior Vice President and Chief Financial Officer of M/I Schottenstein Homes, Inc. (now known as M/I Homes, Inc.), a builder of single-family homes, from 1987 to 2000. Ms. Anderson also serves as a member of the board of directors of Chiquita Brands International, where she is the Lead Independent Director, Chair and member of the Nominating and Governance Committee, a member of the Audit Committee and the Compensation Committee, Laboratory Corporation of America Holdings, where she is chairperson of the Audit Committee and a member of the Compensation Committee, and P. F. Chang’s China Bistro, Inc., where she is a member of the Audit Committee and Nominating and Governance Committee. Ms. Anderson serves on the Finance Committee of The Columbus Foundation and as a member of the Board and on the Finance Committee of OhioHealth Corporation. Ms. Anderson also previously served as a member of the board of directors and Audit Committee of Lancaster Colony Corporation from 1998 through 2005. She served as a director of Wendy’s International, Inc. from 2006 until September 30, 2008. Ms. Anderson has a strong record of leadership in operations and strategy. She is a Certified Public Accountant and would qualify as an “audit committee financial expert,” as defined by applicable SEC Rules, given her experience as Chief Executive Officer and Chief Financial Officer of Wendy’s International, Inc. and Chief Financial Officer of M/I Schottenstein Homes, Inc. She has extensive corporate governance experience through her service on other public company boards. Her extensive experience in accounting and financial reporting and analysis and prior experience as a chief executive officer of a public company and chief financial officer of several public companies, in addition to other public company board service, make Ms. Anderson particularly well-suited to serve as a director and as a member of the Audit Committee.

John P. McConnell

John P. McConnell, age 57, has served as the Company’s Chief Executive Officer since June 1993, as a director of the Company continuously since 1990, and as Chairman of the Board of the Company since September 1996. He has also served in various positions with Worthington Industries since 1975. Mr. McConnell also serves as the Chair of the Executive Committee. He served as director of Alltel Corp. from 1990 to November 16, 2007, and as Chair of its Compensation Committee and member of Audit Committee for part of that time.

Mr. McConnell brings solid public company and overall management and operations experience as Chief Executive Officer and Chairman of the Board. In addition, in his more than 30 years of service to the Company, Mr. McConnell has served in various roles with the Company spanning not only executive management, but prior to that time, in production, sales, human resources and management at plant, business unit and corporate levels.

Mary Schiavo

Mary Schiavo, age 55, has served continuously as a director of the Company since 1998 and is a member of the Audit Committee and the Nominating and Governance Committee. Ms. Schiavo has been a partner in the law firm of Motley Rice LLC, since October 2003. Ms. Schiavo was an attorney with a law firm in Los Angeles, California, from 2002 to October 2003. Ms. Schiavo served as a professor at The Ohio State University, College of Engineering, Department of Aerospace Engineering and Aviation and also as a Consultant for NBC News from 1997 to 2002. Ms. Schiavo served as Inspector General for the U. S. Department of Transportation for six years, Assistant Secretary of Labor of the U.S. for one year and as a White House Fellow for one year. Ms. Schiavo was responsible with auditing and oversight responsibility over a multibillion dollar government agency. Ms. Schiavo has gained in-depth knowledge of the Company’s business and structure from her more than ten years of service as a director. Ms. Schiavo received a B.A. from Harvard University, a Masters of Arts from The Ohio State University, and a Juris Doctor from New York University. She was previously an elected director of the Harvard University Alumni Association and a member of the President’s Council on Integrity and Efficiency in the federal government. Ms. Schiavo’s legal and governmental experience enable her to bring a unique and valuable perspective to the Board.

Required Vote and Board’s Recommendation

Under Ohio law and the Company’s Code of Regulations, the four nominees for election to the Board receiving the greatest number of votes “FOR” their election will be elected as directors of the Company.

Except in the case of broker non-votes, common shares represented by properly-executed and returned proxy cards or properly-authenticated electronic voting instructions recorded through the Internet or by telephone will be voted “FOR” the election of the Board’s nominees, unless authority to vote for one or more of the nominees is withheld. Common shares as to which the authority to vote is withheld will not be counted toward the election of directors or the election of the individual nominees specified on the form of proxy. Proxies may not be voted for more than four nominees.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

Meetings of the Board

The Board held five meetings during Fiscal 2011, including regularly scheduled and special meetings. During Fiscal 2011, each incumbent director attended at least 75% of the aggregate of (a) the total number of meetings held by the Board during such director’s period of service, and (b) the total number of meetings held during such director’s period of service by all committees of the Board on which such director served, with the exception of Mr. Karmanos, who attended 67%.

The Board and management of the Company are committed to effective corporate governance practices. The Corporate Governance Guidelines describe the governance principles and procedures by which the Board functions. The Board annually reviews and updates, as appropriate, the Corporate Governance Guidelines and the charters of the various committees of the Board in response to corporate governance developments, including applicable NYSE Rules and SEC Rules, and recommendations by directors in connection with Board and committee evaluations. In accordance with the Corporate Governance Guidelines and applicable NYSE Rules, non-management directors of the Company, who are also all “independent” directors, as defined by the Corporate Governance Guidelines and applicable NYSE Rules, meet (without management present) at regularly scheduled executive sessions at least twice per year and at such other times as the directors deem necessary or appropriate. These executive sessions are typically held in conjunction with regularly scheduled Board meetings and are led by the Lead Independent Director, and appropriate feedback from these sessions is given to the Chief Executive Officer. The non-management directors met in executive session after each of the four regularly scheduled Board meetings held in Fiscal 2011.

Board Member Attendance at Annual Meetings of the Shareholders

The Company does not have a formal policy with respect to attendance by our directors at the annual meetings of the shareholders. However, directors are encouraged to attend annual meetings of the shareholders. The Board generally schedules its quarterly meetings to fall in March, June, September and December. It is anticipated that the September meeting of the Board will occur on or about the date of the Annual Meeting, and directors are encouraged to attend the Annual Meeting if their schedules permit. Ms. Anderson, as well as two of the eight then-incumbent directors attended the Company’s 2010 Annual Meeting of Shareholders.

Board Leadership Structure

The Company is led by John P. McConnell, who has served as Chief Executive Officer since June 1993, as a director of the Company since 1990, and as Chairman of the Board of the Company since September 1996. The Company’s Board is currently comprised of Mr. McConnell and nine non-management directors. John Blystone is the Company’s Lead Independent Director.

The Board has four standing committees: Audit, Compensation, Executive, and Nominating and Governance. Each of the Audit Committee, Compensation Committee and Nominating and Governance Committee is chaired by a separate Independent Director. Detailed information on each Board committee is contained in the section captioned “Committees of the Board”.

The Company does not have a fixed policy regarding whether the offices of Chairman of the Board and Chief Executive Officer should be vested in the same person or two different people. The Board has determined that the most effective leadership structure at the present time is for the Chief Executive Officer to also serve as the Chairman, coupled with a Lead Independent Director, independent chairs for our Audit, Compensation and Nominating and Governance Committees, and regularly scheduled executive sessions of the non-management directors.

The Board believes that the currently combined role of Chairman and Chief Executive Officer promotes the development and execution of our business strategy and facilitates information flow between management and the Board, which are essential to effective governance. The Board believes that its strong governance practices, including its supermajority of Independent Directors, the combination of the Chairman and Chief Executive Officer roles, and its clearly defined Lead Independent Director responsibilities, provide an appropriate balance among strategy development, operational execution and independent oversight of the Company.

The Board periodically reviews our leadership structure and retains the authority to modify the structure, as and when appropriate, to address our then current circumstances.

Lead Independent Director

In January 2007, the Company established a Lead Independent Director position and appointed John Blystone as the Lead Independent Director.

A copy of the Company’s Lead Independent Director Charter, which has been reviewed and approved by the Board, is available on the “Corporate Governance” page of the “Investor Relations” section of the Company’s web site located at www.worthingtonindustries.com. In addition to the other duties more fully described in the Company’s Lead Independent Director Charter, the Lead Independent Director is responsible for:

•

advising the Chairman of the Board and Chief Executive Officer as to the appropriate schedule of Board meetings, seeking to ensure that the non-management directors can perform their duties responsibly while not interfering with ongoing Company operations;

•	consulting with the Chairman of the Board regarding the information, agenda and meeting schedules for the Board and Board committee meetings, and approving same;

•

advising the Chairman of the Board as to the quality, quantity and timeliness of the information submitted to the Board by the Company’s management that is necessary or appropriate for the non-management directors to effectively and responsibly perform their duties;

•	recommending to the Chairman of the Board the retention of advisers and consultants who report directly to the Board;

•	assisting the Board, the Nominating and Governance Committee and the officers of the Company in ensuring compliance with and implementation of the Corporate Governance Guidelines;

•	calling meetings of the non-management directors, and developing the agenda for and serving as chairman of the executive sessions of the Board’s non-management directors;

•	serving as principal liaison between the non-management directors and the Chairman of the Board and Chief Executive Officer on sensitive issues;

•

working with the Nominating and Governance Committee and the Chairman of the Board and Chief Executive Officer to recommend the membership of the various Board committees, as well as the selection of committee chairs;

•	serving as chair of meetings of the Board when the Chairman of the Board is not present; and

•	performing such other duties as the Board may determine.

Committees of the Board

The Board has four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. The charter for each committee has been reviewed and approved by the Board and is available on the “Corporate Governance” page of the “Investor Relations” section of the Company’s web site located at www.worthingtonindustries.com.

COMMITTEES OF THE BOARD

	Executive	Audit	Compensation	Nominating and Governance
Kerrii B. Anderson*		XU(1)	X
John B. Blystone*	X		Chair
Mark C. Davis*				X
Michael J. Endres*	X	XU	X
Ozey K. Horton, Jr.*
Peter Karmanos, Jr.*	X		X	Chair
John P. McConnell	Chair
Carl A. Nelson, Jr.*	X	Chair U
Sidney A. Ribeau*		X		X
Mary Schiavo*		X		X

*	Independent director under NYSE Rules
U	Audit Committee Financial Expert
(1)	Ms. Anderson currently serves as an ad hoc member of the Audit Committee and is expected to become a full member in September 2011.

Executive Committee

The Executive Committee acts in place of, and on behalf of, the Board in the intervals between meetings of the Board. The Executive Committee has all of the authority of the Board, other than the authority (a) to fill vacancies on the Board or on any committee of the Board, (b) to amend the Company’s Code of Regulations, (c) that has been delegated by the Board exclusively to other committees of the Board, and (d) that applicable law or the Company’s governing documents do not permit to be delegated to a committee of the Board.

Audit Committee

The Board has determined that each member of the Audit Committee qualifies as an Independent Director under the applicable NYSE Rules and under SEC Rule 10A-3. The Board believes each member of the Audit Committee is qualified to discharge his or her duties on behalf of the Company and satisfies the financial literacy requirement of the NYSE Rules. The Board has also determined that Ms. Anderson, Mr. Endres and Mr. Nelson qualify as “audit committee financial experts” as that term is defined in Item 407(d)(5) of SEC Regulation S-K by virtue of their respective experience, including that described on pages 12, 13, and 14 of this Proxy Statement. No full member of the Audit Committee serves on the audit committee of more than two other public companies. Kerrii B. Anderson currently serves on the audit committees of three public companies, other than the Company, and the Board has determined that such simultaneous service does not and will not impair her ability to effectively serve as an ad hoc or full member of the Audit Committee of the Company.

At least annually, the Audit Committee evaluates its performance, reviewing and assessing the adequacy of its charter and recommending any proposed changes to the full Board, as necessary, to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is organized and conducts its business pursuant to a written charter that was most recently amended by the Board on June 29, 2011. The primary responsibility of the Audit Committee is to assist the Board in the oversight of the financial and accounting functions, controls, reporting processes and audits of the Company. Specifically, the Audit Committee, on behalf of the Board, monitors and evaluates: (a) the integrity and quality of the Company’s financial statements; (b) the Company’s compliance with legal and regulatory requirements, including the financial reporting process; (c) the Company’s systems of disclosure controls and procedures and internal control over financial reporting and its accounting and financial controls; (d) the qualifications and independence of the Company’s independent registered public accounting firm; (e) the performance of the Company’s internal audit function and the Company’s independent registered public accounting firm; (f) the annual independent audit of the Company’s financial statements; and (g) financial, reporting and compliance risk management. The Audit Committee also prepares the report that the SEC Rules require be included in the Company’s annual proxy statement.

The Audit Committee’s charter sets forth the duties and responsibilities of the Audit Committee, which include:

•

appointing, evaluating and, where appropriate, replacing the Company’s independent registered public accounting firm for each fiscal year and approving the audit engagement, including fees and terms, and non-audit engagements, if any, of the Company’s independent registered public accounting firm;

•	reviewing the independence, qualifications and performance of the Company’s independent registered public accounting firm;

•	reviewing and approving in advance both audit and permitted non-audit services to be provided by the Company’s independent registered public accounting firm;

•	setting and maintaining hiring policies for employees or former employees of the Company’s independent registered public accounting firm;

•	monitoring the performance, and ensuring the rotation, of the lead and concurring partners of the Company’s independent registered public accounting firm;

•

reviewing, with the Company’s financial management, internal auditors and independent registered public accounting firm, the Company’s accounting procedures and policies and audit plans, including staffing, professional services to be provided, audit procedures to be used, and fees to be charged by the Company’s independent registered public accounting firm;

•	reviewing the Company’s financial statements and the related disclosures;

•	reviewing the activities of and the results of audits conducted by the Company’s internal auditors and independent registered public accounting firm;

•	preparing an annual report for inclusion in the Company’s proxy statement;

•

reviewing with the Company’s financial management, internal auditors and independent registered public accounting firm, the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risks and legal and ethical compliance programs;

•	reviewing with the Company’s management, the scope and results of management’s evaluation of disclosure controls and procedures and assessment of internal control over financial reporting;

•

reviewing with the Company’s independent registered public accounting firm the attestation/audit report of the Company’s independent registered public accounting firm on the effectiveness of the Company’s internal control over financial reporting filed with the Company’s Annual Report on Form 10-K;

•	reviewing the Company’s risk assessment and risk management guidelines and policies;

•

establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submissions by employees of the Company of concerns regarding questionable accounting or auditing matters;

•	receiving reports concerning any non-compliance with the Company’s Code of Conduct by any officers or directors of the Company and approving, if appropriate, any waivers therefrom;

•	administering the Company’s Related Person Transaction Policy and approving, if appropriate, any “related person” transactions with respect to the Company’s directors or executive officers;

•	directing and supervising any special investigations into matters which may come within the scope of the Audit Committee’s duties; and

•

other matters required by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board, the SEC, NYSE and other similar bodies or agencies which could have an effect on the Company’s financial statements.

Pursuant to its charter, the Audit Committee has the authority to engage and terminate such legal counsel and other consultants and advisors as it deems appropriate to carry out its functions, including the sole authority to approve the fees and other terms of retention of such legal counsel and other consultants and advisors.

The Audit Committee met seven times during Fiscal 2011. The Audit Committee’s report relating to Fiscal 2011 begins on page 70.

Compensation Committee

The Board has determined that each current member of the Compensation Committee qualifies as an Independent Director, in each case, under the applicable NYSE Rules. All current members of the Compensation Committee other than Mr. Karmanos also qualify as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. Mr. Karmanos abstains from voting on matters where qualification as an “outside director” or a “non-employee director” is relevant. John R. Kasich, served on the Compensation Committee until his retirement as a Director from the Board on November 3, 2010, also qualified as an Independent Director, an outside director and a non-employee director. Ms. Anderson was assigned to the Compensation Committee in December 2010 and served through the second half of Fiscal 2011.

The Compensation Committee periodically reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board, as necessary, to reflect changes in regulatory requirements, authoritative guidance and evolving practices. The Compensation Committee Charter was most recently amended by the Board on June 29, 2011. The Compensation Committee evaluates its performance at least annually.

The Compensation Committee’s charter sets forth the duties and responsibilities of the Compensation Committee, which include:

•	discharging the Board’s responsibilities relating to compensation of the Company’s CEO and executive management;

•	reviewing and approving the compensation philosophy, policies, objectives and guidelines for the Company’s executive management;

•

reviewing and approving, if it has been deemed appropriate, the Company’s peer group companies and data sources for purposes of evaluating the Company’s compensation competitiveness and establishing appropriate competitive positioning of the levels and mix of compensation elements;

•	reviewing and approving corporate goals and objectives, including performance goals, relevant to CEO and executive management compensation;

•	evaluating the performance of the CEO and executive management in light of the approved corporate goals and objectives;

•	setting the CEO’s compensation, including types of compensation;

•	setting or making recommendations with respect to the amount and types of compensation for the Company’s other executive officers;

•

preparing, producing, reviewing and/or discussing with the Company’s management, as appropriate, such reports and other information required by applicable law, rules, regulations or other standards with respect to executive and director compensation including those required for inclusion in the Company’s proxy statement and/or Annual Report on Form 10-K;

•

providing recommendations to the Board on Company-sponsored compensation-related proposals to be considered at the Company’s annual shareholder meetings, including Say-on-Pay and Say-on-Frequency proposals, including a review and consideration of the results of such votes;

•	reviewing, and advising the Board with respect to, Board compensation;

•

administering the Company’s stock option and other equity-based incentive compensation plans and its other executive incentive compensation programs as well as any other plans and programs which the Board designates;

•

reviewing incentive compensation arrangements to confirm that incentive policies and practices do not encourage unnecessary risk taking and reviewing the relationship between risk management policies and practices, corporate strategy and executive management compensation; and

•	carrying out such other roles and responsibilities as the Board may designate or delegate to the Compensation Committee.

The Compensation Committee’s processes and procedures to determine executive compensation, including the use of compensation consultants and the role of executive officers in the executive compensation decision-making process, are described in the sections captioned “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis — Role of the Compensation Committee” and “— Executive Compensation Philosophy and Objectives” beginning on pages 27 and 28, respectively, of this Proxy Statement.

Pursuant to its charter, the Compensation Committee has the authority to retain compensation consultants, legal counsel and other advisors, as the Committee deems appropriate to carry out its functions, including the sole authority to approve the fees and other retention terms.

The Compensation Committee met five times during Fiscal 2011. The Compensation Discussion and Analysis regarding executive compensation for Fiscal 2011 begins on page 27, and the Compensation Committee Report for Fiscal 2011 is on page 41.

Nominating and Governance Committee

The Board has determined that each member of the Nominating and Governance Committee qualifies as an Independent Director under the applicable NYSE Rules. The Nominating and Governance Committee periodically reviews and assesses the adequacy of its charter and recommends any proposed changes to the full Board, as necessary, to reflect changes in regulatory requirements, authoritative guidance and evolving practices. The Nominating and Governance Committee Charter was most recently amended by the Board on June 29, 2011. The Nominating and Governance Committee evaluates its performance at least annually. Mr. Davis was assigned to the Nominating and Governance Committee upon his appointment to the Board effective March 30, 2011 and served through the remainder of Fiscal 2011. In addition, John R. Kasich served as a member of the Nominating and Governance Committee until he retired from the Board effective as of November 3, 2010.

Under the terms of its charter, the Nominating and Governance Committee is to:

•	develop principles of corporate governance and recommend them to the Board for its approval;

•	periodically review the principles of corporate governance approved by the Board to ensure that they remain relevant and are being complied with;

•

annually review the Corporate Governance Guidelines and recommend to the Board for its approval any changes to the Corporate Governance Guidelines that the Nominating and Governance Committee deems appropriate;

•	periodically review the Articles of Incorporation and Code of Regulations of the Company and recommend to the Board any changes thereto that the Nominating and Governance Committee deems appropriate;

•	review the procedures and communication plans for shareholder meetings and ensure that required information regarding the Company is adequately presented;

•

review, and make recommendations to the Board regarding, the composition and size of the Board in order to ensure that the Board has the proper expertise and its membership consists of persons with sufficiently diverse backgrounds;

•	recommend criteria for the selection of Board members and Board committee members;

•	review and recommend Board policies on age and term limits for Board members;

•	plan for continuity on the Board as existing Board members retire or rotate off the Board;

•

with the participation of the Chairman of the Board, identify and recruit candidates for Board membership and arrange for appropriate interviews and inquiries into the qualifications of the candidates;

•	evaluate Board candidates recommended by shareholders and periodically review the procedures used by the Nominating and Governance Committee in such evaluation process;

•	identify and recommend individuals to be nominated for election as directors by the shareholders and to fill vacancies on the Board;

•	with the Compensation Committee, provide for an annual review of succession plans for the Chairman of the Board and Chief Executive Officer in the case of his resignation, retirement or death;

•	evaluate the performance of current Board members proposed for re-election, and recommend to the Board as to whether members of the Board should stand for re-election;

•	review and recommend to the Board an appropriate course of action upon the resignation of a current Board member or upon other vacancies on the Board;

•	oversee an annual evaluation of the Board as a whole;

•	conduct an annual evaluation of the Nominating and Governance Committee;

•	oversee the evaluation of the other Board committees and of management;

•

with the Chairman of the Board, periodically review the charter and composition of each Board committee and make recommendations to the Board for the creation of additional Board committees or the change in mandate or dissolution of Board committees;

•	with the Chairman of the Board, recommend to the Board individuals to be chairs and members of Board committees; and

•

ensure that each Board committee is comprised of members with the appropriate qualities, skills and experience for the tasks of the committee and that each committee conducts the required number of meetings and makes appropriate reports to the Board on its activities and findings.

To the extent not otherwise delegated to the Audit Committee, the Nominating and Governance Committee is also to:

•

review the relationships between the Company and each director, whether direct or as a partner, officer or equity owner of an organization that has a relationship with the Company, for conflicts of interest (all members of the Board are required to report any such relationships to the Company’s General Counsel);

•

address actual and potential conflicts of interest a Board member may have and issue to the Board member having an actual or potential conflict of interest instructions on how to conduct himself/herself in matters before the Board which may pertain to such an actual or potential conflict of interest; and

•	make appropriate recommendations to the Board concerning determinations necessary to find a director to be an Independent Director.

The Nominating and Governance Committee met two times during Fiscal 2011.

Board’s Role in Risk Oversight

Our management is principally responsible for defining, identifying and assessing the various risks facing our Company, formulating risk management policies and procedures and managing our risk exposures on a day-to-day basis. A risk committee, comprised of senior executives, directs this process. Management provides the Board an annual risk assessment with quarterly updates. The Board’s responsibility is to oversee our risk management processes by understanding and evaluating management’s identification, assessment and management of the Company’s critical risks.

The Board as a whole has responsibility for this risk oversight, assisted by the Audit Committee and the Compensation Committee. Areas of focus include strategic, operational, liquidity, market, financial, reporting, succession, compensation, compliance and other risks. The Audit Committee is tasked with oversight of financial, reporting and compliance risk management, the Compensation Committee is tasked with oversight of compensation risk management, and the Board as a whole oversees all other risk management.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

Review, Approval or Ratification of Transactions with Related Persons

The Company’s policy with respect to related person transactions is addressed in the Company’s written Related Person Transaction Policy (the “Policy”), which supplements the Company’s written Code of Conduct provisions addressing “conflicts of interest”. As described in the Code of Conduct, conflicts of interest can arise when an employee’s or a director’s personal or family relationships, financial affairs or an outside business involvement may adversely influence the judgment or loyalty required in performance of his or her duties to the Company. In cases where there is an actual or even the appearance of a conflict of interest, the individual involved is required to notify his or her supervisor or the Company’s Ethics Officer. The supervisor will then consult with management and the Ethics Officer as appropriate. The Code of Conduct provides that any action or transaction in which the personal interest of an executive officer or a director may be in conflict with those of the Company is to be reported to the Audit Committee. The Audit Committee shall investigate and, if it is determined that such action or transaction would constitute a violation of the Code of Conduct, the Audit Committee is authorized to take any action it deems appropriate.

The Policy was adopted by the Board and is administered by the Audit Committee and the Company’s General Counsel. The Policy applies to any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which: the Company participates, directly or indirectly; the amount involved exceeds or is expected to exceed $120,000; and a “related person” has, had or will have a direct or indirect material interest. Under the Policy, a “related person” is any person:

•	who is or was an executive officer, a director or a director nominee of the Company, or an immediate family member of any such individual; or

•	who is or was the beneficial owner of more than 5% of the Company’s outstanding common shares, or an immediate family member of any such individual.

All related person transactions are to be brought to the attention of the Company’s management who will then refer each matter to the Company’s General Counsel and the Audit Committee. Each director, director nominee or executive officer of the Company must notify the Company’s General Counsel in writing of any interest that such individual or an immediate family member of such individual has, had or may have, in a related person transaction. In addition, any related person transaction proposed to be entered into by the Company must be reported to the Company’s General Counsel by the employee of the Company who has authority over the transaction. On an annual basis, each director, director nominee and executive officer of the Company will complete a questionnaire designed to elicit information about existing and potential related person transactions. Any potential related person transaction that is raised will be analyzed by the Company’s General Counsel, in consultation with management and with outside counsel, as appropriate, to determine whether the transaction, arrangement or relationship does, in fact, qualify as a related person transaction requiring review by the Audit Committee under the Policy.

Under the Policy, all related person transactions (other than those deemed to be pre-approved or ratified under the terms of the Policy) will be referred to the Audit Committee for approval (or disapproval), ratification, revision or termination. Whenever practicable, a related person transaction is to be reviewed and approved or disapproved by the Audit Committee prior to the effectiveness or consummation of the transaction. If the Company’s General Counsel determines that advance consideration of a related person transaction is not practicable, the Audit Committee will review and, in its discretion, may ratify the transaction at the Audit Committee’s next meeting. However, the Company’s General Counsel may present a related person transaction arising between meetings of the Audit Committee to the Chair of the Audit Committee who may review and approve (or disapprove) the transaction, subject to ratification by the Audit Committee at its next meeting if appropriate. If the Company becomes aware of a related person transaction not previously approved under the Policy, the Audit Committee will review the transaction, including the relevant facts and circumstances, at its next meeting and evaluate all options available to the Company, including ratification, revision, termination or rescission of the transaction, and take the course of action the Audit Committee deems appropriate under the circumstances.

No director may participate in any approval or ratification of a related person transaction in which the director or an immediate family member of the director is involved. The Audit Committee may only approve or ratify those transactions the Committee determines to be in the Company’s best interest. In making this determination, the Audit Committee will review and consider all relevant information available to it, including:

•	the related person’s interest in the transaction;

•	the terms (including the amount involved) of the transaction;

•	the amount of the related person’s interest in the transaction;

•	whether the transaction was undertaken in the ordinary course of the Company’s business;

•	whether the terms of the transaction are fair to the Company and no less favorable to the Company than terms that could be reached with an unrelated third party;

•	the business reasons for the transaction and its potential benefits to the Company;

•	the impact of the transaction on the related person’s independence; and

•

whether the transaction would present an improper conflict of interest for any director, director nominee or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the related person, the direct or indirect nature of the related person’s interest in the transaction and the ongoing nature of any proposed relationship and any other factors the Audit Committee deems relevant.

Any related person transaction previously approved or ratified by the Audit Committee or otherwise already existing that is ongoing in nature is to be reviewed by the Audit Committee annually.

Under the terms of the Policy, the following related person transactions are deemed to be pre-approved or ratified (as appropriate) by the Audit Committee even if the aggregate amount involved would exceed $120,000:

•	interests arising solely from ownership of the Company’s common shares if all shareholders receive the same benefit on a pro rata basis (i.e., dividends);

•

compensation to an executive officer of the Company, as long as the executive officer is not an immediate family member of another executive officer or director of the Company and the compensation has been approved by the Compensation Committee or is generally available to the Company’s employees;

•	compensation to a director for services as a director if the compensation is required to be reported in the Company’s proxy statements;

•	interests deriving solely from a related person’s position as a director of another entity that is a party to the transaction;

•

interests deriving solely from the related person’s direct or indirect ownership of less than 10% of the equity interest (other than a general partnership interest) in another person which is a party to the transaction; and

•	transactions involving competitive bids.

In addition, the Audit Committee will presume that the following transactions do not involve a material interest:

•

transactions in the ordinary course of business with an entity for which a related person serves as an executive officer, provided (i) the affected related person did not participate in the decision of the Company to enter into the transaction and (ii) the amount involved in any related category of transactions in a 12-month period is not greater than the lesser of (a) $1,000,000 or (b) 2% of the other entity’s gross revenues for its most recently completed fiscal year or (c) 2% of the Company’s consolidated gross revenues for its most recently completed fiscal year;

•

donations, grants or membership payments to nonprofit organizations, provided (a) the affected related person did not participate in the decision of the Company to make such payments and (b) the amount in a 12-month period does not exceed the lesser of $1,000,000 or 2% of the recipient’s gross revenues for its most recently completed fiscal year; and

•

Company use of facilities (such as dining facilities and clubs) if the charges for such use are consistent with charges paid by unrelated third parties and are fair, reasonable and consistent with similar services available for similar facilities.

Transactions with Related Persons

The Company is a party to certain agreements relating to the rental of aircraft to and from JMAC, Inc., a private investment company (“JMAC”) and McAir, Inc. (“McAir”), a corporation wholly-owned by the John H. McConnell Trust. Following the death of his father, John H. McConnell, beneficial ownership of certain family-owned businesses and common shares transferred to John P. McConnell, Chairman of the Board and Chief Executive Officer of the Company. Under the agreements with JMAC and McAir, the Company may lease aircraft owned by JMAC and McAir as needed for a rental fee per flight; and under the agreements with the Company, JMAC and McAir are allowed to lease aircraft operated by the Company, on a per-flight basis, when the Company is not using the aircraft. The Company also makes its pilots available to McAir and JMAC for a per-day charge. The rental fees paid to and by the Company under the per-flight rental agreements are set based on Federal Aviation Administration (“FAA”) regulations. The Company believes the rental fees set in accordance with such FAA regulations for Fiscal 2011 exceeded the direct operating costs of the aircraft for such flights. Also, based on quotes for similar services provided by unrelated third parties, the Company believes that the rental rates paid to McAir and JMAC are no less favorable to the Company than those that could be obtained from unrelated third parties.

For Fiscal 2011, (a) the Company paid an aggregate amount of $214,230 under the McAir lease agreement for airplane rental when Company-owned planes were not available; and (b) the Company received an aggregate amount of $33,182 from JMAC, $10,050 from McAir, and $30,700 from Blue Jackets Air, LLC for airplane rental and pilot services. Blue Jackets Air, LLC primarily provides air transportation services for the Columbus Blue Jackets, a professional hockey team of which John P. McConnell is the majority owner.

During Fiscal 2011, the Company, either directly or through business expense reimbursement, paid approximately $259,479 to Double Eagle Club, a private golf club owned by the McConnell family (the “Club”). The Company uses the Club’s facilities for Company functions and meetings, and for meetings, entertainment and overnight lodging for customers, suppliers and other business associates. Amounts charged by the Club to the Company are no less favorable to the Company than those that are charged to unrelated members of the Club.

During Fiscal 2011, the Company paid Compuware, a software development company of which Mr. Karmanos is Executive Chairman and Founder and a 3% shareholder, approximately $1.6 million, primarily for Compuware’s Covisint EDI service and for Compuware’s services providing software quality assurance and for project management services in connection with the Company’s Oracle ERP system and other projects. Mr. Karmanos serves as a director of the Company. Compuware was selected for these services from a number of competing service providers which had responded to the Company’s request for proposal and were interviewed by the Company. Compuware’s selection was based on a number of factors including price, experience and capabilities. Compuware supplies its Covisint services for the Company’s EDI communications. Compuware also supplies resources for project coordination, organization and testing, and generally assists the Company in ensuring that the Oracle ERP system is installed, tested, operated and integrated with the Company’s information technology system in a proper manner. Compuware also provides general information technology consulting services, as requested by the Company. The payments made to Compuware for Fiscal 2011 amounted to approximately 0.17% of Compuware’s consolidated total revenues for its most recent fiscal year, and approximately 0.0007% of the Company’s consolidated net revenues for Fiscal 2011.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Role of the Compensation Committee

The Compensation Committee reviews and administers the compensation for the Chief Executive Officer (“CEO”) and other members of executive management, including the named executive officers (“NEOs”) identified in the “Fiscal 2011 Summary Compensation Table” appearing on page 42 of this Proxy Statement. The Compensation Committee also oversees the Company’s annual incentive plan for executives, long-term incentive plan, stock option plans, and non-qualified deferred compensation plans.

The Compensation Committee is comprised of four directors, each of whom qualifies as “independent” under the applicable NYSE Rules, and is free from any relationship (including disallowed consulting, advisory or other compensatory arrangements) prohibited by applicable laws, rules or regulations or that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Ms. Anderson, Mr. Blystone and Mr. Endres also qualify as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code and as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. Since Mr. Karmanos may not qualify as an outside director for purposes of Section 162(m) or as a non-employee director for purposes of Rule 16b-3, he abstains from voting on Section 162(m) and Rule 16b-3 related matters.

The Compensation Committee operates under a written charter adopted by the Board. Among its other duties, the Compensation Committee is responsible for setting and administering the policies that govern executive compensation. These include: reviewing and approving the compensation philosophy, policies, objectives and guidelines for the Company’s executive management; reviewing and approving, if deemed appropriate, peer group companies and data sources for evaluation purposes; reviewing and approving corporate goals and objectives, including performance goals, relevant to CEO and executive management compensation; evaluating the performance of the CEO and executive management in light of the approved corporate goals and objectives; setting the CEO’s compensation, including the types of compensation; setting or making recommendations with respect to the amount and types of compensation for the Company’s other executive officers and directors, as appropriate; reviewing incentive compensation arrangements to confirm incentive pay, policies and practices do not encourage unnecessary risk taking; and producing, reviewing and/or discussing with management, as appropriate, the reports and other information required by applicable law, rules, regulations or other standards with respect to executive and director compensation.

The Compensation Committee has sole authority to retain and terminate such compensation consultants, legal counsel and other advisors, as the Compensation Committee deems appropriate to fulfill its responsibilities, including sole authority to approve the fees and other terms of retention. The Compensation Committee has retained an independent compensation consultant, Towers Watson, for the purpose of assisting the Committee in fulfilling its responsibilities, including providing additional services on the amount and form of executive and director compensation. Management also periodically retains Towers Watson to provide additional services to the Company with respect to compensation matters.

While the Compensation Committee retains Towers Watson, in carrying out assignments for the Compensation Committee, Towers Watson may interact with the Company’s management including the Vice President-Human Resources, the Vice President-Administration, General Counsel and Secretary and the Vice

President-Chief Financial Officer and their respective staffs in order to obtain information. In addition, Towers Watson may, in its discretion, seek input and feedback from management regarding its work product prior to presentation to the Compensation Committee in order to confirm information or address certain issues.

The agendas for the Compensation Committee’s meetings are determined by the Committee’s Chair with assistance from the CEO, the Vice President-Human Resources and the Vice President-Administration, General Counsel and Secretary. These individuals, with input from the Compensation Committee’s compensation consultant, make compensation recommendations for the NEOs and other top executive officers. After each regularly scheduled meeting, the Compensation Committee may meet in executive session. When meeting in executive session, the Compensation Committee will generally have a session with the CEO only, a session with the compensation consultant only, and conclude with a members-only session. The Compensation Committee Chair reports on Committee actions to the full Board at the following Board meeting.

Stock Ownership Guidelines

In order to further emphasize the stake that the Company’s directors and officers have in fulfilling the goal of building and increasing shareholder value, and to deepen the resolve of executive leadership to fulfill that goal, in August 2004, the Company established stock ownership guidelines for directors and senior executives. These guidelines were adjusted in March 2008 due to the implementation of the Company’s current compensation program. Target ownership levels are structured as a multiple of the executive’s annual base salary or the director’s annual retainer, as applicable, with directors and the CEO set at five times, the Chief Financial Officer and the Chief Operating Officer set at 3.5 times, business unit Presidents, Executive Vice Presidents and Senior Vice Presidents set at 2.5 times, and other senior executives set at 1.25 times. For purposes of these guidelines, stock ownership includes common shares held directly or indirectly, common shares held in an officer’s 401(k) plan account(s) and theoretical common shares credited to the bookkeeping account of an officer or a director in one of the Company’s non-qualified deferred compensation plans. Each covered officer or director is expected to attain the targeted level within five years from the date he or she is appointed or elected to the position. According to the stock ownership guidelines, once an executive reaches the targeted ownership level, and so long as those common shares are retained and the individual remains subject to the same guideline level, there is no obligation to purchase additional common shares as a result of fluctuations in stock price.

Company Compensation Philosophy

A basic philosophy of the Company has long been that employees should have a meaningful portion of their total compensation tied to performance and that the Company should use incentives which are intended to drive and reward performance. In furtherance of this philosophy, most full-time, non-union employees of the Company participate in some form of incentive compensation program. These programs include cash profit-sharing programs, which compute payouts based on a fixed percentage of profits, and short-term incentive bonus programs that primarily tie bonuses to the operating results of the Company or the applicable business unit.

Executive Compensation Philosophy and Objectives

The Company’s objectives with respect to executive compensation are to attract and retain highly qualified executives, to align the interest of management with the interest(s) of shareholders and to provide incentives, based primarily on Company performance, for reaching established Company goals and objectives. To achieve these objectives, the Compensation Committee has determined that total compensation for executives will exhibit three characteristics:

•	It will be competitive in the aggregate using broad-based business comparators to gauge the competitive market;

•

It will be performance-oriented and highly leveraged, with a substantial portion of the total compensation tied to performance, primarily that of the Company and/or that of the applicable business unit; and

•	It will promote long-term careers at the Company.

The Company’s practice has long been that executive compensation be highly leveraged. The Company’s compensation program emphasizes performance-based compensation (pay-at-risk) that promotes the achievement of short-term and long-term Company objectives. The Company believes it is appropriate to provide a balance between incentives for current short-term performance and incentives for long-term profitability of the Company. The Company’s executive compensation program, therefore, includes both a short-term cash incentive bonus program and a long-term incentive compensation program. The Company also believes it appropriate for long-term incentives to have a cash compensation component and an equity-based compensation component, which incentivizes executives to drive Company performance and aligns their interest with those of the Company’s shareholders. Individual components of executive compensation are discussed below.

In fulfilling its responsibilities, the Compensation Committee annually reviews certain market compensation information with the assistance of its independent compensation consultant, Towers Watson, who is directly engaged by the Compensation Committee to prepare the information. This includes information regarding compensation paid to officers with similar responsibilities by a broad-based group of more than 950 companies (the “comparator group”). A list of the entities in the comparator group is set forth on Appendix I of this Proxy Statement. The comparator group is comprised predominantly of manufacturing companies, maintained in the executive compensation data base of Towers Watson at the time the study is conducted with revenues between $1 billion and $36 billion (median of $5 billion). Changes in the comparator group occur as companies begin or cease participation in the data base, due to a sale, merger or acquisition of the companies included, due to an increase or decrease in revenues, or for other reasons. The Compensation Committee neither selects nor specifically considers the individual companies which are in the comparator group. For comparison purposes, due to variance in size of the companies in the comparator group, regression analysis, which is an objective analytical tool used to determine the relationship between data, is used to adjust data. The Compensation Committee believes that using this broad-based comparator group minimizes the effects of changes to the group due to changes in data base participation, lessens the impact a single entity can have on the overall data, provides more consistent results and better reflects the market in which the Company competes for executive talent.

During its review process, the Compensation Committee meets directly with the compensation consultant and reviews comparator group information with respect to base salaries, short-term cash incentive bonuses and long-term incentive compensation programs. The Compensation Committee considers comparator group information provided by the compensation consultant as an important factor in determining the appropriate levels and mix of executive compensation.

Base salaries of the NEOs and other executives generally fall below market median comparables developed from the comparator group, although the actual base salaries of the NEOs and other executives vary from individual to individual and position to position due to factors such as time in the position, performance, experience, internal equity and other factors the Compensation Committee deems appropriate. Target short-term cash incentive bonus opportunities to be paid to the NEOs and other executives for achieving targeted levels of performance are generally above what the compensation consultant considers market median for annual bonuses because base salaries are intentionally set below market median comparables and performance at target bonus levels is generally based upon stretch performance, as compared to original forecasts. Long-term incentive compensation opportunities of the NEOs and other executives generally fall in the range of market median developed by the compensation consultant. While comparator group information is a factor considered in setting compensation, where a specific NEO’s or other executive’s annual cash incentive bonus and long-term incentive compensation falls relative to the market median developed from the comparator group will vary based upon the factors listed above. Annual cash incentive bonuses and long-term incentive compensation actually paid may vary significantly depending on Company and/or business unit performance during the applicable year(s).

The Compensation Committee uses tally sheets as a tool to assist in its review of executive compensation. These tally sheets contain the components of the CEO’s and other NEOs’ current and historical total compensation, including base salary, short-term cash incentive bonuses and long-term incentive compensation. These tally sheets also show the estimated compensation that would be received by the CEO and other NEOs under certain scenarios, including in connection with a change in control of the Company.

While prior compensation or amounts realized or realizable from prior awards are given some consideration, the Compensation Committee believes that the current and future performance of the Company and the executive officers should be the most significant factors in setting the compensation for the Company’s executive officers.

The CEO’s performance is annually evaluated by the Compensation Committee and/or the full Board. The criteria considered include: overall Company performance; overall leadership; the CEO’s performance in light of, and his development and stewardship of, the Company’s philosophy and its current and long-term strategic plans, goals and objectives; development of an effective senior management team; appropriate positioning of the Company for future success; and effective communications with the Board and stakeholders. At the request of Mr. McConnell, his base salary and overall compensation have been well below market median levels. The Compensation Committee also evaluates the performance of the other NEOs, as appropriate, when annually reviewing and setting executive compensation levels. The criteria considered for the other NEO’s are similar as those for the CEO, adjusted as to the NEO’s position, with a focus on the applicable business unit for the NEO’s who are business unit Presidents.

Compensation Risk Analysis

Our executive compensation programs are designed to be balanced, with a focus on both achieving consistent, solid year-to-year financial results and growing shareholder value over the long term. The highest amount of compensation can be attained under these programs, taken as a whole, through consistently strong performance over sustained periods of time. This provides strong incentives for achieving success over the long term and avoiding excessive risk taking in the short term.

The Company has long believed that compensation incentives, based primarily upon Company earnings or similar performance measures, have played a vital role in the success of the Company. Making profit sharing, bonuses and/or other incentive payments broadly available to all levels of non-union employees has fostered an ownership mentality throughout the workforce which has resulted in long-term employment and a desire to drive consistent financial performance. The Company’s culture, aided by this ownership mentality, is focused on striving to continually improve performance and achieve long-term success without engaging in excessive risk taking.

Although the Company’s compensation practices have long been more leveraged than general market compensation practices, we do not believe, for a number of reasons, that our compensation incentives encourage excessive risk taking that may conflict with the long-term best interest of the Company and its shareholders. First, we believe base salaries are a sufficient component of total compensation so that excessive risk taking is not necessary. In December 2007, the Company revised its compensation program to increase base wages and moderate short-term incentive compensation to support this position. Second, the performance and economic value added goals under our annual short-term performance plan are based upon realistic earnings and economic value added levels, reviewed and approved by the Board, that we believe participants can attain without taking inappropriate risks or materially deviating from normal operations, expected continuous improvement or approved strategy. Third, our long-term cash performance awards and performance share awards are based upon performance over three-year periods which mitigates against the taking of short-term risk. Fourth, in setting targets for short-term bonuses and long-term incentive compensation, restructuring and non-recurring items are generally eliminated, which limits rewards for risky behavior outside the ordinary course of business. Fifth, stock options generally contain a three-to five-year incremental vesting schedule and provide rewards based on the long-term performance of our common shares. Sixth, the restricted share awards granted in Fiscal 2012, further link executive compensation to the long-term value of our common shares.

The Company’s stock ownership guidelines also drive stock ownership among executives, again aligning their interests with the interests of our shareholders and the long-term growth in the value of the Company’s common shares. This is most evident in the shareholdings of our CEO, John P. McConnell, who is by far the

Company’s largest shareholder. His potential financial reward for the long-term growth in the value of the Company’s common shares far outweighs any short-term compensation he may receive as a result of any excessive short-term risk taking.

Cash Compensation Paid in Fiscal 2011

Short-term cash compensation paid to the Company’s executives, including the CEO and the other NEOs, was up significantly for Fiscal 2011, as short-term cash incentive bonus performance reached close to maximum levels. The Company and its business units posted strong results, and the payments were made (a) to corporate executives based upon corporate economic value added (“EVA”) and corporate earnings per share (“EPS”) results; and (b) to business unit executives, based upon corporate EPS and business unit operating income and EVA. For Fiscal 2011, corporate EPS increased 168% from Fiscal 2010 (303% excluding the impact of FIFO gains and non-recurring and restructuring charges); and corporate EVA was a positive $16.8 million despite volumes in most businesses still being relatively weak on historic basis.

Consistent with the philosophy of our executive compensation program, base wages paid in Fiscal 2011 were generally below median levels of the comparator group, while earned short-term cash compensation was above median levels due to the strong financial performance versus targets.

Despite the much stronger performance in Fiscal 2011, no long-term cash or performance share incentive compensation was paid for the three-year performance period ended May 31, 2011, as even the strong performance in Fiscal 2011 could not overcome the drag caused by the recession earlier in the three-year performance period.

Throughout the last three years, the Compensation Committee has been impressed with management’s attitude and performance in response to the recession, the resulting difficult market conditions, and the somewhat improved conditions in the past year. Aided by the Transformation Plan which management developed and began implementing during Fiscal 2008, the Company has taken difficult steps to reduce costs, including facility closures and workforce reductions, to improve efficiencies and to right size various operations. It implemented a focused sales effort, a consolidated sourcing and supply chain strategy, and took other actions to place the Company in a solid competitive position. Management also took interim cost-cutting measures, some of which had an adverse impact on their own compensation, to assist the Company through the difficult economic environment. As a result, the Company was able to achieve the stronger results in Fiscal 2011 despite volumes still being well below what we would consider historically good levels. The Company has also taken a number of positive strategic moves. For example, the acquisition of the new Cleveland steel processing facility has proved to be very profitable. Combining the metal framing operation into the ClarkDietrich Joint Venture generated cash, added new locations and assets to our steel processing business, and gave us a continuing interest in a metal framing joint venture which should be in a stronger position to capitalize as the construction market returns.

The increase in management’s executive compensation for Fiscal 2011 was aligned with an improvement in our shareholders’ interest, as shareholder value also was favorably impacted by the Fiscal 2011 performance. As an example, the average closing price for the Company’s common shares for the month of July (which followed the Company’s earning announcement) was up solidly in July 2011 from July 2010. Also, the Board of Directors voted to increase the quarterly dividend for the first quarter of Fiscal 2012 from $0.10 per share to $0.12 per share. Overall, the Compensation Committee believes that the Company’s CEO, the other NEOs, and management overall has performed well, as evidenced not only by the Fiscal 2011 results, but also in the strategic actions to position the Company, and its various businesses and joint ventures, to be able to further enhance results as the economy and business conditions improve.

Compensation Components

Base Salaries

Base salaries for the NEOs and other executive officers are set to reflect the duties and responsibilities inherent in each position, individual levels of experience, performance, market compensation information, internal equity among positions in the Company, and the Compensation Committee’s judgment. The Compensation Committee annually reviews information regarding compensation paid by the comparator group to executives with similar responsibilities. It is the Compensation Committee’s intent, in general, to set base salaries at the low end of market median levels, with consideration given to the other factors listed above, and have total annual cash compensation be driven by bonuses.

In June 2011, the Compensation Committee increased the base salaries for most executives in the range of 5%. The Compensation Committee made no change in executive base salaries in June 2009 (and base wages were reduced during the summer of 2009) in light of prevailing economic and market conditions. Base salaries for most executives were increased in the range of 3% in June 2010.

Short-Term Incentive Compensation

The NEOs and certain other key employees of the Company participate in the Company’s short-term incentive bonus program under which annual awards for corporate executives are generally tied to achieving specified levels (threshold, target and maximum) of corporate EVA and EPS and for business unit executives, corporate EPS, business unit operating income (EOI) and business unit EVA, for the applicable 12-month performance period. Restructuring and non-recurring charges are generally excluded from all calculations, and for Fiscal 2011 and Fiscal 2012, the impact of FIFO gains or losses are factored out in calculating corporate EPS and Steel business unit EOI. For corporate executives, each performance measure carries a 50% weighting. For business unit executives, the corporate EPS carries a 20% weighting, business unit EOI carries a 30% weighting, and business unit EVA carries a 50% weighting. For performance falling between threshold and target or between target and maximum, the award is prorated. If threshold levels are not reached for any performance measure, no bonus will be paid. Short-term cash incentive bonus payouts will be made within a reasonable time following the end of the performance period in cash, unless the Board specifically provides for a different form of payment. In the event of a change in control of the Company followed by the termination of the participant’s employment during the relevant performance period, the short-term cash incentive bonus award of the participant would be considered to be earned at target and payable as of the date of termination of employment.

Short-term cash incentive bonuses earned for the twelve months of Fiscal 2011; Fiscal 2010; and the first six months and the 12 months of Fiscal 2009 are shown in the “Fiscal 2011 Summary Compensation Table” on page 42 of this Proxy Statement as short-term incentive bonus awards within “Non-Equity Incentive Plan Compensation”.

Effective June 29, 2011, the Compensation Committee granted annual cash incentive bonus awards to the NEOs for the 12-month period ending May 31, 2012. These annual cash incentive bonus awards for Fiscal 2012 are shown in the “Annual Cash Incentive Bonus Awards Granted for Fiscal 2012” table on page 50 of this Proxy Statement.

Long-Term Incentive Compensation

The Compensation Committee has implemented a long-term incentive compensation program for the NEOs and other executive officers, which consists of: (a) annual option grants; (b) long-term performance share awards based on achieving measurable financial results over a multiple-year period; and (c) long-term cash performance awards based on achieving measurable financial results over a multiple-year period. Long-term performance share awards and long-term cash performance awards are made under the Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan (the “1997 LTIP”). Options are generally granted under one of the Company’s stock option plans or under the 1997 LTIP. All of these plans have been approved by the Company’s shareholders.

For Fiscal 2012, the Compensation Committee added awards of restricted common shares to the long-term incentive program and somewhat reduced the size of the other long-term incentive awards.

The sizes of long-term cash performance awards, performance share awards and option grants (and for Fiscal 2012, restricted share awards) are generally set based upon market median values for the comparator group, as adjusted for items such as the officer’s time in the position, internal equity, performance and other such factors as the Compensation Committee deems appropriate. The percentage of the long-term compensation provided by each type of award is determined by the Compensation Committee. The value given to each option for purposes of these awards is determined by the Compensation Committee based on input from its compensation consultant taking into account the anticipated grant date fair value calculated under applicable accounting rules, and the option values used for recent annual grants. The same is true from restricted common shares. Likewise, the value of the performance share awards is also based upon input from the compensation consultant and the applicable anticipated fair value calculated under accounting rules, and the value of recent annual grants. The value used for cash performance awards is generally the amount that can be earned at target. The specific amount of each type of award granted to an executive is determined consistent with the above, with the specific amounts determined by the Compensation Committee on a subjective basis combining all of the factors considered.

The Compensation Committee believes that using a blend of restricted share awards and options, long-term performance share awards and long-term cash performance awards represents a particularly appropriate and balanced method of motivating and rewarding senior executives. Restricted share awards and options align the interests of employee option holders with those of shareholders by providing value tied to the stock price appreciation. Cash performance awards motivate long-term results because their value is tied to sustained financial achievement over a multiple-year period. Performance share awards blend both of these features because the number of performance shares received is tied to sustained financial achievement over a multiple-year period, and the value of those performance shares is tied to the price of the Company’s common shares. The Compensation Committee believes the combination of these forms of incentive compensation is superior to a reliance upon only one form and is consistent with the Company’s compensation philosophy and objectives.

The Compensation Committee generally approves annual restricted share and option awards at its June meeting. The option grants are generally made effective following the meeting and after the Company has reported its earnings for the prior fiscal year. Long-term performance share awards and long-term cash performance awards have been based on performance over a three-fiscal-year period beginning with the first day of the first fiscal year in that period. An explanation of the calculation of the compensation expense relative to the equity-based long-term incentive compensation is set forth under the heading “Equity-Based Long-Term Incentive Compensation Accounting” on page 37 of this Proxy Statement.

Neither the Company nor the Compensation Committee has backdated stock option grants to obtain lower exercise prices.

Options

Options are generally awarded annually to the NEOs and a select group of executives. It has been the practice of the Company to award options to a broader group of key employees every three years and options may also be granted at other times to selected key employees and to selected new key employees when their employment begins. In practice, the number of common shares covered by an option award generally depends upon the employee’s position and external market data. Options provide employees with the opportunity to participate in increases in shareholder value as a result of stock price appreciation, and further the Company’s objective of aligning the interest of management with the interests of shareholders.

Options granted to employees between 1984 and May 31, 2011 have been non-qualified stock options, which generally vested at a rate of 20% per year with full vesting at the end of five years. Options granted to employees from June 1, 2011 moving forward will continue to be non-qualified stock options but will vest at a rate of 33.33% per year with full vesting at the end of three years. In the event an optionee’s employment terminates as a result of retirement, death or total disability, any unexercised options outstanding and exercisable on that date will remain exercisable by the optionee or, in the event of death, by the optionee’s beneficiary, until the earlier of either the fixed expiration date, as stated in the applicable option award agreement, or, depending on the time the option was granted, either 12 or 36 months after the last day of employment due to retirement, death or disability. Should termination occur for any reason other than retirement, death or disability, all unexercised options will be forfeited. In the event of a change in control of the Company (as defined in the respective option plans or award agreements), options then outstanding will become fully vested and exercisable. For options granted June 1, 2011 and after, the change in control must be followed by a termination of employment for this provision to apply. The Compensation Committee may allow an optionee to elect, during the 60-day period following a change in control, to surrender an option or a portion thereof in exchange for a cash payment equal to the excess of the change in control price per share over the exercise price per share.

The option grants to the NEOs in Fiscal 2011 are detailed in the “Grants of Plan-Based Awards for Fiscal 2011” table on page 45 of this Proxy Statement. For purposes of the Grants of Plan-Based Awards for Fiscal 2011 table, options are valued based on their grant date fair value and calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) (formerly Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment”). This value for options is also reported in the “Option Awards” column of the “Fiscal 2011 Summary Compensation Table” on page 42 of this Proxy Statement.

Effective July 2, 2010, the Company made a broad-based award of options for Fiscal 2011 to 966 employees to purchase an aggregate of 2,316,300 common shares, with an exercise price equal to $12.05, the fair market value of the common shares on the grant date. Of those options granted, 314,500 common shares were covered by options awarded to the current NEOs. Information on the options awarded to the current NEOs is shown in the “Grants of Plan-Based Awards for Fiscal 2011” table on page 45 of this Proxy Statement.

Between July 13, 2010 and June 30, 2011, the Company made awards of options to 15 employees to purchase an aggregate of 33,000 common shares, with exercise prices equal to the fair market value of the common shares on the respective grant dates, which ranged from $15.00 to $21.03. None of these options were granted to NEOs. These options were granted to employees not covered by the July 2, 2010 grant and included employees who started employment with the Company or started in new positions with the Company.

Effective June 30, 2011, the Company made awards of non-qualified options to 44 employees to purchase an aggregate of 443,750 common shares, with an exercise price equal to $23.10, the fair market value of the common shares on the grant date. Of those options granted, 212,000 common shares were covered by options awarded to the current NEOs.

Performance Awards – General

Beginning in Fiscal 1998, the Company has awarded a select group of key executives, including the NEOs, long-term cash performance awards based upon results over a prospective three-year performance period. Starting with the three-year performance period that began on June 1, 2006, the Company reduced the size of the targeted option awards to executives and added long-term performance share awards.

Payouts of the long-term cash performance awards and the long-term performance share awards for corporate executives are generally tied to achieving specified levels (threshold, target and maximum) of cumulative corporate economic value added and earnings per share growth over the performance period, with each performance measure carrying a 50% weighting. For business unit executives, cumulative corporate economic value added and earnings per share growth measures together carry a 50% weighting, and business unit operating income targets are weighted 50%. If the performance level falls between threshold and target or between target and maximum, the award is prorated. Payouts, if any, would generally be made in the quarter following the end of the applicable performance period. Calculation of the Company results and attainment of performance measures are made solely by the Compensation Committee based upon the Company’s consolidated financial statements. The Compensation Committee may make changes and adjustments in calculating the performance measures and results to take into account or eliminate the effects of FIFO, restructuring charges or unusual or non-recurring events, including, without limitation, changes in tax and accounting rules and regulations, extraordinary gains and losses, mergers and acquisitions, and purchases or sales of substantial assets, provided that, if Section 162(m) of the Internal Revenue Code would be applicable to the payout of the award, any such change or adjustment, if not provided for when the targets are set, must be permissible under Section 162(m). These performance measurements have been chosen because the Compensation Committee believes that: (i) the earnings per share growth metric strongly correlates with the Company’s growth in equity value; (ii) operating income at a business unit ties directly into Company earnings per share growth; and (iii) the cumulative corporate economic value added target, which is driven by net operating profit in excess of the cost of capital employed, keeps management focused on the most effective use of existing assets and pursuing only those growth opportunities which provide returns in excess of the cost of capital.

The Company has used these, or similar performance measures, since long-term cash performance awards were first granted for the performance period ended May 31, 1998. The Company’s overall performance levels reached at least threshold in five out of the 13 three-year performance periods which have ended on or prior to May 31, 2011.

Three-year performance levels (threshold, target and maximum) are generally set based upon achieving set levels of (i) cumulative economic value generated over the three-year performance period and (ii) compounded growth in Company earnings per share or business unit operating income from the levels attained in the fiscal year prior to the start of the performance period. No threshold levels were attained and no payouts were made to executive officers for the three-year performance period ended May 31, 2011, with respect to either long-term cash performance awards or performance share awards. Based on the Company’s performance for Fiscal 2010, Fiscal 2011 and Fiscal 2012 (through the date of this Proxy Statement), and in particular the decline in results caused by the recession, it appears that it will be difficult for the Company to attain much above the threshold performance measures applicable to the NEOs for the three-year period ending May 31, 2012. The Company is much better positioned to achieve results between target and maximum levels for the three-year performance period ending May 31, 2013.

Performance Share Awards

The performance share program provides grants of long-term performance share awards to selected key executives, which are earned only if the specified performance objectives discussed above under “Performance Awards – General” are met over a three-year period. Performance share awards are intended to reward executives for achieving pre-established financial goals over a three-year period while at the same time rewarding them for any increase in common share price, since the value of the common shares earned will depend upon the common share price at the end of the three-year performance period. The awards also facilitate stock ownership among the executives by delivering full-value common shares (if the financial targets are met) and are less dilutive to shareholders than options.

The performance measures for the performance share awards are discussed in the prior section, “Performance Awards – General.” All performance share awards are paid in common shares. No common shares are awarded if none of the three-year financial threshold measures are met. Common shares which are earned, if any, are issued to participants after the Company’s financial results for the three-year period are finalized and the Compensation Committee has determined which performance levels have been attained. In general, termination of employment results in termination of awards. However, if termination is due to death, disability or retirement, a pro rata payout will be made for performance periods ending 24 months or less after termination of employment based on the number of months of employment completed by the participant during the performance period before the effective date of termination, provided that the applicable performance goals are achieved. No payout will be made for performance periods ending more than 24 months after termination of employment. Unless the Board specifically provides otherwise, in the event of a change in control of the Company, all performance share awards would be considered to be earned and payable in full at the maximum level and immediately settled or distributed. For the three-year performance share awards granted in Fiscal 2012, a double trigger was added and the change in control must be followed by a termination of employment for this provision to apply.

No long-term performance share awards were earned for the three-year performance period ended May 31, 2011, because none of the threshold levels were attained. Long-term performance share awards granted in Fiscal 2011 for the three-year performance period ending May 31, 2013 can be found in the table headed “Grants of Plan-Based Awards for Fiscal 2011” on page 45 of this Proxy Statement. An explanation of the calculation of the compensation expense relative to those awards is set forth under the heading “Equity-Based Long-Term Incentive Compensation Accounting” below. If the performance criteria are met, the performance shares earned would generally be issued in the quarter following the end of the performance period.

Information on long-term performance share awards granted in Fiscal 2012 for the three-year performance period ending May 31, 2014 is shown in the “Long-Term Performance Awards, Option Awards and Restricted Share Awards Granted in Fiscal 2012” table on page 51 of this Proxy Statement.

Long-Term Cash Performance Awards

Three-year cash performance awards are intended to reward executives for achieving pre-established financial goals over a three-fiscal-year period. These long-term cash performance awards are granted to selected key executives and are earned only if the specified performance objectives, as discussed above, are met over the three-year performance period. Three-year cash performance awards may be paid in cash, common shares or any combination thereof, as determined by the Compensation Committee at the time of payment. If the performance criteria are met, payouts would generally be made in the quarter following the end of the performance period.

The performance measures for the long-term cash performance awards are discussed above under “Performance Awards – General.” Nothing is paid under the long-term cash performance awards if none of the three-year financial threshold measures are met. In general, termination of employment results in termination of awards. However, if termination is due to death, disability or retirement, a pro rata payout will be made for performance periods ending 24 months or less after termination of employment based on the number of months of employment completed by the participant during the performance period before the effective date of termination, provided that the applicable performance goals are achieved. No payout will be made for performance periods ending more than 24 months after termination of employment. Unless the Compensation Committee specifically provides otherwise at the time of grant, in the event of a change in control of the Company, all long-term cash performance awards would be considered to be earned and payable in full at the maximum level, and immediately settled or distributed. For the three-year cash performance awards granted in Fiscal 2011 and Fiscal 2012, a double trigger was added and the change in control must be followed by a termination of employment for this provision to apply.

No long-term cash performance awards were earned for the three-year performance period ended May 31, 2011, as none of the threshold levels were attained. Long-term cash performance awards granted in Fiscal 2011 for the three-year performance period ending May 31, 2013 can be found in the “Grants of Plan-Based Awards for Fiscal 2011” table on page 45 of this Proxy Statement.

Information on long-term cash performance awards granted in Fiscal 2012 for the three-year performance period ending May 31, 2014 can be found in the table headed “Long-Term Performance Awards, Option Awards and Restricted Share Awards Granted in Fiscal 2012” on page 51 of this Proxy Statement.

Annual Restricted Share Awards

Effective June 30, 2011 the Compensation Committee granted annual time-vested restricted share awards for the first time to 26 executives covering 70,700 restricted common shares, which vest in three years. Of those awards, 34,000 restricted common shares were awarded to the current NEOs. Restricted share awards are intended to reward and incent executives by directly aligning the interests of management with the interests of shareholders. The vesting provisions of restricted common shares also serves as a management retention incentive. For further details of restricted share awards granted on June 30, 2011, see “Long-Term Performance Awards, Option Awards and Restricted Share Awards Granted in Fiscal 2012” on page 51 of this Proxy Statement.

Special Performance-Based Restricted Share Awards

The Compensation Committee has at times made special one-time long-term incentive awards to certain key employees. Effective June 30, 2011, the Committee made a special award of 185,000 performance-based restricted common shares to each of Mr. Rose and Mr. Russell, both current NEOs. The term of these restricted share awards is five years and will vest if and when the closing price of the Company’s common shares is at or above $30.00 per share for 30 consecutive days during the term. The executive may not transfer the shares for five years after vesting, except for shares withheld or sold to pay taxes. The award is forfeited if the executive’s employment is terminated or if the target price is not attained during this term. In the case of death or disability, the Compensation Committee may elect, in its sole discretion, to vest all or a portion of the restricted common shares. In the event of a change-in-control followed by a termination of employment (as defined by the Committee) the restricted common shares will vest, subject to any Section 280G limitation imposed by the Compensation Committee. For further details of these restricted share awards granted on June 30, 2011, see “Long-Term Performance Awards, Option Awards and Restricted Share Awards Granted in Fiscal 2012” on page 51 of this Proxy Statement.

Each of Mr. Rose and Mr. Russell has been a key player in driving the Company’s transformation efforts and financial results, as well as in other strategic actions taken by the Company in recent years. The Chief Executive Officer and the Board have identified Mr. Rose and Mr. Russell as key executives who will have key roles and responsibilities in leading the Company forward. The Compensation Committee believes this special restrictive share award is a strong retention mechanism that provides a unique incentive to these identified leaders to further enhance the Company’s success, and directly ties their compensation to the Company’s first corporate goal of increasing the value of our shareholders’ investment.

Claw Back Policy

The Company does not have a specific claw back policy. If the Company is required to restate its earnings as a result of non-compliance with a financial reporting requirement due to misconduct, under Section 304 of the Sarbanes-Oxley Act of 2002 (“SOX”), the CEO and the Chief Financial Officer would have to reimburse the Company for any bonus or other incentive-based or equity-based compensation received by them from the Company during the twelve-month period following the first filing with the SEC of the financial document that embodied the financial reporting requirement, and any profits realized from the sale of common shares during that twelve-month period, to the extent required by SOX.

Equity-Based Long-Term Incentive Compensation Accounting

The accounting treatment for equity-based long-term incentive compensation is governed by ASC 718, which the Company adopted effective June 1, 2006. Options are valued using the Black-Scholes pricing model based upon the grant date price per common share underlying the option award, the expected life of the option, risk-free interest rate, dividend yield, and expected volatility. In adopting ASC 718, the Company selected the modified prospective transition method, which requires that compensation expense be recorded prospectively over the remaining vesting period of the options on a straight-line basis using the fair value of options on the date of grant and the assumptions set forth above. Further information concerning the valuation of options and the assumptions used in that valuation is contained in “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note I – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for Fiscal 2011 filed on August 1, 2011 (the “2011 Form 10-K”).

Long-term performance share awards payable in common shares are initially valued using the grant date price per common share based on the target award, and a compensation expense is recorded prospectively over the performance period on a straight-line basis. This amount is then adjusted on a quarterly basis based upon an estimate of the performance level anticipated to be achieved for the performance period in light of actual and forecasted results.

Long-term cash performance awards are initially valued at the target level, and a compensation expense is recorded prospectively over the performance period on a straight-line basis. This amount is then adjusted on a quarterly basis based on an estimate of the performance level anticipated to be achieved for the performance period in light of actual and forecasted results.

Restricted common shares are valued at fair value as of the date of grant and the calculated compensation expense is recognized over their respective vesting periods. For restricted common shares with only time-based vesting, fair value is generally the closing price of the common shares at the respective grant date. If the vesting is subject to other conditions, the value is generally calculated under a Monte Carlo valuation model. Further information concerning the valuation of options and the assumptions used in that valuation is contained in “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note I – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the Company’s 2011 Form 10-K.

Deferred Profit Sharing Plan

The NEOs participate in the Worthington Industries, Inc. Deferred Profit Sharing Plan (the “DPSP”), together with most other full-time, non-union employees of the Company. The DPSP is a 401(k) plan and is the Company’s primary retirement plan. Contributions made by the Company to participant accounts under the DPSP are generally based on 3% of eligible compensation which includes base salaries, profit sharing, bonus and short-term performance bonus payments, overtime and commissions, up to the maximum limit set by the Internal Revenue Service (“IRS”) from year to year ($245,000 for calendar 2011). In addition, the NEOs and other participants in the DPSP may elect to make voluntary contributions up to set IRS limits. These voluntary contributions are generally matched by Company contributions of 50% of the first 4% of eligible compensation contributed by the participant. Due to economic conditions, the Company suspended making matching contributions effective June 1, 2009, but reinstated them beginning August 19, 2009. Distributions under the DPSP are generally deferred until retirement, death or total and permanent disability.

Non-Qualified Deferred Compensation

The NEOs and other highly compensated employees are eligible to participate in the Worthington Industries, Inc. Amended and Restated 2005 Non-Qualified Deferred Compensation Plan (the “2005 NQ Plan”). The 2005 NQ Plan is a voluntary, non-tax qualified, unfunded deferred compensation plan available only to select highly compensated employees for the purpose of providing deferred compensation, and thus potential tax benefits, to these employees.

Under the 2005 NQ Plan, executive officers of the Company may defer the payment of up to 50% of their base salary and up to 100% of their bonus and/or short-term cash incentive bonus awards. Amounts deferred are credited to the participants’ accounts under the 2005 NQ Plan at the time the base salary or bonus compensation would have otherwise been paid. In addition, the Company may make discretionary employer contributions to the participants’ accounts in the 2005 NQ Plan. In recent years, the Company has made Company contributions in order to provide the same percentage of retirement-related deferred compensation to executives compared to other employees that would have been made but for the IRS limits on annual compensation that may be considered under the DPSP. For the 2010 calendar year, the Company made contributions to the 2005 NQ Plan for participants equal to (i) 3% of an executive’s annual compensation (base salary plus bonus) in excess of the IRS maximum; and (ii) a matching contribution of 50% of the first 4% of annual compensation contributed by the executive to a Company retirement plan to the extent not matched by the Company under the DPSP. Participants in the 2005 NQ Plan may elect to have their accounts invested at a rate reflecting (a) the increase or decrease in the fair market value per share of the Company’s common shares with dividends reinvested, (b) a fixed rate which is set annually by the Compensation Committee (2.66% for Fiscal 2011), or (c) returns on any funds available for investment under the DPSP. Employee accounts are fully vested under the 2005 NQ Plan. Payouts under the 2005 NQ Plan are made in cash, as of a specified date selected by the participant or when the participant is no longer employed by the Company, either in a lump sum or installment payments, all as chosen by the participant at the time the deferral is elected. The Compensation Committee may permit hardship withdrawals from a participant’s accounts under defined guidelines. In the event of a defined change in control, the participants’ accounts under the 2005 NQ Plan will generally be paid out as of the date of the change in control.

Contributions or deferrals for the period before January 1, 2005, are maintained under the Worthington Industries, Inc. Non-Qualified Deferred Compensation Plan, effective March 1, 2000 (the “2000 NQ Plan”). Contributions and deferrals for periods on or after January 1, 2005, are maintained under the 2005 NQ Plan, which was adopted to replace the 2000 NQ Plan in order to comply with the provisions of the then newly-adopted Section 409A of the Internal Revenue Code applicable to non-qualified deferred compensation plans. Among other things, the provisions of Section 409A generally are more restrictive with respect to the timing of deferral elections and the ability of participants to change the time and manner in which accounts will be paid. The 2005 NQ Plan and the 2000 NQ Plan are collectively referred to as the “Employee Deferral Plans”.

Perquisites

The Company makes club memberships available to NEOs and other executives because it believes that such memberships can be useful for business entertainment purposes. In 2007, the Company elected to no longer provide executives with leased Company vehicles and generally eliminated leased Company vehicles for all employees unless a substantial portion of their business time involves travel, as is the case with those individuals in outside sales.

For security reasons, the CEO is encouraged to use Company airplanes for personal travel and the CEO reimburses the Company in an amount that approximates the incremental costs to the Company associated with those flights. Other NEOs who use Company airplanes for personal use are charged an amount equal to the SIFL rate set forth in the regulations promulgated by the United States Department of the Treasury (“Treasury Regulations”), which is generally less than the Company’s incremental costs.

Other Company Benefits

The Company provides employees, including the NEOs, a variety of employee welfare benefits including medical benefits, disability benefits, life insurance, accidental death and dismemberment insurance, and the DPSP noted above. These benefits are generally provided to employees on a Company-wide basis.

Change in Control

The Company’s stock option plans generally provide that, unless the Board or the Compensation Committee provides otherwise, upon a change in control of the Company, all options then outstanding will become fully vested and exercisable as of the date of the change in control. For the option grants in Fiscal 2012, a double trigger was added and the change in control must be followed by a termination of employment for this provision to apply. In addition, the Compensation Committee may allow the optionee to elect, during the 60-day period from and after the change in control, to surrender the options or a portion thereof in exchange for a cash payment equal to the excess of the change in control price per share over the exercise price per share.

For purposes of the Company’s stock option plans (the 1997 LTIP, the Amended and Restated 2003 Stock Option Plan and the 2010 Stock Option Plan), a change in control will be deemed to have occurred when any person, alone or together with its affiliates or associates, has acquired or obtained the right to acquire the beneficial ownership of 25% or more of the Company’s outstanding common shares, unless such person is: (a) the Company; (b) any employee benefit plan of the Company or a trustee of or fiduciary with respect to any such plan when acting in that capacity; or (c) any person who, on the date the applicable plan became effective, was an affiliate of the Company owning in excess of 10% of the Company’s outstanding common shares and the respective successors, executors, legal representatives, heirs and legal assigns of such person (an “Acquiring Person Event”). In addition, in the case of options granted under the Amended and Restated 2003 Stock Option Plan and the 2010 Stock Option Plan, a change in control will also be deemed to have occurred if there is a change in the composition of the Board with the effect that a majority of the directors are not “continuing directors” (as defined in each plan).

If a change in control (followed by a termination of employment where applicable) had occurred as of May 31, 2011, the value of the unvested options which would have vested upon the change in control (based upon (a) the difference, if any, between (i) the closing market price of the Company’s common shares on May 31, 2011, the last business day of Fiscal 2011 ($21.83), and (ii) the per share exercise price of each such option, multiplied by (b) the number of common shares subject to the unvested portion of each such option), for each of the NEOs would have totaled:

John P. McConnell	$2,542,260

George P. Stoe	$1,344,540

B. Andrew Rose	$755,940

Mark A. Russell	$724,200

Harry A. Goussetis	$592,140

Long-term cash performance awards and long-term performance share awards provide that, unless the Board or the Compensation Committee provides otherwise, upon a change in control of the Company, all such awards would be considered earned and payable in full at the maximum amounts and would be immediately settled or distributed. For the three-year performance share awards granted in Fiscal 2012 the double trigger requires, the change in control must be followed by a termination of employment for this provision to apply.

For purposes of the 1997 LTIP (under which the long-term cash performance awards and long-term performance share awards have been granted), a change in control will be deemed to have occurred when there is an Acquiring Person Event.

If a change in control (followed by a termination of employment when applicable) had occurred May 31, 2011, the aggregate value of the long-term cash performance awards and the long-term performance share awards (based on the May 31, 2011 closing market price of the Company’s common shares of $21.83) which would have been paid to each of the NEOs would have totaled:

John P. McConnell	$11,790,570

George P. Stoe	$7,747,050

B. Andrew Rose	$2,629,749

Mark A. Russell	$3,366,140

Harry A. Goussetis	$2,626,010

The restricted share awards granted effective June 30, 2011 provide that upon a change in control of the Company followed by a termination of employment, the restricted common shares vest and the restrictions lapse. There were no unvested restricted common shares held by any NEO at May 31, 2011.

Short-term cash incentive bonus awards provide that if during a performance period, (a) a change in control of the Company (as defined in the relevant plan) occurs and (b) the participant’s employment with the Company terminates on or after the change in control, the participant’s award would be considered earned and payable as of the date of the participant’s termination of employment in the amount designated as target for such award and would be settled or distributed following the date of the participant’s termination of employment. The target amounts for the short-term cash incentive bonus awards granted to the NEOs for the 12-month performance period ended May 31, 2011, are shown in the “Grants of Plan-Based Awards for Fiscal 2011” table on page 45 of this Proxy Statement.

Under the Employee Deferral Plans, participants’ accounts will generally be paid out as of the date of the change in control. See the “Non-Qualified Deferred Compensation for Fiscal 2011” table on page 49 of this Proxy Statement for further information.

The Compensation Committee believes that these change in control provisions are appropriate and well within market norms, particularly because the Company has no formal employment contracts or other formal change in control provisions relative to the NEOs or other executives.

Tax Deductibility

Section 162(m) of the Internal Revenue Code generally limits the deduction that the Company may take for certain remuneration paid in excess of $1,000,000 to any “covered employee” of the Company in any one taxable year. Currently, Section 162(m) of the Internal Revenue Code only applies to the Company’s CEO as well as the three other highest compensated officers of the Company (not including the Company’s Chief Financial Officer). Compensation which qualifies as “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code and the related Treasury Regulations will not be taken into account in determining whether this $1,000,000 deduction limitation has been exceeded. Awards granted under the Company’s stock option plans generally qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code and restricted common shares with vesting tied to performance measures would also generally qualify. The Compensation Committee intends to tailor the long-term incentive programs under the 1997 LTIP (except for time vested restricted share awards) and the short-term cash incentive bonus awards granted to executive officers under the Annual Incentive Plan to so qualify. The Compensation Committee believes that the annual cash incentive bonus awards granted for Fiscal 2011 under the Annual Incentive Plan as well as the long-term cash performance awards and long-term performance share awards granted for the three-year period ending May 31, 2014, under the 1997 LTIP will qualify for the “qualified performance-based compensation” exemption under Section 162(m). Please see the description of these awards under the captions “Annual Cash Incentive Bonus Awards Granted for Fiscal 2012” beginning on page 50 of this Proxy Statement and “Long-Term Performance Awards, Option Awards and Restricted Share Awards Granted in Fiscal 2012” beginning on page 51 of this Proxy Statement.

The Compensation Committee intends to continue to examine the best method to pay incentive compensation to executive officers, which will include consideration of the application of Section 162(m) of the Internal Revenue Code. In all cases, whether or not some portion of a covered employee’s compensation is tax deductible, the Compensation Committee will continue to carefully consider the net cost and value to the Company of its compensation policies.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis (the “CD&A”) contained in this Proxy Statement and discussed the CD&A with management.

Based upon such review and discussion, the Compensation Committee recommended to the full Board, and the Board approved, that the CD&A be included in this Proxy Statement and incorporated by reference into the 2011 Form 10-K.

The foregoing report is provided by the Compensation Committee of the Board:

Compensation Committee

John B. Blystone, Chair
Kerrii B. Anderson
Michael J. Endres
Peter Karmanos, Jr.

Fiscal 2011 Summary Compensation Table

The following table lists, for each of Fiscal 2011, Fiscal 2010 and Fiscal 2009, the compensation of the Company’s CEO, the Company’s Chief Financial Officer (“CFO”) and the Company’s three other most highly compensated executive officers during Fiscal 2011 (the “NEOs”).

Fiscal 2011 Summary Compensation Table

						Non-Equity Incentive Plan Compensation		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)
Name and Principal Position During 2011 Fiscal Year	Fiscal Year	Salary ($)(1)	Bonus ($) (1)(2)	Stock Awards ($) (3)	Option Awards ($) (4)	Short-Term / Long-Term			All Other Compensation ($)(7)	Total ($)
						Short-Term Incentive Bonus Award ($) (1)	3-year Performance Award ($)(5)

John P. McConnell,	2011	600,000	-0-	643,995	658,800	1,583,316	-0-	232	61,160	3,547,503
Chairman of the Board and Chief Executive Officer	2010	571,154	-0-	634,150	727,500	1,124,053	-0-	316	26,809	3,083,982
	2009	600,000	-0-	623,700	557,000	-0-	-0-	3,234	64,510	1,848,444

George P. Stoe,	2011	565,385	-0-	292,725	351,760	1,218,231	-0-	-0-	70,437	2,498,538
President and Chief Operating Officer	2010	528,846	-0-	288,250	388,000	864,116	-0-	-0-	42,190	2,111,402
	2009	550,000	-0-	356,400	334,200	-0-	-0-	-0-	72,752	1,313,352

B. Andrew Rose,	2011	378,846	-0-	156,120	195,200	614,880	-0-	-0-	31,574	1,376,620
Vice President and Chief Financial Officer	2010	336,538	-0-	138,360	194,000	351,267	-0-	-0-	104,145	1,124,310
	2009	175,000	50,000	137,787	83,550	-0-	-0-	-0-	69,955	516,292

Mark A. Russell,	2011	399,423	-0-	130,100	175,680	926,250	-0-	-0-	70,223	1,701,676
President, The Worthington Steel Company	2010	370,192	-0-	126,830	194,000	930,304	-0-	-0-	18,098	1,639,424
	2009	385,000	-0-	142,560	167,100	-0-	-0-	-0-	35,824	730,484

Harry A. Goussetis,	2011	317,096	-0-	104,080	153,720	479,203	-0-	-0-	29,097	1,083,196
President, Worthington Cylinder Corporation	2010	306,114	-0-	103,770	169,750	335,902	-0-	-0-	23,067	938,603
	2009	307,000	-0-	115,830	125,325	205,308	-0-	-0-	41,907	795,370

(1)	The amounts shown in these columns include that portion of salaries and short-term incentive bonus awards the NEOs elected to defer pursuant to the DPSP or the 2005 NQ Plan. Amounts deferred to the 2005 NQ Plan in Fiscal 2011 are separately shown in the “Non-Qualified Deferred Compensation for Fiscal 2011” table beginning on page 49 of this Proxy Statement.
(2)	The amount shown for Fiscal 2010 for Mr. Rose reflects the guaranteed bonus payment made to Mr. Rose in connection with his appointment as the Company’s CFO.
(3)

The amounts shown in this column represent the aggregate grant date fair value of the performance share awards granted to the NEOs under the 1997 LTIP in Fiscal 2011, Fiscal 2010 and Fiscal 2009, as computed in accordance with ASC 718 as of the date the performance share awards were granted. These were calculated based upon the “target” award and the closing price of the common shares on the date of the grant: $13.01 for the Fiscal 2011 awards; $11.53 for the Fiscal 2010 awards; and $17.82 for the Fiscal 2009 awards. The value of the awards shown would have been double the amount listed in this column if the “maximum” award had been used instead of the “target” award, and half of the listed amount if the “threshold” award had been used. For Mr. Rose, the amount for Fiscal 2009 also includes $59,050, the aggregate grant date fair value of a restricted share award granted to him in Fiscal 2009, as computed in accordance with ASC 718. As required by SEC Rules, the amounts shown in this column exclude the impact of estimated forfeitures. The performance measures associated with the performance share awards are described under the caption “Compensation Discussion and Analysis – Compensation Components – Performance Awards – General” beginning on page 34 of this Proxy Statement. The “Grants of Plan-Based Awards for Fiscal 2011” table on page 45 of this Proxy Statement provides information on performance share awards granted in Fiscal 2011. See “Note A – Summary of Significant Accounting Policies” and “Note I – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the 2011 Form 10-K for assumptions used and additional information regarding the performance share awards and Mr. Rose’s restricted common shares award. Due to the impact of the recession on the Company’s results, particularly in Fiscal 2009, no performance share awards were paid from the grant in Fiscal 2009 for the three-year period ended May 31, 2011.
(4)	The amounts shown in this column represent the aggregate grant date fair value of the option awards granted to the NEOs in Fiscal 2011, Fiscal 2010 and Fiscal 2009, as computed in accordance with ASC 718. The amounts shown in this column exclude the impact of estimated forfeitures, as required by SEC Rules. See “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note I – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the Company’s 2011 Form 10-K for assumptions used and additional information regarding the options. The “Grants of Plan-Based Awards for Fiscal 2011” table on page 45 of this Proxy Statement provides information on option awards granted in Fiscal 2011.
(5)	This column reflects that no performance awards were earned by the NEOs for the three-year performance periods ended May 31, 2011 (for Fiscal 2011), May 31, 2010 (for Fiscal 2010) and May 31, 2009 (for Fiscal 2009) due largely to the impact of the recession.
(6)	The fixed rate applicable to the Employee Deferral Plans for Fiscal 2011, Fiscal 2010 and Fiscal 2009 exceeded 120% of the corresponding applicable federal long-term rate (the “Applicable Comparative Rate”) by an annual rate equal to 2.66% for Fiscal 2011, 0.96% for Fiscal 2010, and 0.91% for Fiscal 2009. The amounts shown in this column represent the amount by which earnings on accounts of the NEOs in the Employee Deferral Plans invested at the fixed rate exceeded the Applicable Comparative Rate (generally the amount invested under the fixed rate fund multiplied by 2.66% for Fiscal 2011, 0.96% for Fiscal 2010, and 0.91% for Fiscal 2009).
(7)	The following table describes each component of the “All Other Compensation” column for each of Fiscal 2011, Fiscal 2010 and Fiscal 2009.

All Other Compensation Table

Name	Fiscal Year	Company Contributions to 401(k) Plan ($)(a)	Company Contributions to 2005 NQ Plan ($)(b)	Group Term Life Insurance Premium Paid ($)(c)	Tax Gross-Up Payments ($)	Perquisites ($)(d)

John P. McConnell	2011	12,248	47,722	1,190	0	N/A
	2010	12,250	13,182	1,377	0	N/A
	2009	12,462	32,521	1,530	0	17,997

George P. Stoe	2011	12,559	39,000	1,190	0	17,688
	2010	12,248	12,142	1,377	0	16,423
	2009	16,193	41,015	1,530	0	14,014

B. Andrew Rose	2011	12,827	17,557	1,190	0	N/A
	2010	18,661	477	1,377	0	83,630
	2009	0	0	1,530	0	68,425

Mark A. Russell	2011	15,085	53,948	1,190	0	N/A
	2010	9,263	7,458	1,377	0	N/A
	2009	11,644	22,650	1,530	0	N/A

Harry A. Goussetis	2011	12,452	15,455	1,190	0	N/A
	2010	12,250	9,440	1,377	0	N/A
	2009	11,635	17,336	1,530	0	11,406

(a)	The amounts in this column include Company contributions and matching Company contributions made under the DPSP with respect to the applicable fiscal year to the accounts of the NEOs. The DPSP is described under the caption “Compensation Discussion and Analysis – Compensation Components – Deferred Profit Sharing Plan” beginning on page 38 of this Proxy Statement.
(b)	The amounts in this column include Company contributions and matching Company contributions made under the 2005 NQ Plan with respect to the applicable fiscal year to the accounts of the NEOs. See the “Non-Qualified Deferred Compensation for Fiscal 2011” table on page 49 of this Proxy Statement for more information concerning the contributions made by the Company under the 2005 NQ Plan for Fiscal 2011.
(c)	The amounts in this column represent the dollar value of the group term life insurance premiums paid by the Company on behalf of the NEOs during each of Fiscal 2011, Fiscal 2010 and Fiscal 2009.
(d)	Perquisites for generally include dues and similar fees paid by the Company for club memberships used by the NEOs for both business and personal use. Perquisites for Fiscal 2011 and Fiscal 2010 also include personal use of Company aircraft for Mr. Stoe. Perquisites for Fiscal 2010 and Fiscal 2009 also include relocation fees and expenses for Mr. Rose. Perquisites for Fiscal 2009 also includes personal use of Company aircraft for Mr. McConnell, Mr. Stoe and Mr. Goussetis. The reported aggregate incremental cost of personal use of Company aircraft is based on the direct costs associated with operating a flight, including fuel, landing fees, pilot and flight attendant fees, on-board catering and trip-related hangar costs and excluding the value of the disallowed corporate income tax deductions associated with the personal use of the aircraft. Due to the fact that Company-owned aircraft is used primarily for business travel, the reported aggregate incremental cost excludes fixed costs which do not change based on usage, including depreciation and monthly management fees. The column shows N/A when the aggregate value of the perquisites and other personal benefits received by the NEO for the applicable year was less than $10,000.

Grants of Plan-Based Awards

The following table provides information about the equity and non-equity awards granted to the NEOs in Fiscal 2011.

Grants of Plan-Based Awards for Fiscal 2011

Name	Grant Date	Compensation Committee Approval Date		Non- Equity Incentive Plan Awards:	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Option Awards: Number of Common Shares Underlying Options (4)	Exercise or Base Price of Option Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
				Number of Units of Rights (#)	Threshold ($)	Target ($)	Maximum ($)	Threshold (# of Common Shares)	Target (# of Common Shares)	Maximum (# of Common Shares)

John P. McConnell	06/01/10	06/29/10	(1)		475,000	950,000	1,900,000
	06/01/10	06/29/10						24,750	49,500	99,000
	07/02/10	06/29/10									135,000	12.05	658,800
	06/01/10	06/29/10	(2)		412,000	824,000	1,648,000

George P. Stoe	06/01/10	06/29/10	(1)		400,000	800,000	1,600,000
	06/01/10	06/29/10						11,250	22,500	45,000
	07/02/10	06/29/10									72,000	12.05	351,360
	06/01/10	06/29/10	(2)		317,000	634,000	1,268,000

B. Andrew Rose	06/01/10	06/29/10	(1)		112,500	350,000	450,000
	06/01/10	06/29/10						6,000	12,000	24,000
	07/02/10	06/29/10									40,000	12.05	195,200
	06/01/10	06/29/10	(2)		160,000	320,000	640,000

Mark A. Russell	06/01/10	06/29/10	(1)		175,000	350,000	700,000
	06/01/10	06/29/10						5,000	10,000	20,000
	07/02/10	06/29/10									36,000	12.05	175,680
	06/01/10	06/29/10	(2)		250,000	500,000	1,00,000

Harry A. Goussetis	06/01/10	06/29/10	(1)		137,500	275,000	550,000
	06/01/10	06/29/10						4,000	8,000	16,000
	07/02/10	06/29/10									31,500	12.05	153,720
	06/01/10	06/29/10	(2)		161,250	322,500	645,000

(1)	These rows show the potential payouts under cash performance awards granted to the NEOs under the 1997 LTIP for the three-year performance period from June 1, 2010 to May 31, 2013. Payouts of long-term cash performance awards for corporate executives are tied to achieving specified levels (threshold, target and maximum) of cumulative corporate economic value added for the three-year period and earnings per share growth over the performance period, with each performance measure carrying a 50% weighting. For Messrs. Russell and Goussetis, business unit executives, cumulative corporate economic value added and earnings per share growth measures together carry a 50% weighting, and business unit operating income targets are weighted 50%. In all calculations, restructuring charges and non-recurring items are generally excluded, and earning per share and the operating income results of the Steel business are adjusted to eliminate the impact of FIFO gains or losses. No cash is paid if none of the three-year threshold financial measures are met. If the performance levels fall between threshold and target or between target and maximum, the award is prorated. For further information on the terms of the long-term cash performance awards, see the discussion under the captions “Compensation Discussion and Analysis – Compensation Components – Performance Awards – General” and “– Long-Term Cash Performance Awards” beginning on pages 34 and 36, respectively, of this Proxy Statement. For information on the effect of a change in control, see the discussion under the caption “Compensation Discussion and Analysis – Change in Control” beginning on page 39 of this Proxy Statement.
(2)

These rows show the potential payouts which could have been earned under short-term cash incentive bonus awards based on achievement of specified levels of performance for the twelve months ended May 31, 2011. Payouts of these awards for corporate executives were generally tied to achieving specified levels (threshold, target and maximum) of corporate economic value added and earnings per share for the twelve-month performance period, with each performance measure carrying a 50% weighting. For Messrs. Russell and Goussetis, business unit executives, the corporate earnings per share measure carried a 20% weighting, business unit operating income carried a 30% weighting and business unit economic value added carried a 50% weighting. In all calculations, restructuring charges and non-recurring items are generally excluded, and earning per share and Steel operating income results are adjusted to eliminate the impact of FIFO gains or losses. If the performance level fell between threshold and target or between target and maximum, the award was to be prorated. If threshold levels were not achieved for any performance measure, no payout was to be made. For Fiscal 2011, the NEOs earned the amounts shown in the “2011” rows of the “Short-Term Incentive Bonus Award” column of the “Fiscal 2011 Summary Compensation Table.”
(3)	These columns show the potential payouts under performance share awards granted to the NEOs under the 1997 LTIP for the three-year performance period from June 1, 2010 to May 31, 2013. Payouts of performance share awards for corporate executives are tied to achieving specified levels (threshold, target and maximum) of cumulative corporate economic value added for the three-year period and earnings per share growth over the performance period, with each performance measure carrying a 50% weighting. For Messrs. Russell and Goussetis, as business unit executives, cumulative corporate economic value added and earnings per share growth measures together carry a 50% weighting, and business unit operating income targets are weighted 50%. In all calculations, restructuring charges and non-recurring items are generally excluded, and earning per share and Steel operating income results are adjusted to eliminate the impact of FIFO gains or losses. No common shares are awarded if none of the three-year financial threshold measures are met. If the performance level falls between threshold and target or between target and maximum, the award is prorated. For further information on the terms of the performance share awards, including those applicable to a change in control, see the discussion under the captions “Compensation Discussion and Analysis – Change in Control” beginning on page 39 of this Proxy Statement and “Compensation Discussion and Analysis – Compensation Components – Performance Awards – General” and “ – Performance Share Awards” beginning on pages 34 and 35, respectively, of this Proxy Statement.
(4)	All reported options were granted as of July 2, 2010 under the 1997 LTIP with exercise prices equal to the fair market value of the underlying common shares on the date of grant. The options become exercisable in increments of 20% per year on each anniversary of their grant date. For further information on the terms of the options, see the discussion under the caption “Compensation Discussion and Analysis – Compensation Components – Options” beginning on page 33 of this Proxy Statement. For information on the effect of a change in control, see the discussion under the caption “Compensation Discussion and Analysis – Change in Control” beginning on page 39 of this Proxy Statement.
(5)	This column shows the grant date fair value computed in accordance with ASC 718 of the option awards granted to the NEOs in Fiscal 2011. Generally, the grant date fair value of the options is the aggregate amount the Company would include as a compensation expense in its consolidated financial statements over each award’s five-year vesting schedule. The fair value of each option on the grant date was $4.88. See “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note I – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the 2011 Form 10-K for the method (Black-Scholes) used in calculating the fair value of the option awards and additional information regarding the awards.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding option awards and performance share awards held by the NEOs as of May 31, 2011. For additional information about these equity awards, see the discussion under the captions “Compensation Discussion and Analysis – Compensation Components – Long-Term Incentive Compensation,” “– Options,” “– Performance Awards – General” and “– Performance Share Awards” beginning on pages 32, 33, 34, and 35, respectively, of this Proxy Statement.

Outstanding Equity Awards at Fiscal Year-End for Fiscal 2011

Option Awards (1)						Stock Awards
Name	No. of Common Shares Underlying Unexercised Options (#) Exercisable	No. of Common Shares Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Performance Period Ending Date
John P. McConnell	200,000	0		$15.15	06/02/2012
	100,000	0		$15.26	06/01/2013
	175,000	0		$19.20	05/31/2014
	200,000	0		$17.01	05/31/2015
	104,000	26,000	(4)	$18.17	05/31/2016
	60,000	40,000	(5)	$22.73	07/01/2017
	40,000	60,000	(6)	$20.21	06/30/2018
	30,0000	120,000	(7)	$13.25	07/15/2019
	0	135,000	(10)	$12.05	07/01/2020
						27,500	600,325	05/31/2012
						24,750	540,293	05/31/2013
George P. Stoe	40,000	0		$15.26	06/01/2013
	40,000	0		$19.20	05/31/2014
	40,000	0		$17.01	05/31/2015
	36,000	9,000	(4)	$18.17	05/31/2016
	27,000	18,000	(5)	$22.73	07/01/2017
	24,000	36,000	(6)	$20.21	06/30/2018
	16,000	64,000	(7)	$13.25	07/15/2019
	0	72,000	(10)	$12.05	07/01/2020
						12,500	272,875	05/31/2012
						11,250	245,588	05/31/2013
B. Andrew Rose	6,000	9000	(8)	$11.81	11/30/2018
	8,000	32,000	(7)	$13.25	07/15/2019
	0	40,000	(10)	$12.05	07/01/2020
						6,000	130,980	05/31/2012
						6,000	130,980	05/31/2013
Mark A. Russell	80,000	20,000	(9)	$18.41	02/11/2017
	18,000	12,000	(5)	$22.73	07/01/2017
	12,000	18,000	(6)	$20.21	06/30/2018
	8,000	32,000	(7)	$13.25	07/15/2019
	0	36,000	(10)	$12.05	07/01/2020
						5,500	120,065	05/31/2012
						5,000	109,150	05/31/2013
Harry A. Goussetis	14,000	0		$15.15	06/02/2012
	20,000	0		$15.26	06/01/2013
	20,000	0		$19.20	05/31/2014
	20,000	0		$17.01	05/31/2015
	24,000	6,000	(4)	$18.17	05/31/2016
	13,500	9,000	(5)	$22.73	07/01/2017
	9,000	13,500	(6)	$20.21	06/30/2018
	7,000	28,000	(7)	$13.25	07/15/2019
		31,500	(10)	$12.05	07/01/2020
						4,500	98,235	05/31/2012
						4,000	87,320	05/31/2013

(1)	All options outstanding as of May 31, 2011 were granted under the 1997 LTIP or the 2003 Stock Option Plan with exercise prices equal to the fair market value of the underlying common shares on the date of grant. The options become exercisable in increments of 20% per year on each anniversary of their grant date for the first five years. In the event of a change in control of the Company (as defined in each of the plans), unless the Board or the Compensation Committee explicitly provides otherwise, all options outstanding immediately before the date of such a change in control will become fully vested and exercisable. In the event an optionee’s employment terminates as a result of retirement, death or total disability, any options outstanding and exercisable on that date will remain exercisable by the optionee or, in the event of death, by his beneficiary, until the earlier of the fixed expiration date, as stated in the option award agreement, or either 12 or 36 months, depending on the option, after the last day of employment due to retirement, death or disability. Should termination occur for any reason other than retirement, death or disability, the unexercised options will be forfeited.
(2)

The amounts shown in this column assume that the performance share awards granted for each of the three-year periods ending May 31, 2012 and May 31, 2013 will be earned at the threshold amount based upon achieving the specified performance levels. See the “Estimated Future Payouts Under Equity Incentive

Plan Awards” columns of the “Grants of Plan-Based Awards for Fiscal 2011” table on page 45 of this Proxy Statement for the threshold, target and maximum performance share amounts that may be received for the performance period ending May 31, 2013.
(3)	The amounts shown in this column are calculated assuming that the related performance share awards for each of the three-year periods ending May 31, 2012 and May 31, 2013 will be earned at the threshold amount based upon achieving the specified performance levels and multiplying such amount by the closing price of the common shares ($21.83) on May 31, 2011, the last business day of Fiscal 2011.
(4)	Unexercisable options vested on June 1, 2011.
(5)	Unexercisable options vested 50% on July 2, 2011, and will vest 50% on July 2, 2012.
(6)	Unexercisable options vested 33.33% on July 1, 2011, 33.33% on July 1, 2012 and 33.33% on July 1, 2013.
(7)	Unexercisable options vested 25% on July 16, 2011, and will vest 25% on July 16, 2012, 25% on July 1, 2013, and 25% on July 16, 2014.
(8)	Unexercisable options will vest 33.33% on December 1, 2011, and will vest 33.33% on December 1, 2012, and 33.33% on December 1, 2013.
(9)	Unexercisable options will vest on February 12, 2012.
(10)	Unexercisable options vested 20% on July 2, 2011, and will vest 20% on July 2, 2012, 20% on July 2, 2013, and 20% on July 2, 2014 and 20% on July 2, 2015.

Option Exercises and Stock Vested

The following table sets forth information about non-qualified options exercised by John P. McConnell in Fiscal 2011, including the number of common shares acquired upon exercise and the value realized. These were the only options exercised by NEOs in Fiscal 2011. The following table also sets forth information about the number of common shares acquired upon vesting of a restricted share award granted to Mr. Rose in Fiscal 2009 which vested in Fiscal 2011.

Option Exercises and Stock Vested for Fiscal 2011

	Option Awards		Stock Awards
Name	Number of Common Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John P. McConnell	74,000	773,300
George P. Stoe
B. Andrew Rose			5,000	74,850
Mark A. Russell
Harry A. Goussetis

Non-Qualified Deferred Compensation

As discussed above in “Compensation Discussion and Analysis – Compensation Components – Non-Qualified Deferred Compensation” beginning on page 38 of this Proxy Statement, the Company maintains two Employee Deferral Plans which provide for the deferral of compensation on a basis that is not tax-qualified – the 2000 NQ Plan and the 2005 NQ Plan. Contributions and deferrals for the period from March 1, 2000 to January 1, 2005 are maintained under the 2000 NQ Plan. Contributions and deferrals for periods on or after January 1, 2005 are maintained under the 2005 NQ Plan, which was adopted to replace the 2000 NQ Plan in order to comply with the provisions of Section 409A of the Internal Revenue Code. The terms of the 2005 NQ Plan, which are discussed below, are similar to those of the 2000 NQ Plan but are more restrictive with respect to the timing of deferral elections and the ability of participants to change the time and manner in which accounts will be paid. The Employee Deferral Plans are intended to supplement the 401(k) plans sponsored by the Company.

Only select highly-compensated employees of the Company, including the NEOs, are eligible to participate in the Employee Deferral Plans. As of August 4, 2011, approximately 112 employees of the Company were eligible to participate in the 2005 NQ Plan and 35 employees of the Company had accounts in the 2000 NQ Plan.

Under the 2005 NQ Plan, participants may defer the payment of up to 50% of their base salary and up to 100% of their bonus and/or short-term cash incentive bonus awards. Deferred amounts are credited to the participants’ accounts under the 2005 NQ Plan at the time the base salary or bonus compensation would have otherwise been paid. In addition, the Company may make discretionary employer contributions to participants’ accounts in the 2005 NQ Plan. For the 2010 calendar year, in order to provide the same percentage of retirement-related deferred compensation contributions to participants compared to other employees that would have been made but for the IRS limits on annual compensation that may be considered under tax-qualified plans, the Company made contributions to participants’ accounts under the 2005 NQ Plan equal to (i) 3% of a participant’s annual compensation (base salary plus bonus) in excess of the IRS maximum and (ii) a matching contribution of 50% of the first 4% of annual compensation contributed by the participant to a Company retirement plan to the extent not matched by the Company under the DPSP.

Participants in the 2005 NQ Plan may elect to have their accounts invested at a rate reflecting (a) the increase or decrease in the fair market value per share of the Company’s common shares with dividends reinvested, (b) a fixed rate which is set annually by the Compensation Committee (2.66% for Fiscal 2011), or (c) returns on any funds available for investment under the DPSP.

Employee accounts are fully vested under the 2005 NQ Plan. Payouts under the 2005 NQ Plan are made in cash, as of a specified date selected by the participant or, subject to the timing requirements of Section 409A of the Internal Revenue Code, when the participant is no longer employed by the Company, either in a lump sum or in installment payments, all as chosen by the participant at the time the deferral election is made. The Compensation Committee may permit hardship withdrawals from a participant’s account under the 2005 NQ Plan in accordance with defined guidelines. In the event of a change in control of the Company, the aggregate balance of each participant’s account will be accelerated and paid out as of the date of the change in control unless otherwise determined by three-fourths of the members of the Board.

The following table provides information concerning the participation by the NEOs in the Employee Deferral Plans for Fiscal 2011.

Non-Qualified Deferred Compensation for Fiscal 2011

Name	Name of Plan	Executive Contributions in Fiscal 2011 ($) (1)	Company Contributions in Fiscal 2011 ($)(2)	Aggregate Earnings in Fiscal 2011 ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at May 31, 2011 ($)(4)

John P. McConnell	2000 NQ Plan	0	0	7,879	0	300,445
	2005 NQ Plan	0	47,722	3,722	0	183,065

George P. Stoe	2000 NQ Plan	0	0	7,201	0	29,840
	2005 NQ Plan	0	39,000	492,062	0	2,071,628

B. Andrew Rose	2000 NQ Plan	0	0	0	0	0
	2005 NQ Plan	0	17,557	78	0	18,115

Mark A. Russell	2000 NQ Plan	0	0	0	0	0
	2005 NQ Plan	626,402	53,948	683,142	0	1,902,471

Harry A. Goussetis	2000 NQ Plan	0	0	13,765	0	40,267
	2005 NQ Plan	0	15,445	59,551	0	188,524

(1)	The amounts in this column reflect contributions to the 2005 NQ Plan during Fiscal 2011 as a result of deferrals of salary, bonuses and/or short-term cash incentive bonus awards which would otherwise have been paid to the NEO. These amounts are also included in the “Salary,” “Bonus” or “Short-Term Incentive Bonus Award” columns, respectively, for Fiscal 2011 in the “Fiscal 2011 Summary Compensation Table” on page 42 of this Proxy Statement.
(2)	These contributions are also included in the “All Other Compensation” column in the “Fiscal 2011 Summary Compensation Table” on page 42 of this Proxy Statement.
(3)	Amount included for Mr. McConnell includes the $232 listed for Fiscal 2011 in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the “Fiscal 2011 Summary Compensation Table” on page 42 of this Proxy Statement. This amount reflects the amount by which earnings in Fiscal 2011 on his accounts in the Employee Deferral Plans invested at the fixed rate exceeded the Applicable Comparable Rate.
(4)	The amounts included in the “Aggregate Balance at May 31, 2011” column represent contributions by the Company or the NEO and credited to the NEOs’ accounts under the 2000 NQ Plan or the 2005 NQ Plan, and earnings on those accounts. Of these amounts, contributions by the Company or the NEO have been included in prior Summary Compensation Tables, or would have been included in prior Summary Compensation Tables had the current disclosure rules been in effect at the time of such contributions and the NEO been an NEO at that time. The total amount of these Company and NEO contributions to these plans which are included in this column are as follows: (a) Mr. McConnell — $483,510; (b) Mr. Stoe — $2,101,468; (c) Mr. Rose — $18,115; (d) Mr. Russell — $1,902,471; and (e) Mr. Goussetis — $228,791.

Annual Cash Incentive Bonus Awards Granted For Fiscal 2012

The following supplemental table sets forth the annual cash incentive bonus awards granted to the NEOs under the Annual Incentive Plan for Executives in Fiscal 2012 as of the date of this Proxy Statement.

Annual Cash Incentive Bonus Awards Granted for Fiscal 2012

Name	Annual Cash Incentive Bonus Awards for Twelve- Month Performance Period Ending May 31, 2012(1)
	Threshold ($)	Target ($)	Maximum ($)

John P. McConnell	430,000	860,000	1,720,000

George P. Stoe	332,500	665,000	1,330,000

B. Andrew Rose	220,000	440,000	880,000

Mark A. Russell	262,500	525,000	1,050,000

Harry A. Goussetis (2)	—	—	—

(1)

Payouts of these annual cash incentive bonus awards for corporate executives are generally tied to achieving specified levels (threshold, target and maximum) of corporate economic value added and earnings per share (in each case excluding restructuring charges and non-recurring items) for the twelve-month performance period with each performance measure carrying a 50% weighting. For Mr. Russell, a business unit executive, the corporate earnings per share measure carries a 20% weighting, business unit operating income carries a 30% weighting, and business unit economic value added carries a 50% weighting. Earnings per share and operating income results are adjusted to eliminate the impact of FIFO gains or losses, and restructuring charges and non-recurring items are generally excluded in all calculations.

If the performance level falls between threshold and target or between target and maximum, the award is prorated. If threshold levels are not reached for any performance measure, no annual cash incentive bonus will be paid. Annual cash incentive bonus award payouts will be made within a reasonable time following the end of the performance period. In the event of a change in control of the Company (followed by termination of the participant’s employment during the relevant performance period), all annual cash incentive bonus awards would be considered to be earned at target, payable in full, and immediately settled or distributed.
(2)	Mr. Goussetis retired as President of the Pressure Cylinders business unit effective July 31, 2011 and accordingly did not receive an award for Fiscal 2012.

Long-Term Performance Awards, Option Awards and Restricted Share Awards Granted in Fiscal 2012

The following supplemental table sets forth the long-term performance awards (consisting of cash performance awards and performance share awards) for the three-year period ending May 31, 2014 and the option and restricted share awards granted to the NEOs in Fiscal 2012 through the date of this Proxy Statement.

Long-Term Performance Awards, Option Awards and Restricted Share Awards Granted in Fiscal 2012

Name	Cash Performance Awards for Three-Year Period Ending May 31, 2014 (1)			Performance Share Awards for Three-Year Period Ending May 31, 2014 (1)			Option Awards: Number of Common Shares Underlying Options (2)	Exercise or Base Price of Option Awards ($/Sh) (2)	Restricted Share Awards
	Threshold ($)	Target ($)	Maximum ($)	Threshold (# of Common Shares)	Target (# of Common Shares)	Maximum (# of Common Shares)

John P. McConnell	475,000	950,000	1,900,000
				12,500	25,000	50,000
							80,000	23.10
									20,000	(3)

George P. Stoe	400,000	800,000	1,600,000
				7,500	15,000	30,000
							72,000	23.10	—

B. Andrew Rose	175,000	350,000	700,000
				3,500	7,000	14,000
							30,000	23.10
									7,000	(3)
									185,000	(4)
Mark A. Russell	175,000	350,000	700,000
				3,500	7,000	14,000
							30,000	23.10
									7,000	(3)
									185,000	(4)
Harry A. Goussetis (5)	—	—	—	—	—	—	—	—	—

(1)

These columns show the potential payouts under the cash performance awards and the performance share awards granted to the NEOs under the 1997 LTIP for the three-year performance period from June 1, 2011 to May 31, 2014. Payouts of cash performance awards and performance share awards for corporate executives are tied to achieving specified levels (threshold, target and maximum) of cumulative corporate economic value added for the three-year period and earnings per share growth over the performance period, with each performance measure carrying a 50% weighting. For Mr. Russell, as a business unit executive, cumulative corporate economic value added and earnings per share growth measures together carry a 50% weighting, and business unit operating income targets are weighted 50%. In all calculations, restructuring charges and non-recurring items are generally excluded, and earnings per share and operating income results are adjusted to eliminate the impact of FIFO gains or losses. No awards are paid or distributed if none of the three-year threshold financial measures are met. If the performance levels fall between threshold and target or between target and maximum, the award is prorated. For further information on the terms of the cash performance awards and the performance share awards, see the discussion under the captions “Compensation Discussion and Analysis – Compensation Components – Performance Awards – General” “– Performance Share Awards” and “– Long-Term Cash Performance Awards” beginning on pages 34, 35 and 36, respectively, of this Proxy Statement. For information on the effect of a change in control, see the discussion under the caption “Compensation Discussion and Analysis – Change in Control” beginning on page 39 of this Proxy Statement.
(2)	Effective as of June 30, 2011, Mr. McConnell, Mr. Stoe, Mr. Rose and Mr. Russell were granted under the 2010 Stock Option Plan non-qualified options with respect to 80,000, 72,000, 40,000 and 36,000 common shares, respectively, with exercise prices equal to the fair market value of the underlying common shares on the date of grant. The options become exercisable over three years in increments of 33.33% per year on each anniversary of their grant date. For further information on the terms of the options, see the discussion under the caption “Compensation Discussion and Analysis – Compensation Components – Options” beginning on page 33 of this Proxy Statement. For information on the effect of a change in control, see the discussion under the caption “Compensation Discussion and Analysis – Change in Control” beginning on page 39 of this Proxy Statement.
(3)	These restricted share awards were granted effective June 30, 2011 under the 1997 LTIP as follows: Mr. McConnell (20,000), Mr. Rose (7,000) and Mr. Russell (7,000). The restricted common shares will be held in escrow by the Company and may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the restrictions thereon have lapsed. The restrictions on the restricted common shares will lapse and the restricted common shares will become fully vested three years from the date of grant, subject to the terms of each restricted share award. Each holder may exercise any voting rights associated with the restricted common shares during the restriction period. In addition, any dividends or distributions paid with respect to the common shares underlying the restricted common shares will be held by the Company in escrow during the restriction period and, at the end of the restriction period, will be distributed or forfeited in the same manner as the restricted common shares with respect to which they were paid.
(4)	Effective June 30, 2011, Mr. Rose and Mr. Russell each received a performance-based restricted share award covering 185,000 common shares which will fully vest if and when the closing price of the Company’s common shares reaches $30.00 per share or above for 30 consecutive days during the award’s five year term. Each holder may exercise any voting rights associated with the restricted common shares during the restriction period during the award’s five year term. The holder may not transfer the shares for five years after vesting, except for shares withheld or sold to pay taxes. In addition, any dividends or distributions paid with respect to the common shares underlying the restricted common shares will be held by the Company in escrow during the restriction period and, at the end of the restriction period, will be distributed or forfeited in the same manner as the restricted common shares with respect to which they were paid. During the period they are held in escrow, the performance-based restricted common shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the restrictions thereon have lapsed.
(5)	Mr. Goussetis retired as President of the Pressure Cylinders business unit on July 31, 2011 and was not granted any options or awards for Fiscal 2012. The Compensation Committee approved the acceleration of the vesting of the outstanding stock options held by Mr. Goussetis effective with his retirement.

COMPENSATION OF DIRECTORS

The Compensation Committee annually reviews, with the assistance of Towers Watson, certain market information provided by Towers Watson concerning compensation (both cash and non-cash) paid to directors. Based upon such information, the Company’s past practices concerning directors’ compensation and such other information as the Compensation Committee deems appropriate, the Compensation Committee makes recommendations to the Board with respect to directors’ compensation. Following consideration of such recommendations, the compensation payable to the directors is set by the entire Board.

Information provided by Towers Watson for Fiscal 2011 indicated that director compensation (both the cash portion and the equity portion) continued to be below the market median level of the Company’s comparator group. For Fiscal 2011, upon the recommendation of the Compensation Committee, the Board increased the number of common shares covered by options and restricted stock awards in the equity portion of director compensation but elected to leave the cash portion unchanged. For Fiscal 2012, upon the recommendation of the Compensation Committee, the Board increased the cash portion of director compensation and decreased the number of common shares covered by options and restricted stock awards.

Cash Compensation

The following table sets forth the cash compensation paid to the Company’s non-employee directors for Fiscal 2011 and payable for Fiscal 2012. Directors who are employees of the Company receive no additional compensation for serving as members of the Board or as members of Board committees. All directors are reimbursed for out-of-pocket expenses incurred in connection with serving as directors, including travel expenses.

	2011	2012
Annual Retainer	$45,000	$55,000
Lead Independent Director Annual Retainer	$25,000	$25,000
Attendance at a Board Meeting (including telephonic meetings)	$1,500	$1,500
Audit Committee Chair Annual Retainer	$10,000	$15,000
Compensation Committee Chair Annual Retainer	$7,500	$10,000
Committee Chair (other than Audit or Compensation) Annual Retainer	$7,500	$7,500
Attendance at a Board Committee Meeting (including telephonic meetings)	$1,500	$1,500

Director Deferral Plans

The Company maintains two Director Deferral Plans which provide for deferral of directors’ fees on a basis that is not tax-qualified. The Worthington Industries, Inc. Deferred Compensation Plan for Directors, as Amended and Restated effective June 1, 2000 (the “Directors 2000 NQ Plan”) governs deferrals prior to January 1, 2005. Deferrals with respect to the period on or after January 1, 2005 are governed by the Worthington Industries, Inc. Amended and Restated 2005 Deferred Compensation Plan for Directors (Restatement effective as of December 2008) (the “Directors 2005 NQ Plan”) which was adopted in order to comply with the provisions of Section 409A of the Internal Revenue Code applicable to non-qualified deferred compensation plans. The terms of the Directors 2005 NQ Plan, which are discussed below are similar to those of the Directors 2000 NQ Plan, but are generally more restrictive with respect to the timing of deferral elections and the ability of participants to change the time and manner in which accounts will be paid.

Under the Directors 2005 NQ Plan, non-employee directors are able to defer payment of all or a portion of their directors’ fees until a specified date or until they are no longer associated with the Company. Any fees deferred are credited to the director’s account at the time the fees would have otherwise been paid. Participants in the Director 2005 NQ Plan may elect to have their accounts invested at a rate reflecting (a) the increase or decrease in the fair market value per share of the Company’s common shares with dividends reinvested, (b) a fixed rate (2.66% for Fiscal 2011) which is set annually by the Compensation Committee, or (c) rates of return on any of the funds available for investment under the DPSP. The Directors 2005 NQ Plan, as well as the Directors 2000 NQ Plan, are administered by the Compensation Committee. All accounts are fully vested. The Compensation Committee may permit hardship withdrawals from a participant’s account under the Directors 2005 NQ Plan under defined guidelines. In the event of a defined change in control, participants’ accounts under the Directors 2005 NQ Plan will be accelerated and paid out as of the date of change in control.

Equity Grants

Under the Worthington Industries, Inc. Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors (the “2006 Directors Equity Plan”), the Board may grant non-qualified stock options, restricted stock, restricted stock units, stock appreciation rights and whole common shares to non-employee directors of the Company. Awards under the 2006 Directors Equity Plan are made by the Board in its discretion.

On September 30, 2010, each individual then serving as a non-employee director (other than Mr. Blystone) was granted: (a) an option to purchase 9,750 common shares, with an exercise price equal to the fair market value of the common shares on the grant date ($15.03); and (b) an award of 2,900 restricted common shares. As Lead Independent Director, Mr. Blystone was granted on September 30, 2010: (a) an option to purchase 14,625 common shares, with an exercise price equal to the fair market value of the common shares on the grant date ($15.03); and (b) an award of 4,350 restricted common shares. Each option granted to the non-employee directors has a ten-year term and will become vested and fully exercisable on September 29, 2011. The restricted common shares will also vest on September 29, 2011.

On March 30, 2011, Mr. Davis was elected to serve as a non-employee director and on that date was granted: (a) an option to purchase 4,875 common shares, with an exercise price equal to the fair market value of the common shares on the grant date ($20.41); and (b) an award of 1,450 restricted common shares. This option granted to Mr. Davis has a ten-year term and will become vested and fully exercisable on March 30, 2012. The restricted common shares also vest on March 30, 2012.

On June 30, 2011, Mr. Horton was elected to serve as a non-employee director and on that date was granted: (a) an option to purchase 2,438 common shares, with an exercise price equal to the fair market value of the common shares on the grant date ($23.10); and (b) an award of 725 restricted common shares. This option granted to Mr. Horton has a ten-year term and will become vested and fully exercisable on June 30, 2012. The restricted common shares also vest on June 30, 2012.

Upon a business combination or change in control (as defined in the 2006 Directors Equity Plan), each option will become vested and fully exercisable. Vesting of an option also accelerates upon death, total disability or retirement after a non-employee director attains age 65 or has served at least nine years as a member of the Board. If a non-employee director becomes totally disabled or dies while serving on the Board, he or she (or, in the event of death, his or her beneficiary) has three years from the date of the occurrence to exercise any vested options, subject to the stated term of the options. In the event a non-employee director retires after he or she has attained age 65 or has served at least nine years as a member of the Board, the non-employee director may exercise any vested options for a period of three years after the date of retirement, subject to the stated term of the options. If a non-employee director ceases to be a member of the Board for cause (as defined in the 2006 Directors Equity Plan), all options terminate immediately. If a non-employee director ceases to be a member of the Board for any reason other than those listed above, the non-employee director’s vested options may be exercised for a period of one year following the date of termination of service, subject to the stated term of the options, and any unvested options will be forfeited as of the date of termination of service.

The restricted share grants vest one year after the date of grant. Upon a business combination or change in control, all restricted common shares will become fully vested. In the case of death, total disability or retirement, all restricted common shares will also immediately become fully vested. If a non-employee director’s service on the Board terminates for any other reason, unvested restricted common shares will be forfeited. During the time between the grant date and the vesting date, a non-employee director may exercise full voting rights in respect of the restricted common shares and will be credited with any dividends paid on the restricted common shares (which dividends will be distributed with the restricted common shares if they vest, or forfeited if the restricted common shares are forfeited).

The Board has taken action providing that each individual serving as a non-employee director on September 29, 2011 (including each director nominee elected at the Annual Meeting) will be granted immediately following the Annual Meeting: (a) an option to purchase 8,000 common shares (12,000 for Mr. Blystone to reflect his position as Lead Independent Director), with an exercise price equal to the fair market value of the common shares on the grant date and with terms identical to the terms of the options granted on September 30, 2010, and (b) an award of 2,400 restricted common shares (3,600 for Mr. Blystone to reflect his position as Lead Independent Director), with terms which would be the same as those applicable to the restricted common shares awarded on September 30, 2010. Each option granted to the non-employee directors immediately following the 2011 Annual Meeting will become vested and fully exercisable on the first to occur of September 29, 2012 or the date of the 2012 Annual Meeting. Similarly, each restricted share granted to the non-employee directors immediately following the annual meeting of shareholders will vest on the first to occur of September 29, 2012 or the date of the annual meeting of shareholders in 2012.

Director Compensation for Fiscal 2011

The following table sets forth information concerning the compensation earned by the Company’s non-employee directors during Fiscal 2011.

Director Compensation for Fiscal 2011 (1)

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5)	Total ($)

Kerrii B. Anderson	58,500	43,587	47,580	-0-	149,667

John B. Blystone (6)	92,500	65,381	71,370	-0-	229,251

Mark C. Davis	24,000	29,595	23,790	-0-	77,385

Michael J. Endres	69,000	43,587	47,580	-0-	160,167

Peter Karmanos, Jr.	64,500	43,587	47,580	-0-	155,667

John R. Kasich (7)	11,703	43,587	47,580	-0-	102,870

Carl A. Nelson, Jr.	73,000	43,587	47,580	-0-	164,167

Sidney A. Ribeau	64,500	43,587	47,580	171	155,838

Mary Schiavo	66,000	43,587	47,580	87	157,254

(1)	John P. McConnell, the Company’s Chairman of the Board and CEO is not included in this table because he was an employee of the Company during Fiscal 2011 and received no additional compensation for his services as a director. The compensation received by Mr. McConnell as an employee of the Company is shown in the “Fiscal 2011 Summary Compensation Table” on page 42 of this Proxy Statement. In addition, Ozey K. Horton, Jr. is not included in this table because he did not serve as a director during Fiscal 2011.
(2)	Represents cash earned in Fiscal 2011 for annual retainer fees and Board and Board committee meeting fees in accordance with the cash compensation program discussed under the caption “Compensation of Directors — Cash Compensation” beginning on page 53 of this Proxy Statement.

(3)	The amounts shown in this column represent the aggregate grant date fair value of the restricted share awards granted to the then non-employee directors in Fiscal 2011, as computed in accordance with ASC 718. These amounts exclude the impact of estimated forfeitures, as required by SEC Rules. See “Note I – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the Company’s 2011 Form 10-K for assumptions used and additional information regarding the restricted share awards. The restricted share awards granted to the then non-employee directors on September 30, 2010 covering 2,900 common shares (4,350 for Mr. Blystone) had a grant date fair value of $15.03 per share (the closing price of the common shares on that date); and the restricted share award granted to Mr. Davis on March 30, 2011 covering 1,450 common shares had a grant date fair value of $20.41 per share (the closing price of the common shares on that date). Other than the restricted common shares awarded to Mr. Kasich which vested in full upon his retirement from the Board effective November 3, 2010, the restricted common shares described above were the only restricted share awards granted to directors during, and outstanding at the end of, Fiscal 2011.
(4)	The amounts shown in this column represent the aggregate grant date fair value of the options granted to the non-employee directors in Fiscal 2011, as computed in accordance with ASC 718. These amounts exclude the impact of estimated forfeitures, as required by SEC Rules. See “Note A – Summary of Significant Accounting Policies” and “Note I – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the Company’s 2011 Form 10-K for the valuation method and assumptions used and additional information regarding the options. The grant date fair value of the options granted to the then non-employee directors on September 30, 2010 was $47,580 covering 9,750 common shares ($71,370 covering 14,625 common shares for Mr. Blystone). The grant date value of the option granted to Mr. Davis on March 30, 2011 was $20.41 per share covering 4,875 common shares. The outstanding options held by the named individuals at the end of Fiscal 2011 covered the following number of common shares: Ms. Anderson – 9,750 common shares; Mr. Blystone – 76, 550 common shares; Mr. Endres – 10,000 common shares; Mr. Karmanos – 47,950 common shares; Mr. Kasich – 0 common shares; Mr. Nelson – 36,950 common shares; Mr. Ribeau – 43,950 common shares; and Ms. Schiavo – 47,950 common shares. Mr. Horton received an option covering 4,875 common shares on June 30, 2011; which was not granted in Fiscal 2011 and is not included in this table.
(5)	The fixed rate applicable to the Director Deferral Plans for Fiscal 2011 exceeded the Applicable Comparative Rate by an amount equal to 0.17%. The amounts shown in this column represent the amount by which earnings on accounts of the named directors in the Director Deferral Plans invested at the fixed rate exceeded the Applicable Comparative Rate (generally the amount invested under the fixed rate fund multiplied by 0.17%).
(6)	Mr. Blystone is the Company’s Lead Independent Director.
(7)	Mr. Kasich retired as a director of the Company effective as of November 3, 2010. Upon his retirement, his outstanding options and restricted common shares became fully vested.

EQUITY COMPENSATION PLAN INFORMATION

The Company maintains six equity compensation plans (the “Equity Plans”) under which common shares are authorized for issuance to eligible directors, officers and employees: (a) the 1990 Stock Option Plan; (b) the 1997 LTIP; (c) the Worthington Industries, Inc. Amended and Restated 2000 Stock Option Plan for Non-Employee Directors (Restatement effective as of November 1, 2008) (the “2000 Directors Option Plan”); (d) the 2003 Stock Option Plan; (e) the 2006 Directors Equity Plan; and (f) the Worthington Industries, Inc. 2010 Stock Option Plan. Each Equity Plan has been approved by the shareholders of the Company.

The following table shows for the Equity Plans, as a group, the number of common shares issuable upon the exercise of outstanding options and upon payout of outstanding performance share awards, the weighted-average exercise price of outstanding options, and the number of common shares remaining available for future issuance, excluding common shares issuable upon exercise of outstanding options or upon payout of outstanding performance share awards, in each case as of May 31, 2011.

Equity Compensation Plan Information

Plan Category	Number Of Common Shares To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights		Weighted-Average Exercise Price Of Outstanding Options, Warrants And Rights		Number Of Common Shares Remaining Available For Future Issuance Under Equity Compensation Plans [Excluding Common Shares Reflected In Column (a)]
	(a)		(b)		(c)
Equity compensation plans approved by shareholders	8,586,153	(1)	$16.29	(2)	8,518,060	(3)

Equity compensation plans not approved by shareholders	—		—		—

TOTAL	8,586,153	(1)	$16.29	(2)	8,518,060	(3)

(1)	Includes 128,000 common shares issuable upon exercise of outstanding options granted under the 1990 Stock Option Plan, 1,409,000 common shares issuable upon exercise of outstanding options granted under the 1997 LTIP, 83,000 common shares issuable upon exercise of the outstanding options granted under the 2000 Directors Option Plan, 5,953,950 common shares issuable upon exercise of outstanding options granted under the 2003 Stock Option Plan, and 194,875 common shares issuable upon exercise of outstanding options granted under the 2006 Directors Equity Plan. Also includes 817,328 common shares which represent the maximum number of common shares which may be paid out in respect of outstanding performance share awards granted under the 1997 LTIP.

Does not include 1,494,961 common shares which represent the maximum amount of common shares which may be paid out in respect of outstanding cash performance awards granted under the 1997 LTIP which were outstanding as of May 31, 2011, because to date all such awards have been paid in cash. If all long-term cash performance awards granted under the 1997 LTIP which were outstanding as of May 31, 2011, were paid out at their maximum amount and the Compensation Committee were to elect to make all payments in the form of common shares, then, based on the closing price ($21.83) of the Company’s common shares on May 31, 2011, the last business day of Fiscal 2011, the number of common shares which would be issued upon payout of the cash performance awards would be 1,494,961 common shares. The number of common shares, if any, actually issued with respect to long-term cash performance awards granted under the 1997 LTIP would be based on (i) the percentage of the cash performance awards determined by the Compensation Committee to be paid in common shares rather than cash, (ii) the actual performance level (i.e., threshold, target or maximum) used to determine the payout in respect of each long-term cash performance award and (iii) the price of the Company’s common shares at the time of payout.

(2)	Represents the weighted-average exercise price of options outstanding under the Equity Plans as of May 31, 2011. Also see note (1) above with respect to performance share awards and long-term cash performance awards granted under the 1997 LTIP. The weighted-average exercise price does not take these awards into account.
(3)

Includes 1,036,328 common shares available under the 1990 Stock Option Plan, 1,907,185 common shares available under the 1997 LTIP, 289,250 common shares available under the 2003 Stock Option Plan, 102,625 common shares available under the 2006 Directors Equity Plan, and 6,000,000 common shares available under the 2010 Stock Option Plan. In addition to options, performance share awards and long-term cash performance awards, the 1997 LTIP authorizes the Compensation Committee to grant awards in the form of stock appreciation rights, restricted stock, performance units, dividend equivalents, and other stock unit awards that are valued in whole or in part by reference to, or are otherwise based on, the

Company’s common shares or other property. The number shown in this column reflects the backing out of 817,328 common shares representing the maximum number of common shares which may be paid out in respect of outstanding performance share awards granted under the 1997 LTIP as described in the first paragraph of note (1) above. In addition to options, the 2006 Directors Equity Plan authorizes the Board to grant awards in the form of restricted stock, restricted stock units, stock appreciation rights and whole common shares. No common shares remain available for grants of future awards under the 2000 Directors Option Plan.

PROPOSAL 2: ADVISORY VOTE ON

NAMED EXECUTIVE OFFICER COMPENSATION

Section 14A of the Exchange Act, enacted in July 2010 as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), requires that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executives officers as disclosed in this proxy statement.

As described in detail under “Compensation Discussion and Analysis” beginning on page 27 and in the Fiscal 2011 Summary Compensation Table on page 42 and the accompanying tables and narrative, our executive compensation programs are reviewed annually by our Compensation Committee, with advice from an independent consultant, and consideration given to executive compensation paid by other companies. Our compensation programs are designed to foster alignment of executive management with the interests of shareholders.

The direct relationship of the compensation earned by the Company’s named executive officers to Company performance is exemplified by the amounts of compensation earned by the Company’s executives over the last three fiscal years. In Fiscal 2009, the Company’s financial results were poor, and even though this was driven by the economic recession rather than executive performance, the only short term cash incentive bonuses paid for that year were at Worthington Cylinders and the WIBS business unit, which were the only business units to reach threshold levels. In Fiscal 2010, the Company’s performance improved and exceeded expected levels, aided by actions taken by the Company in response to the depressed market conditions and short-term incentive bonuses were earned by the named executive officers as well as other employees for that fiscal year. In Fiscal 2011, the Company showed strong improvement with a 168% increase in diluted earnings per share (303% excluding the effects of FIFO gains and restructuring charges) and short term incentive bonuses were paid close to maximum levels.

Despite the much stronger financial results in Fiscal 2011 no long term incentive compensation was paid for any of the three-year performance periods ending in Fiscal 2011, Fiscal 2010, or Fiscal 2009, and even the strong performance in fiscal 2011 could not overcome the drag early in the three-year performance period caused by the recession.

As an example of executive compensation being aligned with the interests of shareholders, shareholders were also rewarded by the Company’s performance during Fiscal 2011, as the average share price of the Company’s common shares for the month of July following the Company’s earnings announcement, for the fiscal year was up solidly in July 2011 from July 2010. The Board of Directors also voted to increase the quarterly dividend for the first quarter of Fiscal 2012 from $0.10 per share to $0.12 per share.

The Company has been fairly conservative in providing severance benefits and perquisites to its executives. The Company has not entered into separate severance agreements with its executive officers and has provided change in control benefits only in connection with its long-term incentive awards. Recently, the Compensation Committee has elected to require a double trigger under the newer long-term incentive awards in the event of a change of control, also requiring a termination of employment within a specified period of time. In addition, the Company implemented stock ownership guidelines for its executive officers more than five years ago. The Company also provides limited perquisites; for example, it eliminated Company-provided automobiles for executives in 2007.

The vote on this resolution relates to the compensation of our named executive officers as a whole. The vote is advisory, which means that the vote is not binding on the Company, the Board or the Compensation

Committee. To the extent there is any significant vote against the named executive officer compensation, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

Accordingly, shareholders are being asked to approve the following resolution at the Annual Meeting:

RESOLVED, that the shareholders of Worthington Industries, Inc. (the “Company”) approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the Company’s proxy statement for its 2011 Annual Meeting of Shareholders pursuant to SEC compensation disclosure rules (including the Compensation Discussion and Analysis, the executive compensation tables and the narrative that accompanies the executive compensation tables).

Vote Required to Approve the Advisory Vote on Executive Compensation

The affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of all then outstanding common shares, present in person or by proxy, and entitled to vote on the proposal is required to approve the advisory resolution on named executive officer compensation. Abstentions will be counted in determining the required vote and will have the effect of votes “AGAINST” the advisory resolution. Broker non-votes will not be counted in determining the required vote.

The Board of Directors recommends a vote “FOR” the approval of the advisory resolution on named executive officer compensation.

PROPOSAL 3: ADVISORY VOTE ON FREQUENCY OF

FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, which was adopted as part of the Dodd-Frank Act, we are also seeking a shareholder advisory vote as to how often we should include a proposal, similar to Proposal 2 above, asking for an advisory vote on the compensation paid to our named executive officers. Shareholders may express their preference as to whether we should include an advisory vote on executive compensation every year, two years or every three years. If they wish, shareholders may also abstain from casting a vote on this proposal. In considering their vote, we encourage shareholders to carefully review the information presented in connection with Proposal 2 of this Proxy Statement. While this shareholder vote regarding frequency is an advisory vote that is not binding on the Company or the Board, we value the opinions of our shareholders and will consider the outcome of the vote when making our determination regarding how frequently this advisory vote will be held in the future.

The Board has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for the Company at this time, and unanimously recommends that stockholders vote for future advisory votes on executive compensation to occur every year. While the Company’s executive compensation programs are designed to promote both a short-term and a long-term connection between pay and performance, the Board recognizes that executive compensation disclosures are made annually. Given that the “Say on Pay” advisory vote provisions are new, holding an annual advisory vote on executive compensation provides the Company with more direct and immediate feedback on our compensation disclosures. However, shareholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change the Company’s executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of shareholders.

Vote Required to Approve the Frequency of Future Executive Compensation Votes

The form of proxy provides shareholders with the opportunity to choose among four options: holding the vote every year, every two years or every three years, or abstaining. Shareholders will not be voting to approve or disapprove the Board’s recommendation. The non-binding vote on the frequency of future advisory votes on executive compensation requires the approval of the holders of a majority of the votes entitled to be cast by the holders of all then outstanding common shares, present in person or by proxy, and entitled to vote on the proposal. The advisory vote regarding frequency of a shareholder advisory vote on executive compensation will be determined by whichever of the choices receives the greatest number of votes cast. Common shares represented by forms of proxy that are marked to indicate abstentions from this proposal and broker non-votes with respect to this proposal will not affect its outcome. All valid proxies received prior to the Annual Meeting which do not specify how common shares are to be voted will be voted, except in the case of broker non-votes for a frequency of ‘EVERY ONE YEAR”.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO CONDUCT FUTURE

ADVISORY VOTES ON EXECUTIVE COMPENSATION “EVERY ONE YEAR”.

PROPOSAL 4: APPROVAL OF FIRST AMENDMENT TO

THE WORTHINGTON INDUSTRIES, INC. AMENDED AND RESTATED

2006 EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

Subject to shareholder approval and upon the recommendation of the Compensation Committee, on June 29, 2011, the Board adopted the First Amendment to the 2006 Directors Equity Plan, which will add an aggregate of 500,000 common shares to the 2006 Directors Equity Plan (the “First Amendment”). The Board has not adopted any other changes to the terms of the 2006 Directors Equity Plan and is requesting only that shareholders authorize an additional 500,000 common shares to be reserved and available for awards. Of these common shares, 250,000 can only be used for stock option grants and the remaining 250,000 common shares can be used for stock options or other awards permitted by the 2006 Directors Equity Plan.

As of August 4, 2011, 100,187 common shares remained available for awards under the 2006 Directors Equity Plan. The additional 500,000 common shares which would be authorized upon approval of the First Amendment, would allow the Company to continue to provide long-term, equity-based incentives to non-employee directors of the Company, which we believe is in the best interests of our shareholders.

Plan Summary

The following summary of the 2006 Directors Equity Plan, as proposed to be amended by the First Amendment (the “Amended 2006 Directors Equity Plan” or the “Amended Plan”), a copy of which is attached to this Proxy Statement as Appendix II, does not purport to be complete and is qualified in its entirety by the terms of the Amended 2006 Directors Equity Plan.

Purpose

The Amended 2006 Directors Equity Plan is intended to foster and promote the long-term financial success of the Company and its related entities and to increase shareholder value by providing non-employee directors of the Company an opportunity to acquire and maintain an ownership interest in the Company and encouraging non-employee directors to remain as directors of the Company putting forth maximum efforts for the success of the Company and its related entities.

Administration

The Amended 2006 Directors Equity Plan is administered by the Board, which may delegate ministerial duties associated with the Amended Plan to any person the Board deems appropriate. The Board has the sole discretion to determine which non-employee directors of the Company will be granted awards and to establish the types of awards to be granted and the terms and conditions of those awards. Consistent with the objectives of the Amended 2006 Directors Equity Plan, the Board has the authority to adopt, amend and rescind rules and regulations relating to the Amended Plan and complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Amended Plan.

Types of Awards

The Amended 2006 Directors Equity Plan provides the Company with flexibility to respond to market changes in equity compensation practices relating to director compensation. The Amended Plan permits the grant of non-qualified stock options to purchase common shares (“options”), restricted stock, restricted stock units, stock appreciation rights (“SARs”) and whole common shares to non-employee directors of the Company.

Common Shares Available Under the Amended 2006 Directors Equity Plan

The aggregate number of common shares that may be the subject of awards under the Amended 2006 Directors Equity Plan will be:

•	450,000 common shares (reflecting an increase of 250,000 common shares pursuant to the First Amendment), which will be available for any awards under the Amended Plan; plus

•	the following aggregate number of common shares, which will be available only for options:

•	450,000 common shares (reflecting an increase of 250,000 common shares pursuant to the First Amendment).

The number of common shares available for awards under the Amended 2006 Directors Equity Plan (as well as the appropriate terms of outstanding awards) and common share-based limitations imposed under the Amended Plan will be adjusted to take into account share dividends, share splits, recapitalizations (including payments of extraordinary dividends), mergers, consolidations, combinations, spin-offs, distributions of assets to shareholders, exchanges of shares or other similar corporate changes affecting common shares. Common shares available for delivery under the Amended Plan may consist of treasury shares or authorized but unissued common shares. Common shares covered by awards that are forfeited, cancelled, terminated, relinquished, exchanged or otherwise settled without issuing common shares or without the payment of cash or any other consideration will be available for the grant of future awards under the Amended Plan. The number of common shares (if any) withheld to pay any exercise price or to satisfy any tax withholding obligation associated with the exercise or settlement of an award (or part of an award) will not be available for future grants under the Amended Plan.

Eligibility

Only non-employee directors of the Company are eligible to receive awards under the Amended 2006 Directors Equity Plan. As of the date of this Proxy Statement, there were nine non-employee directors of the Company, each of whom has previously received awards under the 2006 Directors Equity Plan. Awards under the 2006 Directors Equity Plan have been, and awards under the Amended 2006 Directors Equity Plan will be, made by the Board in its sole discretion.

Common Shares Underlying Awards Granted and to be Granted

As of August 4, 2011, 280,313 common shares were subject to outstanding options granted under the 2006 Directors Equity Plan to current non-employee directors of the Company, 18,200 common shares had been issued upon exercise of options granted to current non-employee directors, 23,925 common shares were subject to outstanding restricted stock awards granted to current non-employee directors and 88,000 common shares had been issued upon vesting of restricted stock awards granted to current non-employee directors.

The following table shows, as of August 4, 2011, the number and weighted-average exercise price of outstanding options and the number of outstanding restricted stock awards granted under the 2006 Directors Equity Plan to each non-employee director of the Company and all current non-employee directors as a group.

Name or Group (1)	Number of Common Shares Covered by Outstanding Options	Weighted-Average Exercise Price Per Common Share of Outstanding Options	Number of Common Shares Covered by Outstanding Restricted Stock Awards

Kerrii B. Anderson	9,750	$15.03	2,900
John B. Blystone (2)	66,550	$17.21	4,350
Mark C. Davis	4,875	$20.41	1,450
Michael J. Endres (3)	47,700	$17.42	2,900
Ozey K. Horton, Jr. (3)	2,438	$23.10	725
Peter Karmanos, Jr. (3)	53,700	$16.82	2,900
Carl A. Nelson, Jr. (3)	46,700	$17.40	2,900
Sidney A. Ribeau	53,700	$16.82	2,900
Mary Schiavo	51,700	$17.05	2,900

All current directors who are not officers (or employees) as a group (9 individuals)	337,113	$17.14	23,925

(1)	None of the individuals named in the Fiscal 2011 Summary Compensation Table, the other current executive officers of the Company, the employees of the Company and its subsidiaries or any associate of any director, executive officer or nominee for election as a director of the Company has been eligible to receive awards under the 2006 Directors Equity Plan.
(2)	Mr. Blystone is the Company’s Lead Independent Director.
(3)	Nominee for re-election as a director of the Company at the Annual Meeting.

The following table shows the number of common shares subject to options and the number of common shares subject to restricted stock awards that will be granted, effective as of the date of the Annual Meeting, to each of the non-employee directors of the Company and to the non-employee directors as a group, if the Board’s nominees are re-elected as directors of the Company at the Annual Meeting. Each option and each restricted stock award will have the same terms as those applicable to the options and restricted stock awarded as standard compensation to the non-employee directors of the Company during Fiscal 2011.

Name or Group (1)	Number of Common Shares Subject to Option(s)	Number of Common Shares Subject to Restricted Stock Award(s)

Kerrii B. Anderson	8,000	2,400

John B. Blystone (2)	12,000	3,600

Mark C. Davis	8,000	2,400

Michael J. Endres (3)	8,000	2,400

Ozey K. Horton, Jr. (3)	8,000	2,400

Peter Karmanos, Jr. (3)	8,000	2,400

Carl A. Nelson, Jr. (3)	8,000	2,400

Sidney A. Ribeau	8,000	2,400

Mary Schiavo	8,000	2,400

All current directors who are not officers (or employees) as a group (9 individuals)	76,000	22,800

(1)	None of the executive officers or other employees of the Company is eligible to receive awards.
(2)	Mr. Blystone is the Company’s Lead Independent Director.
(3)	Nominee for re-election as a director of the Company at the Annual Meeting.

Terms of Awards Under the Amended 2006 Directors Equity Plan

Options

The Board may grant options to non-employee directors of the Company under the Amended 2006 Directors Equity Plan. All options granted under the 2006 Directors Equity Plan have been, and all options which may be granted in the future under the Amended 2006 Directors Equity Plan will be, non-qualified stock options which are not intended to meet the requirements for incentive stock options under Section 422 of the Internal Revenue Code. Each grant of an option will be evidenced by an award agreement that describes the exercise price, the expiration date, when the option may be exercised and any other terms and conditions affecting the option. The Board will determine the exercise price for each option, but the exercise price must be at least equal to the fair market value of a common share on the date the option is granted (defined in the Amended 2006 Directors Equity Plan as the closing price of the common shares as reported on NYSE). On August 4, 2011, the closing price of the common shares as reported on NYSE was $18.34 per share. In addition, the Board will determine the term of the option, which may not exceed ten years.

A non-employee director may exercise an option by completing an exercise notice and paying the exercise price, each as described in the applicable award agreement. Generally, a non-employee director will not have any voting or dividend rights with respect to common shares covered by an option until the option has been exercised.

Unless the Board otherwise determines, it is currently anticipated that future grants of options under the Amended 2006 Directors Equity Plan will have the same terms as the options granted to the non-employee directors of the Company as standard compensation in Fiscal 2011 and described under the caption “COMPENSATION OF DIRECTORS – Equity Grants” beginning on page 54 of this Proxy Statement.

Restricted Stock

The Board may grant restricted stock awards to non-employee directors of the Company under the Amended 2006 Directors Equity Plan. Each restricted stock award will be evidenced by an award agreement that describes the restriction period, the terms and conditions that must be met during the restriction period and any other terms and conditions affecting the restricted stock. Restricted stock will be held by the Company as escrow agent and will be:

•	forfeited if the applicable terms and conditions have not been met; or

•

released from escrow and distributed to the non-employee director as soon as administratively feasible after the last day of the restriction period, if the applicable terms and conditions have been met.

Unless otherwise provided in the associated award agreement, a non-employee director who has been granted restricted stock may exercise full voting rights with respect to the underlying common shares during the restriction period. In addition, unless otherwise provided in the associated award agreement, any dividends and other distributions paid with respect to the common shares underlying the restricted stock award will be held by the Company as escrow agent during the restriction period and subject to the same restrictions on transferability and forfeitability as the restricted stock with respect to which they were paid.

Unless the Board otherwise determines, it is currently anticipated that future grants of restricted stock under the Amended 2006 Directors Equity Plan will have the same terms as the restricted stock granted to the non-employee directors of the Company as standard compensation in Fiscal 2011 and described under the caption “COMPENSATION OF DIRECTORS – Equity Grants” beginning on page 54 of this Proxy Statement.

Restricted Stock Units

The Board may grant restricted stock units to non-employee directors of the Company under the Amended 2006 Directors Equity Plan. Restricted stock units are unfunded, unsecured rights to receive a specified number of common shares (or cash equal to the fair market value of those common shares) in the future. Each grant of restricted stock units will be evidenced by an award agreement that describes the restriction period, the terms and conditions that must be met during the restriction period, whether the restricted stock units will be settled in cash and/or common shares and any other terms and conditions affecting the restricted stock units. Restricted stock units will be forfeited if the applicable terms and conditions are not met. If the applicable terms and conditions are met, the restricted stock units will be settled in (i) a number of common shares equal to the number of whole restricted stock units covered by the award (any fractional restricted stock unit will be settled in cash) or (ii) cash equal to the number of restricted stock units covered by the award, multiplied by the fair market value of a Common Share on the settlement date or (iii) a combination of common shares and cash. Generally, a non-employee director will not have any voting or dividend rights with respect to the common shares covered by restricted stock units until the restricted stock units have been settled.

SARs

The Board may grant SARs to non-employee directors of the Company under the Amended 2006 Directors Equity Plan. Each grant of SARs will be evidenced by an award agreement that describes the exercise price, the expiration date, when the SARs may be exercised, whether the SARs will be settled in common shares or cash and any other terms and conditions affecting the SARs. The Board will determine the exercise price for each SAR, but the exercise price must be at least equal to the fair market value of a Common Share on the date the SAR is granted. In addition, the Board will determine the term of the SARs, which may not exceed ten years. A non-employee director may exercise an SAR by completing an exercise notice. As soon as administratively feasible after SARs are exercised, a non-employee director will be entitled to an amount equal to (i) the difference between the fair market value of a common share on the date the SARs are exercised and the exercise price, multiplied by (ii) the number of SARs being exercised. The SARs may be settled in common shares and/or cash as described in the applicable award agreement. Generally, a non-employee director will not have any voting or dividend rights with respect to the common shares covered by SARs until the SARs have been exercised.

Whole Common Shares

The Board may grant whole common shares to non-employee directors of the Company under the Amended 2006 Directors Equity Plan on any basis and subject to any terms and conditions that the Board believes to be appropriate.

Prohibition on Repricing

The Amended 2006 Directors Equity Plan expressly prohibits the repricing of an award.

Effect of Termination of Service on Awards

Unless a particular award agreement provides otherwise, the following rules apply to awards granted under the Amended 2006 Directors Equity Plan:

Death, Disability or Retirement

If a non-employee director’s service on the Board terminates due to the non-employee director’s death, disability (as defined in the Amended 2006 Directors Equity Plan) or retirement (as defined in the Amended 2006 Directors Equity Plan):

•

all options and SARs (whether or not then exercisable) will become fully vested and exercisable and will remain exercisable until the earlier of the expiration date specified in the associated award agreement or the third anniversary of the non-employee director’s termination of service;

•	all restricted stock and restricted stock units will become fully vested; and

•	all whole common shares will be subject to the terms and conditions provided in the associated award agreement.

In general, “retirement” is defined in the Amended 2006 Directors Equity Plan to mean retirement of a director from service on the Board after having attained age 65 or served at least nine years as a member of the Board (or a shorter period specified by the Board that may not be less than six years).

Cause

If a non-employee director’s service on the Board is terminated for cause (as defined in the Amended 2006 Directors Equity Plan), all awards that are outstanding (whether or not then exercisable) will be forfeited on the termination date.

Other Types of Termination of Service

If a non-employee director’s service on the Board terminates for any reason not described above:

•

all options and SARs that are outstanding and then vested and exercisable on the termination date will remain exercisable until the earlier of the expiration date specified in the associated award agreement or the first anniversary of the non-employee director’s termination of service; and

•	all options and SARs that are not then vested and exercisable and all other awards that are outstanding will be forfeited on the termination date.

Notwithstanding the foregoing, the Board will have the right to accelerate the vesting or exercisability of any award upon a non-employee director’s termination of service.

Impact of Section 409A of Internal Revenue Code

Regardless of any other provision in the Amended 2006 Directors Equity Plan or the associated award agreement, if a non-employee director becomes entitled to the payment, exercise or settlement of any award that is subject to Section 409A of the Internal Revenue Code upon the non-employee director’s termination of service on the Board, the payment, exercise or settlement of such award will not be made or permitted before the non-employee director “separates from service” as defined in Section 409A.

Other Limits on Exercisability or Settlement

Unless otherwise specified in the associated award agreement or another written agreement between the Company and a non-employee director, all awards granted to a non-employee director that have not been exercised or settled will be forfeited if the non-employee director:

•

without the Board’s written consent, serves (or agrees to serve) as an officer, director, consultant or employee of another entity, or becomes the owner of a business, or renders any service to any entity, in each case which entity or business competes with the Company or any related entity; or

•	deliberately engages in any action that the Board concludes could harm the Company or any related entity.

Buy Out of Awards

The Board generally has the authority under the Amended 2006 Directors Equity Plan to offer to buy any outstanding awards not subject to Internal Revenue Code Section 409A (i.e., options, SARs, restricted stock and certain restricted stock units that settle shortly after vesting) for cash or by substitution of another award. Any buy out will be completed as soon as administratively feasible, but no later than 60 days, after a non-employee director’s acceptance of a buy out offer.

Impact of Business Combination or Change in Control

Unless otherwise provided in the applicable award agreement, upon a “business combination” or a “change in control” (as defined in the Amended 2006 Directors Equity Plan), all of a non-employee director’s awards will become fully vested and exercisable.

A “business combination” means any of the following:

•

the date that any person or group acquires ownership of the Company’s common shares that, together with the common shares held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the Company’s common shares; or

•

the date that any person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) ownership of the Company’s common shares possessing 30% or more of the total voting power of the Company’s common shares; or

•

the date that a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or

•

the date that any person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition.

This definition will be interpreted in a manner consistent with the definition of a “change in control event” under Section 409A of the Internal Revenue Code and the related Treasury regulations.

A “change in control” will occur when any person (other than (i) the Company or any related entity, (ii) any employee benefit plan of the Company or any related entity or any trustee of or fiduciary with respect to any such plan when acting in such capacity or (iii) any person who, on September 27, 2006, was an affiliate of the Company owning in excess of 10% of the outstanding common shares and the respective successors, executors, legal representatives, heirs and legal assigns of such a person), alone or together with that person’s affiliates and associates, has acquired or obtained the right to acquire the beneficial ownership of 25% or more of the common shares then outstanding.

Term of the Plan

The 2006 Directors Equity Plan became effective on September 27, 2006. If the First Amendment is approved by the shareholders at the Annual Meeting, the First Amendment will be effective on that date (i.e., September 29, 2011). Unless earlier terminated or suspended by the Board, the Amended 2006 Directors Equity Plan will continue until the day after the Company’s 2016 Annual Meeting of Shareholders.

Amendment and Termination

The Board may terminate, suspend or amend the Amended 2006 Directors Equity Plan at any time without shareholder approval, except as required by applicable law or to satisfy the requirements imposed by any securities exchange, market or other quotation system on or through which the Company’s securities than are listed or traded. In addition, no termination, suspension or amendment may adversely affect any awards previously granted to a non-employee director without his or her consent. Notwithstanding the foregoing, the Board may amend the Amended 2006 Directors Equity Plan and any award agreement without additional consideration to the affected non-employee director(s) to the extent necessary to avoid penalties arising under Section 409A of the Internal Revenue Code.

Transferability

In general, awards are not transferable, except by will or the laws of descent and distribution and, during a non-employee director’s lifetime, may be exercised only by the non-employee director or his or her guardian or legal representative. However, with the permission of the Board, a non-employee director may transfer an award to a revocable inter vivos trust of which he or she is the settlor or certain other permitted transferees (as defined in the Amended 2006 Directors Equity Plan).

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income tax consequences relating to the Amended 2006 Directors Equity Plan. This summary is based on U.S. federal tax laws and regulations in effect on the date of this Proxy Statement and does not purport to be a complete description of the U.S. federal income tax laws.

Options

A non-employee director will not recognize any taxable income when an option is granted and the Company will not receive a deduction at that time. However, in general, when an option is exercised, a non-employee director will recognize ordinary income equal to the excess, if any, of the fair market value of the common shares that the non-employee director purchased on the date of exercise over the exercise price. When an option is exercised, the Company will be entitled to a deduction equal to the ordinary income that the non-employee director recognizes.

Restricted Stock

Unless a non-employee director makes an election under Section 83(b) of the Internal Revenue Code (a “Code §83(b) election”), the non-employee director will not recognize taxable income when restricted stock is granted and the Company will not receive a deduction at that time. Instead, a non-employee director will recognize ordinary income when the restricted stock vests (e.g., the underlying common shares are freely transferable or are not subject to a substantial risk of forfeiture) equal to the fair market value of the underlying common shares at such time, less any consideration paid for the restricted stock. The Company will be entitled to a deduction equal to the ordinary income that the non-employee director recognizes. If a non-employee director makes a Code §83(b) election, the non-employee director will recognize ordinary income equal to the fair market value of the common shares subject to the restricted stock award on the grant date, and the Company will be entitled to a deduction equal to the ordinary income that the non-employee director recognizes at that time. However, the non-employee director will not recognize taxable income at the time the restricted stock vests. In addition, a non-employee director may not take a tax deduction in connection with any forfeiture of restricted stock subject to a Code §83(b) election.

Restricted Stock Units

A non-employee director will not recognize taxable income when restricted stock units are granted and the Company will not receive a deduction at that time. Instead, a non-employee director will recognize ordinary income equal to the cash and/or fair market value of the common shares actually received in settlement of the restricted stock units, less any consideration paid for the common shares received. The Company generally will be entitled to a deduction equal to the ordinary income that the non-employee director recognizes at that time.

SARs

A non-employee director will not recognize any taxable income when an SAR is granted and the Company will not receive a deduction at that time. When an SAR is exercised, a non-employee director will recognize ordinary income equal to the cash and/or fair market value of the common shares actually received in settlement of the SAR. The Company will be entitled to a deduction equal to the ordinary income that the non-employee director recognizes at that time.

Whole Common Shares

In general, a non-employee director will recognize ordinary income equal to the fair market value of the common shares when received and the Company will receive a deduction equal to the ordinary income that the non-employee director recognizes at that time.

Section 409A

Section 409A of the Internal Revenue Code imposes certain restrictions on amounts deferred under non-qualified deferred compensation plans and a 20% additional tax on amounts that are subject to, but do not comply with, Section 409A. Section 409A includes a broad definition of non-qualified deferred compensation plans, which includes certain types of awards granted under the Amended 2006 Directors Equity Plan. The Company intends for the awards granted under the Amended 2006 Directors Equity Plan to comply with or be exempt from the requirements of Section 409A, as applicable.

Other Matters

The Company is seeking shareholder approval of the First Amendment to comply with the requirements of applicable laws, SEC Rules and NYSE Rules. If such shareholder approval is not obtained, the First Amendment will be null and void and the additional 500,000 common shares which are the subject of the First Amendment will not become available under the 2006 Directors Equity Plan.

Recommendation and Vote to Approve the First Amendment

The proposal to approve the First Amendment will be submitted to the shareholders in the form of the following resolution:

RESOLVED, that the First Amendment to the Worthington Industries, Inc. Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors as set forth in Appendix II to the Proxy Statement of the Company for the Annual Meeting of Shareholders held on September 29, 2011 be, and the same hereby is, approved.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY

VOTE “FOR” THE APPROVAL OF THE FIRST AMENDMENT TO THE

AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS.

Approval of the First Amendment requires the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of all then outstanding common shares, present in person or by proxy, and entitled to vote on the proposal; provided that the total vote cast on the proposal represents over 50% of all common shares entitled to vote on the proposal. Under applicable NYSE Rules, broker non-votes will not be treated as votes cast. Abstentions will be treated as votes cast and will have the effect of a vote “AGAINST” the proposal.

PROPOSAL 5: RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Company’s Board has selected KPMG LLP (“KPMG”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2012, and recommends that the shareholders of the Company vote for the ratification of that selection. KPMG audited the Company’s consolidated financial statements as of and for the fiscal years ended May 31, 2011, and May 31, 2010, and the effectiveness of the Company’s internal control over financial reporting as of May 31, 2011 and May 31, 2010. Representatives of KPMG are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

The selection of the Company’s independent registered public accounting firm is made annually by the Audit Committee. The Company has determined to submit the selection of the independent registered public accounting firm to the shareholders for ratification because of such firm’s role in reviewing the quality and integrity of the Company’s consolidated financial statements and internal control over financial reporting. Before selecting KPMG, the Audit Committee carefully considered that firm’s qualifications as the independent registered public accounting firm for the Company and the audit scope.

Recommendation and Vote Required to Ratify Selection of KPMG

THE AUDIT COMMITTEE AND THE BOARD RECOMMEND THAT THE SHAREHOLDERS OF THE COMPANY VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG.

The affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of all then outstanding common shares, present in person or by proxy, and entitled to vote on the proposal, is required to ratify the selection of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2012. The effect of an abstention is the same as a vote “AGAINST” the proposal. Even if the selection of KPMG is ratified by the shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of KPMG and to engage another firm if the Audit Committee determines such action is necessary or desirable. If the selection of KPMG is not ratified, the Audit Committee will reconsider (but may decide to maintain) the selection.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee for the Fiscal Year Ended May 31, 2011

The Audit Committee oversees the Company’s financial and accounting functions, controls, reporting processes and audits on behalf of the Board in accordance with the Audit Committee’s written charter. The Audit Committee is responsible for providing independent, objective oversight of the integrity and quality of the Company’s consolidated financial statements, the qualifications and independence of the Company’s independent registered public accounting firm, the performance of the Company’s internal auditors and independent registered public accounting firm and the annual independent audit of the Company’s consolidated financial statements. Management has the primary responsibility for the preparation, presentation and integrity of the Company’s consolidated financial statements and the reporting process, for the appropriateness of the accounting principles and reporting policies that are used by the Company, for the establishment and maintenance of effective systems of disclosure controls and procedures and internal control over financial reporting, and for the preparation of the annual report on management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm, KPMG, is responsible for auditing the Company’s annual consolidated financial statements included in the Company’s Annual Report on Form 10-K in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing its report thereon based on such audit, for issuing an audit report on the effectiveness of the Company’s internal control over financial reporting, and for reviewing the Company’s unaudited interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q.

In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the Company’s audited consolidated financial statements, as of and for the fiscal year ended May 31, 2011 and discussed with management the quality, not just the acceptability, of the accounting principles as applied in the Company’s financial reporting, the reasonableness of significant judgments and accounting estimates, and the clarity and completeness of disclosures in the consolidated financial statements.

In fulfilling its oversight responsibilities, the Audit Committee met with management, the Company’s internal auditors and KPMG throughout the year. Since the beginning of the fiscal year, the Audit Committee met with the Company’s internal auditors and KPMG, with and without management present, to discuss the overall scope of their respective annual audit plans, the results of their respective audits, the effectiveness of the Company’s internal control over financial reporting, including management’s and KPMG’s reports thereon and the bases for the conclusions expressed in those reports, and the overall quality of the Company’s financial reporting. Throughout that period, the Audit Committee reviewed management’s plan for documenting and testing controls, the results of the documentation and testing, any deficiencies discovered and the resulting remediation of the deficiencies. In addition, the Audit Committee reviewed and discussed with KPMG all matters required by auditing standards generally accepted in the United States, including those described in Statement on Auditing Standards No. 114, The Auditor’s Communication With Those Charged With Governance.

The Audit Committee has discussed with KPMG the independence of that firm from management and the Company. The Audit Committee has received from KPMG the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with

KPMG any relationships with or services to the Company or the Company’s subsidiaries that may impact the objectivity and independence of KPMG, and the Audit Committee has satisfied itself as to the independence of KPMG.

Management and KPMG have represented to the Audit Committee that the Company’s audited consolidated financial statements, as of and for the fiscal year ended May 31, 2011, were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed those audited consolidated financial statements with management and KPMG.

Based on the Audit Committee’s reviews and discussions referred to above and the Audit Committee’s review of the report of KPMG to the Audit Committee, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included (and the Board approved such inclusion) in the Company’s Annual Report on Form 10-K for Fiscal 2011 filed with the SEC on August 1, 2011. The Audit Committee has also selected KPMG as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2012 and recommends that the shareholders ratify such selection.

The foregoing report is provided by the Audit Committee of the Company’s Board:

Audit Committee

Carl A. Nelson, Jr., Chair
Michael J. Endres
Sidney A. Ribeau
Mary Schiavo
Kerrii B. Anderson, ad hoc

Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm

Under applicable SEC Rules, the Audit Committee is to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to ensure that the performance of these services does not impair the firm’s independence from the Company. The SEC Rules specify the types of non-audit services that independent registered public accounting firms may not provide to their audit clients and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm.

Consistent with applicable SEC Rules, the charter of the Audit Committee requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent registered public accounting firm to the Company or any of its subsidiaries. The Audit Committee may delegate pre-approval authority to one or more designated members of the Audit Committee and, if it does, the decision of that member or members must be reported to the full Audit Committee at its next regularly scheduled meeting.

All requests or applications for services to be provided by the independent registered public accounting firm must be submitted to the Audit Committee by both the independent registered public accounting firm and the Company’s Chief Financial Officer and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC Rules governing auditor independence.

Independent Registered Public Accounting Firm Fees

Fees billed for services rendered by KPMG for each of Fiscal 2011 and Fiscal 2010 were as follows:

Type of Fees	Fiscal 2011	Fiscal 2010
Audit Fees	$1,390,618	$1,719,811
Audit-Related Fees	—	150,453
Tax Fees	89,062	59,077

Total	$1,479,680	$1,929,341

All of the services rendered by KPMG to the Company and the Company’s subsidiaries during Fiscal 2011 and Fiscal 2010 were pre-approved by the Audit Committee. Fees for Fiscal 2010 were updated from last year’s Proxy Statement to include billings received after the date of the Proxy Statement.

In accordance with applicable SEC Rules, “Audit Fees” are fees for professional services rendered for: the audit of the Company’s consolidated financial statements; the review of the interim consolidated financial statements included in the Company’s Forms 10-Q; the audit of the Company’s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the applicable fiscal years.

“Audit-Related Fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements that are not reported under “Audit Fees.” The Fiscal 2010 “Audit-Related Fees” included fees related to work performed in connection with the underwritten public offering of $150 million aggregate principal amount of the Company’s 6.50% Notes due April 15, 2020 completed on April 13, 2010 and the related Registration Statement on Form S-3 filed with the SEC to register those 6.50% Notes.

“Tax Fees” are fees for professional services rendered for tax compliance, tax advice and tax planning.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has implemented rules regarding the delivery of proxy materials (i.e., annual reports and proxy statements) to households. This method of delivery, often referred to as “householding,” would permit the Company to send a single annual report and/or a single proxy statement to any household at which two or more registered shareholders reside if the Company reasonably believes such shareholders are members of the same family or otherwise share the same address or that one shareholder has multiple accounts. The householding process may also be used for the delivery of Notices of Internet Availability of Proxy Materials, when applicable. In each case, the shareholder(s) must consent to the householding process in accordance with applicable SEC Rules. Each shareholder would continue to receive a separate notice of any meeting of shareholders and proxy card. The householding procedure reduces the volume of duplicate information shareholders receive and reduces the Company’s expenses. The Company may institute householding in the future and will notify registered shareholders affected by householding at that time. Registered shareholders sharing an address may request delivery of a single copy of annual reports to shareholders, proxy statements and Notices of Internet Availability of Proxy Materials by contacting the Investor Relations Department of the Company at Worthington Industries, Inc., 200 Old Wilson Bridge Road, Columbus, Ohio 43085, Attention: Catherine M. Lyttle, Vice President-Communications and Investor Relations.

Many broker/dealers and other holders of record have instituted householding. If your family has one or more “street name” accounts under which you beneficially own common shares of the Company, you may have received householding information from your broker/dealer, financial institution or other nominee in the past.

Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement or the Company’s 2011 Annual Report to Shareholders or wish to revoke your decision to household and thereby receive multiple copies of the Company’s proxy materials. You should also contact the holder of record if you wish to institute householding.

SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Shareholders of the Company seeking to bring business before an annual meeting of shareholders (an “annual meeting”) or to nominate candidates for election as directors at an annual meeting must provide timely notice thereof in writing to the Company’s Secretary. Under Section 1.08(A) of the Company’s Code of Regulations, to be timely, a shareholder’s notice with respect to business to be brought before an annual meeting must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 30 days prior to an annual meeting. However, if less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, the shareholder’s notice must be received no later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. In order for a shareholder’s notice to be in proper form, it must include: (a) a brief description of the business the shareholder desires to bring before an annual meeting; (b) the reasons for conducting the proposed business at an annual meeting; (c) the name and address of the proposing shareholder; (d) the number of common shares beneficially owned by the proposing shareholder; and (e) any material interest of the proposing shareholder in the business to be brought before an annual meeting. The requirements applicable to nominations are described above in “CORPORATE GOVERNANCE – Nominating Procedures” beginning on page 9 of this Proxy Statement.

A shareholder seeking to bring business before an annual meeting must also comply with all applicable SEC Rules. Under SEC Rule 14a-8, proposals of shareholders intended to be presented at the Company’s 2012 Annual Meeting must be received by the Company no later than April 20, 2012, to be eligible for inclusion in the Company’s proxy materials relating to the 2012 Annual Meeting. Upon receipt of a shareholder proposal, the Company will determine whether or not to include the proposal in the proxy materials in accordance with applicable SEC Rules.

The SEC has promulgated rules relating to the exercise of discretionary voting authority pursuant to proxies solicited by the Board. Generally, a proxy may confer discretionary authority to vote on any matters brought before an annual meeting if the Company did not have notice of the matter at least 45 days before the date on which the Company first sent its proxy materials for the prior year’s annual meeting and a specific statement to that effect is made in the proxy statement or proxy card. If during the prior year, the Company did not hold an annual meeting, or if the date of the meeting has changed more than 30 days from the prior year, then notice must not have been received a reasonable time before the Company mails its proxy materials for the current year. Any written notice required as described in this paragraph must have been given by July 5, 2011, for matters to be brought before the 2011 Annual Meeting. Any written notice required as described in this paragraph must be given by July 4, 2012 for matters to be brought before the 2012 Annual Meeting.

Any written notice to be given with respect to matters set forth in the three prior paragraphs of this “SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING” section should be sent to the Company’s Secretary, Dale T. Brinkman, Worthington Industries, Inc., 200 Old Wilson Bridge Road, Columbus, Ohio 43085 or by fax to (614) 840-3706.

The Company’s 2012 Annual Meeting of Shareholders is currently scheduled to be held on September 27, 2012.

FUTURE ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

Registered shareholders can further reduce the costs incurred by the Company in mailing proxy materials by consenting to receive all future proxy statements, proxy cards, annual reports to shareholders and Notices of

Internet Availability of Proxy Materials electronically via e-mail or the Internet. To sign up for electronic delivery of future proxy materials, you must vote your common shares electronically via the Internet by logging on to www.proxyvote.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. You will be responsible for any fees or charges that you would typically pay for access to the Internet.

ANNUAL REPORT ON FORM 10-K

Audited consolidated financial statements for Worthington Industries, Inc. and its subsidiaries for Fiscal 2011 are included in the 2011 Annual Report to Shareholders which is being delivered with this Proxy Statement. Additional copies of these financial statements and the Company’s Annual Report on Form 10-K for Fiscal 2011 (excluding exhibits) may be obtained, without charge, by sending a written request to the Company’s Investor Relations Department at 200 Old Wilson Bridge Road, Columbus, Ohio 43085, Attention: Catherine M. Lyttle, Vice President-Communications and Investor Relations. The Company’s Annual Report on Form 10-K for Fiscal 2011 is also available on the Company’s web site located at www.worthingtonindustries.com and can also be found on the SEC web site located at www.sec.gov.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board knows of no business that will be presented for action by the shareholders at the Annual Meeting other than those matters discussed in this Proxy Statement. However, if any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the individuals acting under the proxies solicited by the Board will vote and act according to their best judgment in light of the conditions then prevailing, to the extent permitted under applicable law.

This Proxy Statement and the accompanying proxy card have been approved by the Board and are being mailed and delivered to shareholders by its authority.

By Order of the Board of Directors,

Dated: August 18, 2011	/s/ Dale T. Brinkman
Dale T. Brinkman,
Secretary

APPENDIX I

COMPANIES INCLUDED IN COMPARATOR GROUP

2009 U.S. CDB General Industry Executive Database –

Custom Analysis - Participant Listing - July 2011

AAA Northern California,	ArvinMeritor	CA
Utah & Nevada	Arysta LifeScience North	Cablevision Systems
AAA of Science	America	Cabot
Abbott Laboratories	Ascend Media	CACI International
ABC	Ashland	Cadbury North America
Abercrombie & Fitch	Associated Banc-Corp	Calgon Carbon
Accenture	AstraZeneca	California Independent
ACH Food	ATC Management	System Operator
Activision Blizzard	A.T. Cross	Callaway Golf
Acuity	Atmos Energy	Calpine
Acxiom	Atos Origin	Cameron International
Adecco	AT&T	Campbell Soup
Advanced Micro Devices	Aurora Healthcare	Capital One Financial
Advance Publications	Aurora Loan Services	Capitol Broadcasting -
AECOM Technology	Auto Club Group	WRAL
Aegon USA	Automatic Data	Cardinal Health
AEI Services	Processing	Career Education
Aerojet	Avaya	CareFusion
Aeropostale	Avery Dennison	Cargill
AES	Avis Budget Group	Carlson
AFLAC	Avista	Carmeuse Lime & Stone
Agentrics	Avon Products	Carpenter Technology
Agilent Technologies	AXA Equitable	Catalent Pharma
AGL Resources	Baccarat	Solutions
Agrium U.S.	Badger Meter	Caterpillar
A.H. Belo	BAE Systems	Catholic Healthcare West
AIG	Ball	CBS
Air Liquide America	Bank of America	CDI
Air Products and	Bank of Hawaii	Celestica
Chemicals	Bank of the West	Celgene
Alcatel-Lucent	Barrick Gold of North	Cemex
Alcoa	America	CenterPoint Energy
Alcon Laboratories.	BASF	Century Aluminum
Alexander & Baldwin	Battelle Memorial	Cephalon
Allegheny Energy	Institute	CF Industries
Allergan	Baxter International	Chanel
Allete	Bayer	CH Energy Group
Alliance Data Systems	Bayer CropScience	Cheniere Energy
Alliant Energy	Bayer MaterialScience	Chevron
Alliant Techsystems	BB&T	Chevron Phillips
Allianz	BBVA Compass	Chemical
Allstate	BD	Chicago Mercantile
Ally Financial	Beckman Coulter	Exchange
Amazon.com	Belo	Chiquita Brands
AMC Entertainment	Benjamin Moore	Choice Hotels
Ameren	Best Buy	International
American Airlines	BG US Services	Chrysler
American Airlines	Big Lots	CHS
Publishing	Biogen Idec	CH2M Hill
American Chemical	Bio-Rad Laboratories	CIGNA
Society	Black Hills Corporation	Cintas
American Crystal Sugar	Blockbuster	Cisco Systems
American Electric Power	Bloomberg	CITGO Petroleum
American Express	Blue Cross Blue Shield of	CIT Group
American Family	Florida	Citrix Systems
Insurance	Blue Shield of California	City National Bank
American United Life	Blyth	Clear Channel
American Water Works	Boardwalk Pipeline	Communications
AMERIGROUP	Partners	Clearing House
Ameripride	Bob Evans Farms	Cleco
Ameriprise Financial	Boehringer Ingelheim	Clorox
Ameritrade	Boeing	CMS Energy
Ameron	BOK Financial	CNA
AMETEK	Bombardier	Cobank
Amgen	Transportation	Coca-Cola
Amway	Booz Allen Hamilton	Coca-Cola Enterprises
Anadarko Petroleum	Boston Scientific	Colgate-Palmolive
A.O. Smith	Bovis Lend Lease	Colorado Springs Utilities
A&P	BP	Columbia Sportswear
APL	Brady	Comcast Cable
Apollo Group	Bremer Financial	Communications
Apple Computer	Brink’s	Comerica
Appleton Papers	Bristol-Myers Squibb	Commerce Bancshares
Applied Materials	Brown-Forman	CommScope
ARAMARK	Brown Shoe	CompuCom Systems
Archer Daniels Midland	Bunge	ConAgra Foods
Arclin USA	Burberry	Connell Limited
Arctic Cat	Burlington Northern	Partnership
Areva NP	Santa Fe	ConocoPhillips
Armstrong World	Bush Brothers	Conseco
Industries	B&W Technical Services	Consolidated Edison
Arrow Electronics	Y-12	Constellation Energy

Consumers Union		International
Continental Airlines	Emerson Electric	F & W Media
Continental Automotive	EMI Music	GAF Materials
Systems	Emulex	Gannett
Continental Energy	Enbridge Energy	Gap
Systems	Endo Pharmaceuticals	Garland Power & Light
ConvaTec	Energen	Garmin
Convergys	Energy Future Holdings	GATX
Cooper Industries	Energy Northwest	Gavilon
Cooper Tire & Rubber	Entergy	Genentech
Covance	E.ON U.S.	General Atomics
Covidien	EPCO	General Dynamics
Cox Enterprises	EQT Corporation	General Electric
CPS Energy	Equifax	General Mills
Crain Communications	Equity Office Properties	General Motors
Crown Castle	ERCOT	GenOn Energy
Crown Holdings	Erie Insurance	GenTek
CSR	Ernst & Young	Genworth Financial
CSX	ESRI	Genzyme
Cubic	Essilor of America	GEO Group
Cullen Frost Bankers	Evening Post Publishing -	Getty Images
CUNA Mutual	KOAA	Gilead Sciences
Curtiss-Wright	Evergreen Packaging	G&K Services
CVS Caremark	Evonik Degussa	GlaxoSmithKline
Cytec	E.W. Scripps	Goodrich
Daiichi Sankyo	Exelon	Goodyear Tire & Rubber
Daimler Trucks North	Experian Americas	Google
America	Express Scripts	Gorton’s
Dana	Exterran	Graco
Dannon	ExxonMobil	Great-West Life Annuity
Datacard	Fairchild Controls	Greif
DCP Midstream	Fair Isaac	GROWMARK
Dean Foods	Fannie Mae	Grupo Ferrovial
Deere & Company	FANUC Robotics	GS1 US
Delhaize America	America	GTECH
Dell	Farm Progress Companies	Guardian Life
Delta Air Lines	Federal Home Loan Bank	Gucci Group
Deluxe	of Pittsburgh	Guideposts
Denny’s	Federal Home Loan Bank	GXS
Dentsply	of San Francisco	Hanesbrands
Devon Energy	Federal-Mogul	Harland Clarke
Devry	Federal Reserve Bank of	Harley-Davidson
Dex One	Atlanta	Harman International
Diageo North America	Federal Reserve Bank of	Industries
Dionex	Cleveland	Harris
Direct Energy	Federal Reserve Bank of	Harris Bank
DIRECTV Group	Dallas	Harris Enterprises
Discovery	Federal Reserve Bank of	Harry Winston Diamond
Communications	New York	Corporation
Disney Publishing	Federal Reserve Bank of	Hartford Financial
Worldwide	Philadelphia	Services
Dominion Resources	Federal Reserve Bank of	Hasbro
Domino’s Pizza	San Francisco	Hawaiian Electric
Donaldson	Federal Reserve Bank of	Hayes Lemmerz
Dow Chemical	St. Louis	H.B. Fuller
Dow Corning	FedEx	HBO
Dow Jones	Ferrellgas	HCA Healthcare
DPL	Fidelity Investments	HD Supply
DreamWorks Animation	Fifth Third Bancorp	Health Care Services
Dr Pepper Snapple	Fincantieri Marine Group	Health Net
DTE Energy	FINRA	Healthways
Duke Energy	Fireman’s Fund Insurance	Hearst
DuPont	First American	Hearst-Argyle Television
Dynegy	First Data	Henkel of America
E*Trade	FirstEnergy	Henry Ford Health
Eastern Bank	First Horizon National	Systems
Eastman Chemical	First National Bank of	Henry Schein
Eastman Kodak	Pennsylvania	Herman Miller
Eaton	First Solar	Hermes
eBay	Fiserv	Hershey
Ecolab	Fluor	Hertz
Edison International	FMA Communications	Hess
Educational Credit	Ford	Hewlett-Packard
Management	Forest Laboratories	Hexcel
Education Management	Fortune Brands	Hexion Specialty
Eisai	Forum Communications -	Chemicals
Electric Power Research	WDAY	Highlights for Children
Institute	Fox Networks Group	Hilton Worldwide
Eli Lilly	Franklin Resources	Hitachi Data Systems
El Paso Corporation	Freddie Mac	H.J. Heinz
Elsevier Science	Freedom	HNI
Embarq	Communications	HNTB
Embraer	Freeport-McMoRan	Hoffmann-La Roche
EMC	Copper & Gold	Home Depot
EMCOR Group	Frontier Airlines	Home Shopping Network
EMD Millipore	Furniture Brands	Honeywell

Horizon Lines	KPMG	Energy Systems
Hormel Foods	Kraft Foods	Molson Coors Brewing
Hospira	Kyocera Corporation	MoneyGram International
Houghton Mifflin	Lafarge North America	Monsanto
Harcourt Publishing	Land O’Lakes	Moody’s
Hovnanian Enterprises	Lanxess	Morgan Murphy Stations
H&R Block	Layne Christensen	- WISC
HSBC North America	La-Z-Boy	Morgans Hotel Group
Hubbard Broadcasting	Lear	Mosaic
Humana	Leggett and Platt	Motorola
Hunt Consolidated	Lenovo	MSC Industrial Direct
Huntington Bancshares	Level 3 Communications	M&T Bank
Huntsman	Levi Strauss	MTV Networks
Hyatt Hotels	LexisNexis	Munich Reinsurance
IBM	Lexmark International	America
IDACORP	Liberty Mutual	Murphy Oil
IDEX	Life Technologies	MWH Global
IDEXX Laboratories	Lifetouch	National Geographic
IKON Office Solutions	Limited	Society
IMS Health	Lincoln Electric	National Grid USA
Incisive Media	Lincoln Financial	National Renewable
ING	Lions Gate Entertainment	Energy Laboratory
Ingersoll-Rand	L.L. Bean	National Semiconductor
Insight Enterprises	Local TV	National Starch Polymers
Integrys Energy Group	Lockheed Martin	Group
Intel	Loews	Nationwide
Intercontinental Hotels	LOMA	Navistar International
International Data	Lorillard Tobacco	Navy Federal Credit
International Flavors &	Lower Colorado River	Union
Fragrances	Authority	Naylor
International Game	L-3 Communications	NBC Universal
Technology	LVMH	NCCI Holdings
International Paper	Lyondell Chemical	NCR
Invensys Controls	MacDonald Dettwiler	Neoris USA
Invensys Process Systems	Magellan Midstream	Nestle USA
IPR - GDF SUEZ North	Partners	Newmont Mining
America	MAG Industrial	NewPage
Irvine Company	Automation Systems	NewsChannel 5 Network
Irving Oil	Makino	New York Independent
Irwin Financial	Manpower	System Operator
ISO New England	MAPFRE U.S.A.	New York Life
ISP	Marathon Oil	New York Power
ITT - Corporate	Marriott International	Authority
Jack in the Box	Marshall & Ilsley	New York Times
Jacobs Engineering	Marsh & McLennan	New York University
Jarden	Martin Marietta Materials	NextEra Energy
J.C. Penney Company	Mary Kay	Nicor
J. Crew	Masco	Nielsen Expositions
JetBlue Airways	Massachusetts Mutual	NIKE
JM Family Enterprises	MasterCard	Nissan North America
J.M. Huber	Mattel	Nokia
J.M. Smucker	Matthews International	Noranda Aluminum
John Hancock	McClatchy	Nordstrom
Johns-Manville	McDermott	Norfolk Southern
Johnson Controls	McDonald’s	Northeast Utilities
Johnson & Johnson	McGraw-Hill	Northern Power Systems
John Wiley & Sons	McKesson	Northern Trust
J.R. Simplot	MDU Resources	Northrop Grumman
JSJ	MeadWestvaco	Northstar Travel Media
Kaiser Foundation Health	MEAG Power	NorthWestern Energy
Plan	Medco Health Solutions	Northwestern Mutual
Kaman Industrial	Media General	NOVA Chemicals
Technologies	MediaTec Publishing	Novartis
Kansas City Southern	Medicines Company	Novartis Consumer
KB Home	MedImmune	Health
KBR	Medtronic	Novell
KCTS Television	Meister Media Worldwide	Novo Nordisk
Kellogg	Merck & Co	Pharmaceuticals
Kelly Services	Meredith	NRG Energy
Kennametal	Metavante Technologies	NSTAR
Kenneth Cole	MetLife	NuStar Energy
Kerry Ingredients &	Metro-Goldwyn-Mayer	NV Energy
Flavours	MetroPCS	NW Natural
Kerzner International	Communications	NXP Semi-Conductor
KeyCorp	MGE Energy	Nycomed US
Kimberly-Clark	Microsoft	Nypro
Kimco Realty	Midwest Independent	Occidental Petroleum
Kinder Morgan	Transmission System	Office Depot
Kindred Healthcare	Operator	OGE Energy
King Pharmaceuticals	Millennium Inorganic	Oglethorpe Power
Kinross Gold	Chemicals	Omaha Public Power
Kiplinger	Millennium	Omnova Solutions
KLA-Tencor	Pharmaceuticals	OneBeacon Insurance
Koch Industries	Mine Safety Appliances	Orange Business Services
Kohler	Mirant	Oshkosh
Kohl’s	Mitsubishi Nuclear	Otter Tail

Owens Corning	Rolls-Royce North	Staples
Owens-Illinois	America	Starbucks
Pacific Gas & Electric	R.R. Donnelley	Starkist
Pacific Life	RTI International	Starwood Hotels &
Panasonic of North	Ryder System	Resorts
America	Safety-Kleen Systems	State Farm Insurance
Papa John’s	SAIC	State Street
Parametric Technology	Salt River Project	Steelcase
Paramount	SanDisk	Sterling Bancshares
Parker Hannifin	Sanmina-SCI	Stop & Shop
Parsons	Sanofi-Aventis	String Letter Publishing
Pearson Education	Sanofi Pasteur	Subaru of America
PennWell	Santee Cooper	Sundt Construction
Penton Media	Sara Lee	SunGard Data Systems
People’s Bank	Sarkes Tarzian - KTVN	Sun Life Financial
Pepco Holdings	Sarkes Tarzian - WRCB	Sun Microsystems
PepsiCo	SAS Institute	Sunoco
Perot Systems	Savannah River Nuclear	SunOpta
PetSmart	Solutions	Sunrise Senior Living
Pfizer	SCA Americas	SunTrust Banks
Philips Healthcare	SCANA	SuperMedia
Phillips-Van Heusen	Schawk	Sybron Dental Specialties
Phoenix Companies	Schering-Plough	Synacor
PhRMA	Schlumberger	Takeda Pharmaceutical
Pinnacle West Capital	Schneider Electric	Company Limited
Pioneer Hi-Bred	Scholastic	Target
International	School Specialty	Taubman Centers
Pitney Bowes	Schreiber Foods	Taunton Press
Pittsburgh Corning	Schurz - KYTV	Taylor-Wharton
PJM Interconnection	Schurz - WDBJ	International
PlainsCapital	Schwan’s	TD Bank
Plexus	S.C. Johnson	TECO Energy
Plymouth Rock	Scotts Miracle-Gro	TeleTech Holdings
Assurance	Scranton Gillette	Tellabs
PMI Group	Communications	Temple-Inland
PNC Financial Services	Scripps Networks	Tenet Healthcare
PNM Resources	Interactive	Tennessee Valley
Polaris Industries	Seagate Technology	Authority
Polymer Group	Sealed Air	Teradata
PolyOne	Securian Financial Group	Terex
Portland General Electric	Securitas Security	Terra Industries
Potash	Services USA	Tesoro
PPG Industries	Security Benefit Group	Textron
PPL	Sempra Energy	Thomas & Betts
Praxair	Sensata Technologies	Thomson Reuters
Premera Blue Cross	SES	3M
Principal Financial	7-Eleven	Thrivent Financial for
PrivateBancorp	ShawCor	Lutherans
Procter & Gamble	Shaw Industries	TIAA-CREF
Progress Energy	Shell Oil	Tiffany
Progressive Corporation	Sherwin-Williams	Time
Providence Health &	Shire Pharmaceuticals	Time Warner
Services	Showtime	Time Warner Cable
Prudential Financial	Siemens AG	Timex
Public Service Enterprise	Siemens Financial	T-Mobile USA
Group	Services	Toro
Puget Energy	Sinclair Broadcast Group	Total Petrochemicals
Pulte Homes	Sirius XM Radio	USA
Purdue Pharma	SLM	Tower Automotive
QUALCOMM	Smurfit-Stone Container	TPC Group
Quest Diagnostics	Snap-on	TransCanada
Quintiles	Sodexo USA	TransUnion
Qwest Communications	Softtek	Travelers
Ralcorp Holdings	Solutia	Tribune
Ratner Companies	Solvay America	TRW Automotive
Rayonier	Sonoco Products	TUI Travel
Raytheon	Sony Corporation of	Tupperware
RBC - US	America	Turner Broadcasting
Reader’s Digest	Sony Pictures	Twentieth Century Fox
Reed Business	Entertainment	Twin Cities Public
Information	Southern Company	Television - TPT
Reed Elsevier	Services	24 Hour Fitness
Reed Exhibitions	Southern Maryland	Tyco Electronics
Regal-Beloit	Electric Cooperative	Tyson Foods
Regency Energy Partners	Southern Union Company	UC4 Software
LP	South Financial Group	UIL Holdings
Regions Financial	Southwest Airlines	Underwriters Laboratories
Research in Motion	Southwest Power Pool	Unilever United States
RF Micro Devices	Sovereign Bancorp	Union Bank N.A.
RGA Reinsurance Group	Spectra Energy	Union Pacific
Richemont	Spirit AeroSystems	UniSource Energy
Rio Tinto	Sprint Nextel	Unisys
Robb Report	SPX	United Airlines
Roche Diagnostics	SRA International	UnitedHealth
Rockwell Automation	Stanford University	United Rentals
Rockwell Collins	Stantec	United States Cellular

United States Enrichment	Wyndham Worldwide
United States Steel	Xcel Energy
United Technologies	Xerox
United Water	Xilinx
Unitil	Yahoo!
Univar USA	Young Broadcasting -
Universal Studios	KLFY
Orlando	Young Broadcasting -
University of Texas -	KRON
M.D. Anderson Cancer	YRC Worldwide
Center	Yum! Brands
Unum Group	Zale
UPS	Zurich North America
USAA
US Airways
U.S. Bancorp
U.S. Foodservice
USG
Valero Energy
Vance Publishing
Verde Realty
Verizon
Vertex Pharmaceuticals
VF Corporation
Viacom
Viad
Village Farms
Virgin Mobile USA
Visa USA
Vision Service Plan
Visiting Nurse Service
Visteon
Volvo Group North
America
Vulcan
Vulcan Materials
VWR International
Wachovia
Walt Disney
Warnaco
Warner Bros
Entertainment
Washington Post
Waste Management
Watson Pharmaceuticals
Watts Water
Technologies
Webster Bank
Wellcare Health Plans
Wellpoint
Wells Fargo
Wendy’s/Arby’s Group
Westar Energy
Western Digital
Western Union
Westinghouse Electric
West Pharmaceutical
Services
Weyerhaeuser
Whirlpool
Whole Foods Market
Williams Companies
Williams-Sonoma
Willis Group Holdings
Winn-Dixie Stores
Wisconsin Energy
Wm. Wrigley Jr.
Wolf Creek Nuclear
Wolters Kluwer US
Worthington Industries
WPP
W.R. Grace
W.W. Grainger
Wyeth Pharmaceuticals

Effective date March 01, 2009

APPENDIX II

PROPOSED FIRST AMENDMENT TO THE

WORTHINGTON INDUSTRIES, INC.

AMENDED AND RESTATED

2006 EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

This First Amendment (this “Amendment”) to the Worthington Industries, Inc. Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors (the “Plan”) is adopted on June 29, 2011.

WHEREAS, Worthington Industries, Inc. (the “Company”) sponsors the Plan;

WHEREAS, the Company desires to amend the Plan to increase the number of common shares, without par value (the “Shares”), of the Company available for awards under the Plan;

WHEREAS, Section 13.01 of the Plan permits the Board of Directors of the Company to amend the Plan at any time without shareholder approval unless shareholder approval is required to satisfy the requirements imposed by applicable law or the securities exchange on which the Company’s securities are listed or traded; and

WHEREAS, shareholder approval is required to increase the number of Shares available for awards under the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows, subject to and effective upon shareholder approval:

1. Section 5.01 of the Plan is hereby deleted in its entirety and the following is substituted therefor:

5.01 Number of Authorized Shares. Subject to Section 5.03, the aggregate number of Shares reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award shall be:

[1] 450,000 Shares, which Shares shall be available for any Award; and

[2] The sum of the following, which shall be available only for Options:

[a]	450,000 Shares; plus

[b]	The number of Shares that, on the Effective Date, were authorized and available to be granted under the Prior Plan, but which were not then subject to outstanding awards under the Prior Plan; plus

[c]

The number of Shares that, on the Effective Date, were subject to awards issued under the Prior Plan, but which are subsequently forfeited under the terms of the Prior Plan without receipt of any consideration.

Shares described in Section 5.01[1] may be subject to any Awards issued under the terms and conditions described in the Plan and Award Agreements issued under the Plan. Shares described in Section 5.01[2] may only be subject to Options issued under the terms and conditions described in the Plan and Award Agreements issued under the Plan. Shares subject to Options shall be allocated to the Shares reserved and available for Options under Section 5.01[2] to the extent they are still available prior to being allocated to Shares available under Section 5.01[1].

The Shares to be delivered under the Plan may consist, in whole or in part, of treasury Shares or authorized but unissued Shares not reserved for any other purpose.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer effective as of the date set forth above.

WORTHINGTON INDUSTRIES, INC.

/s/ Dale T. Brinkman
Printed Name: Dale T. Brinkman
Its:	Vice President-Administration,
General Counsel and Secretary

Appendix II - 1

WORTHINGTON INDUSTRIES, INC.

AMENDED AND RESTATED

2006 EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

1.00 PURPOSE

The Plan is intended to foster and promote the long-term financial success of the Company and Related Entities and to increase shareholder value by [1] providing Participants an opportunity to acquire and maintain an ownership interest in the Company and [2] encouraging Participants to remain as directors of the Company and put forth the maximum efforts for the success of the Company and Related Entities. This Plan is amended and restated effective as of December, 2008.

2.00 DEFINITIONS

When used in the Plan, the following words, terms and phrases have the meanings given to them in this section unless another meaning is expressly provided elsewhere in the Plan or clearly required by the context. When applying these definitions and any other word, term or phrase used in the Plan, the form of any definition or of any word, term or phrase will include any and all of its other forms.

Act. The Securities Exchange Act of 1934, as amended, or any successor statute of similar effect, even if the Company is not subject to the Act.

Annual Meeting. The annual meeting of the Company’s shareholders.

Award. Any Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right or Whole Share granted under the Plan.

Award Agreement. The written or electronic agreement between the Company and each Participant that describes the terms and conditions of each Award. If there is a conflict between the terms of the Plan and the terms of any Award Agreement, the terms of the Plan will govern.

Board. The Company’s board of directors.

Business Combination. A “Business Combination” means the following: [1] the date that any Person, or more than one Person acting as a group, acquires ownership of stock of the Company that, together with the stock of the Company held by such Person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company; [2] the date that any Person, or more than one Person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or group), ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company; [3] the date that a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or [4] the date that any Person or more than one Person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or group) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisition. The definition of Business Combination shall be interpreted in a manner consistent with the definition of “change in control event” under Code §409A and Treasury Regulation §1.409A-3(i)(5).

Cause. Unless otherwise specified in the associated Award Agreement, removal from office for cause in accordance with Article SIXTH of the Company’s Amended Articles of Incorporation and the Ohio General Corporation Law.

Change in Control. Unless otherwise specified in the associated Award Agreement, a “Change in Control” will occur when any Person (other than [1] the Company or any Related Entity, [2] any employee benefit plan of the Company or any Related Entity or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or [3] any Person who, on the Effective Date, was an Affiliate of the Company and owning in excess of ten percent of the outstanding Shares and the respective successors, executors, legal representatives, heirs and legal assigns of such Person), alone or together with its Affiliates and Associates, has acquired or obtained the right to acquire the beneficial ownership of 25 percent or more of Shares then outstanding. For purposes of this definition,

Appendix II - 2

“Affiliate” and “Associate” will have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Act.

Code. The Internal Revenue Code of 1986, as amended or superseded after the Effective Date, and any applicable rulings or regulations issued under the Code.

Company. Worthington Industries, Inc., an Ohio corporation, and any and all successors to it.

Director. A Person who, on an applicable Grant Date, [1] is an elected member of the Board (or has been appointed to the Board to fill an unexpired term and will continue to serve at the expiration of that term only if elected by shareholders) and [2] is not a Person who performs services for the Company or any Related Entity as a common-law employee. A Person’s status as a Director will be determined as of the Grant Date of each Award made to that Person.

Disability. Unless otherwise specified in the associated Award Agreement:

[1] With respect to the payment, exercise or settlement of any Award that is (or becomes) subject to Code §409A, [a] the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or [b] the Participant is determined to be totally disabled by the Social Security Administration or the Railroad Retirement Board; and

[2] With respect to a Participant’s right to exercise or receive settlement of any Award or with respect to the payment, exercise or settlement of any Award not described in subsection [1] of this definition, the inability, by reason of a medically determinable physical or mental impairment, to engage in substantial gainful activity, for a period of 180 days after its commencement and such condition, in the opinion of a physician selected by the Company and reasonably acceptable to the Participant or the Participant’s legal representative, is total and permanent.

Effective Date. September 27, 2006.

Exercise Price. The amount, if any, a Participant must pay to exercise an Option or the amount upon which the value of a Stock Appreciation Right is based.

Expiration Date. The last date that an Option or Stock Appreciation Right may be exercised.

Fair Market Value. The value of one Share on any relevant date, determined under the following rules:

[1] If the Shares are traded on an exchange or recognized market or quotation system on which “closing prices” are reported, the reported “closing price” on the relevant date, if it is a trading day, otherwise on the next trading day;

[2] If the Shares are traded over-the-counter with no reported closing price, the mean between the highest bid and the lowest asked prices on the relevant date, if it is a trading day, otherwise on the next trading day; or

[3] If neither subsections [1] or [2] of this definition apply, the fair market value as determined by the Board in good faith and consistent with any applicable provisions under the Code, except with respect to Options and SARs, in which event the fair market value as determined by the reasonable application of a reasonable valuation method taking into account all information material to the value of the Company satisfying the requirements of Code §409A.

Grant Date. The date an Award is granted.

Option. An Award granted under Section 6.00.

Participant. Any Director to whom an Award has been granted and which is still outstanding.

Person. Any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

Plan. The Worthington Industries, Inc. Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors.

Prior Plan. The Worthington Industries, Inc. Amended and Restated 2000 Stock Option Plan for Non-Employee Directors, as amended from time to time. On or after September 27, 2006 no further awards will be issued under

Appendix II - 3

the Prior Plan, although awards may be granted under the Prior Plan before September 27, 2006 and the Prior Plan will remain in effect after September 27, 2006 for purposes of determining any grantee’s right to awards issued under the Prior Plan before that date.

Related Entity. Any entity that is or becomes related to the Company through common ownership as determined under Code §414(b) or (c), but modified as permitted under Treasury Regulations issued under any Code section relevant to the purpose for which the definition is applied.

Restricted Stock. An Award granted under Section 8.00.

Restricted Stock Unit. An Award granted under Section 9.00.

Restriction Period. The period over which the Board will determine if a Participant has met conditions placed on Restricted Stock or Restricted Stock Units.

Retirement. Unless otherwise specified in the associated Award Agreement, the retirement of a Director from service on the Board after having [1] attained the age of 65 or [2] served at least nine years as a member of the Board, unless the Board specifies a shorter period of required service which will in no event be fewer than six years.

Separation from Service. A “separation from service” as defined under Code §409A.

Shares. Common shares, without par value, of the Company or any security of the Company issued in substitution, exchange or in place of these common shares.

Stock Appreciation Right (“SAR”). An Award granted under Section 10.00.

Termination. A termination of the Director’s service on the Board for any reason.

Treasury Regulations. Any regulations promulgated by the Department of Treasury and/or Internal Revenue Service under the Code.

Whole Share. An Award granted under Section 7.00.

3.00 PARTICIPATION

3.01 Awards.

[1] Consistent with the terms of the Plan and subject to Section 3.01[2], the Board will [a] decide which Directors will be granted Awards and [b] establish the types of Awards to be granted and the terms and conditions relating to those Awards.

[2] The Board may establish different terms and conditions [a] for each type of Award, [b] for each Participant receiving the same type of Award and [c] for the same Participant for each Award received, whether or not those Awards are granted at different times.

[3] Subject to the limitations set forth in Section 4.04, in the sole discretion of the Board, and consistent with the terms and conditions of the Plan and applicable law, Awards also may be made in assumption of, or in substitution for, outstanding awards previously granted by the Company or any Related Entity or a company acquired by the Company or with which the Company combines.

3.02 Conditions of Participation. By accepting an Award, each Participant agrees:

[1] To be bound by the terms of the Award Agreement and the Plan and to comply with other terms and conditions imposed on the Award; and

[2] That the Board may amend the Plan and any Award Agreement without any additional consideration to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or an outstanding Award Agreement.

Appendix II - 4

4.00 ADMINISTRATION

4.01 Duties. The Board is responsible for administering the Plan and has all powers appropriate and necessary to that purpose. Consistent with the Plan’s objectives, the Board may adopt, amend and rescind rules and regulations relating to the Plan and has complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. Any action by the Board will be final, binding and conclusive for all purposes and upon all Persons.

4.02 Delegation of Duties. In its sole discretion, the Board may delegate any ministerial duties associated with the Plan to any Person that it deems appropriate. However, the Board may not delegate any discretionary duties assigned to it or those duties that the Board is required to discharge to comply with applicable laws and regulations.

4.03 Award Agreement. As soon as administratively feasible after the Grant Date, the Board will prepare and deliver an Award Agreement to each affected Participant. The Award Agreement will describe:

[1] The terms of the Award, including, to the extent applicable, [a] the type of Award, [b] when and how the Award may be exercised, [c] any Exercise Price associated with the Award and [d] how the Award will or may be settled; and

[2] To the extent different from the terms of the Plan, any other terms and conditions affecting the Award.

4.04 Restriction on Repricing. No Award (including Options and SARs) may be “repriced.” For purposes of this restriction, “repricing” means any of the following or any other action that has the same effect: [1] lowering the Exercise Price of an Option or SAR after it is granted; [2] any other action that is treated as a repricing under generally accepted accounting principles; [3] canceling an Option or SAR at a time when its Exercise Price exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, SAR, Restricted Stock or other Award, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction; or [4] any other action that has the effect of “repricing” an Award, as defined under the rules of the securities exchange or other recognized market or quotation system on which the Shares are then listed or traded.

5.00 LIMITS ON SHARES SUBJECT TO AWARDS

5.01 Number of Authorized Shares. Subject to Section 5.03, the aggregate number of Shares reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award shall be:

[1] 200,000 Shares, which Shares shall be available for any Award; and

[2] The sum of the following, which shall be available only for Options:

[a] 200,000 Shares; plus

[b] The number of Shares that, on the Effective Date, are authorized and available to be granted under the Prior Plan, but which are not then subject to outstanding awards under the Prior Plan; plus

[c] The number of Shares that, on the Effective Date, are subject to awards issued under the Prior Plan, but which are subsequently forfeited under the terms of the Prior Plan without receipt of any consideration.

Shares described in Section 5.01[1] may be subject to any Awards issued under the terms and conditions described in the Plan and Award Agreements issued under the Plan. Shares described in Section 5.01[2] may only be subject to Options issued under the terms and conditions described in the Plan and Award Agreements issued under the Plan. Shares subject to Options shall be allocated to the Shares reserved and available for Options under Section 5.01[2] to the extent they are still available prior to being allocated to Shares available under Section 5.01[1].

The Shares to be delivered under the Plan may consist, in whole or in part, of treasury Shares or authorized but unissued Shares not reserved for any other purpose.

5.02 Adjustment in Number of Authorized Shares. As appropriate, the limits imposed under Sections 5.01 will be:

[1] Conditionally reduced by the number of Shares underlying each Award; and

Appendix II - 5

[2] Absolutely reduced by [a] the number of Shares issued upon the exercise or settlement of an Award other than a SAR, [b] the number of Shares subject to each SAR however settled and [c] a number of Shares equal to [i] the cash amount paid by the Company upon the exercise or settlement of an Award (other than an Option or SAR) that, under the applicable Award Agreement, was originally to be settled in Shares, divided by [ii] the Fair Market Value of a Share on the date of that exercise or settlement transaction; and

[3] Increased by the number of Shares subject to (or associated with) any Award (or part of an Award) that, for any reason, is forfeited, cancelled, terminated, relinquished, exchanged or otherwise settled without issuing Shares or without the payment of cash or any other consideration.

The number of Shares (if any) withheld to pay any Exercise Price or to satisfy any tax withholding obligation associated with the exercise or settlement of an Award (or part of an Award) will not be recredited to the number of authorized Shares.

5.03 Adjustment in Capitalization. If, after the Effective Date, there is a Share dividend or Share split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of Shares or other similar corporate change affecting Shares, the Board will appropriately adjust [1] the number of Shares that may be issued subject to Awards that may or will be granted to Participants during any period, [2] the aggregate number of Shares available for Awards or subject to outstanding Awards (as well as any Share-based limits imposed under the Plan), [3] the respective Exercise Price, number of Shares and other limitations applicable to outstanding or subsequently granted Awards and [4] any other factors, limits or terms affecting any outstanding or subsequently granted Awards; provided, however, that any adjustment pursuant to this Section 5.03 shall be made in accordance with the rules of Code §409A, to the extent applicable.

6.00 OPTIONS

6.01 Nature of Award. An Option gives a Participant the right to purchase a specified number of Shares if the terms and conditions described in the Plan and the associated Award Agreement (including paying the Exercise Price) are met before the Expiration Date. However, an Option will be forfeited to the extent that the applicable terms and conditions have not been met before the Expiration Date or to the extent that the Option is not exercised before the Expiration Date. All Options granted under this Section 6.00 will be nonqualified stock options and are not intended to meet the requirements of Code §422.

6.02 Granting Options. At any time during the term of the Plan, the Board may grant Options to Directors. The Award Agreement associated with each Option grant will describe the Exercise Price, the Expiration Date (which may never be later than the tenth anniversary of the Grant Date), the first date that the Option may be exercised, procedures for exercising the Option and any other terms and conditions affecting the Option.

6.03 Exercise Price. Except to the extent necessary to implement Section 3.01[3], each Option will bear an Exercise Price at least equal to the Fair Market Value of a Share on the Grant Date.

6.04 Exercising Options. An Option may be exercised only if all applicable terms and conditions have been met before the Expiration Date and only by sending to the Board (or its designee) a completed exercise notice (in the form prescribed by the Board) along with payment of the Exercise Price in accordance with the method or methods described in the associated Award Agreement. In addition to any other method or methods which may be described in the associated Award Agreement, payment of the Exercise Price may be made in cash, or its equivalent, or, unless otherwise specified by the Board and reflected in the associated Award Agreement(s), by tendering, either actual delivery of Shares or by attestation, Shares acceptable to the Board, by the withholding of Shares which would otherwise be issued in connection with the exercise of the Option, or by a combination of the foregoing; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any Shares so tendered to the Company as of the date of such tender or so withheld by the Company as of the date of such withholding is at least equal to the Exercise Price borne by the Option being exercised.

6.05 Rights Associated With Options. Unless otherwise specified in the associated Award Agreement, a Participant will have no voting or dividend rights with respect to the Shares underlying an unexercised Option.

7.00 WHOLE SHARES

At any time during the term of the Plan, the Board may grant Whole Shares to Directors. Whole Shares may be granted on any basis and subject to any terms and conditions that the Board believes to be appropriate.

Appendix II - 6

8.00 RESTRICTED STOCK

8.01 Nature of Award. Restricted Stock are Shares issued on the Award’s Grant Date which are subject to specified restrictions on transferability and forfeitability. Any restrictions on transferability and forfeitability will lapse at the end of the associated Restriction Period only if the terms and conditions specified in the Plan and the associated Award Agreement are met during the Restriction Period. However, Restricted Stock will be forfeited to the extent that applicable terms and conditions have not been met before the end of the Restriction Period.

8.02 Granting Restricted Stock. At any time during the term of the Plan, the Board may grant Restricted Stock to Directors. The Award Agreement associated with each Restricted Stock grant will describe the terms and conditions that must be met during the Restriction Period if the Award is to be earned and settled and any other terms and conditions affecting the Restricted Stock.

8.03 Earning Restricted Stock. Restricted Stock will be held by the Company as escrow agent and will be:

[1] Forfeited, if the applicable terms and conditions have not been met; or

[2] Released from escrow and distributed to the Participant as soon as administratively feasible after the last day of the Restriction Period, but in no event later than the 15th day of the third month following the later of the end of the calendar year or the Company’s taxable year in which the Restricted Stock is no longer subject to a substantial risk of forfeiture, if the applicable terms and conditions have been met.

Any fractional Share of Restricted Stock will be settled in cash.

8.04 Rights Associated With Restricted Stock. During the Restriction Period and unless otherwise specified in the associated Award Agreement:

[1] Each Participant to whom Restricted Stock has been issued may exercise full voting rights associated with that Restricted Stock; and

[2] Any dividends and other distributions paid with respect to such Restricted Stock will be held by the Company as escrow agent during the Restriction Period. At the end of the Restriction Period, such dividends or other distributions will be distributed to the affected Participant or forfeited as provided in Section 8.03 with respect to the Restricted Stock as to which they were paid. No interest or other accretion will be credited with respect to any dividends or other distributions held in this escrow account. If any dividends or other distributions are paid in Shares, those Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which such dividends or other distributions were paid.

9.00 RESTRICTED STOCK UNITS

9.01 Nature of Award. Restricted Stock Units give a Participant the unfunded, unsecured right to receive a specified number of Shares (or cash equal to the Fair Market Value of those Shares) in the future if the terms and conditions described in the Plan and the associated Award Agreement are met during the Restriction Period. However, Restricted Stock Units will be forfeited to the extent that applicable terms and conditions have not been met before the end of the Restriction Period.

9.02 Granting Restricted Stock Units. At any time during the term of the Plan, the Board may grant Restricted Stock Units to Directors. The Award Agreement associated with each Restricted Stock Unit grant will describe the terms and conditions that must be met during the Restriction Period if the Award is to be earned and settled, the form in which the Award will be settled if it is earned and any other terms and conditions affecting the Restricted Stock Units.

9.03 Earning Restricted Stock Units. Restricted Stock Units will be:

[1] Forfeited, if the applicable terms and conditions have not been met; or

[2] Settled in the manner described in Section 9.04, if the applicable terms and conditions have been met.

9.04 Settling Restricted Stock Units. As soon as administratively feasible after the applicable terms and conditions have been met, but in no event later than the 15th day of the third month following the later of the end of the calendar year or the Company’s taxable year in which the Restricted Stock Units are no longer subject to a substantial risk of forfeiture, Restricted Stock Units will be settled [1] in full Shares equal to the number of Restricted Stock Units to be settled plus cash equal to the Fair Market Value of any fractional Share subject to a Restricted Stock Unit being settled, [2] for cash equal to the number of Restricted Stock Units to be settled,

Appendix II - 7

multiplied by the Fair Market Value of a Share on the settlement date, or [3] in a combination of Shares and cash computed under subsections 9.04[1] and [2]. The method of settling Restricted Stock Units will be described in the associated Award Agreement.

9.05 Rights Associated With Restricted Stock Units. Unless specified otherwise in the associated Award Agreement, a Participant will have no voting or dividend rights with respect to the Shares underlying Restricted Stock Units that have not been settled.

10.00 STOCK APPRECIATION RIGHTS

10.01 Nature of Award. A SAR gives a Participant the right to receive the difference between the Exercise Price of the SAR and the Fair Market Value of a Share on the date the SAR is exercised, but only if the terms and conditions described in the Plan and the associated Award Agreement are met before the Expiration Date. However, a SAR will be forfeited to the extent that applicable terms and conditions have not been met before the Expiration Date or to the extent that the SAR is not exercised before the Expiration Date.

10.02 Granting SARs. At any time during the term of the Plan, the Board may grant SARs to Directors. The Award Agreement associated with each SAR grant will describe the Exercise Price, the Expiration Date (which may never be later than the tenth anniversary of the Grant Date), the first date that the SAR may be exercised, procedures for exercising the SAR, the form in which the SAR will be settled if the SAR is earned and any other terms and conditions affecting the SAR.

10.03 Exercise Price. Except to the extent necessary to implement Section 3.01[3], each SAR will bear an Exercise Price at least equal to the Fair Market Value of a Share on the Grant Date.

10.04 Exercising and Settling SARs. SARs may be exercised only if all applicable terms and conditions have been met before the Expiration Date and only by sending to the Board (or its designee) a completed exercise notice (in the form prescribed by the Board). As soon as administratively feasible after the SARs are exercised, SARs will be settled in [1] full Shares equal to [a][i] the difference between the Fair Market Value of a Share on the date the SARs are exercised and the Exercise Price, multiplied by [ii] the number of SARs being exercised, and divided by [iii] the Fair Market Value of a Share on the date the SARs are exercised, plus [b] cash equal to the Fair Market Value of any fractional Share subject to the SARs being exercised, [2] cash equal to [a] the difference between the Fair Market Value of a Share on the date the SARs are exercised and the Exercise Price, multiplied by [b] the number of SARs being exercised or [3] a combination of full Shares and cash computed under subsections 10.04[1] and [2]. The method of settling SARs will be specified in the associated Award Agreement.

10.05 Rights Associated With SARs. Unless specified otherwise in the associated Award Agreement, a Participant will have no voting or dividend rights with respect to the Shares underlying an unexercised SAR.

11.00 TERMINATION/BUY OUT

11.01 Effect of Termination on Awards. Unless specified otherwise in the associated Award Agreement or the Plan, the following treatment will apply to Awards upon a Termination:

[1] Death, Disability or Retirement. If a Participant Terminates due to death, Disability or Retirement:

[a] All Options and SARs then held by the Participant (whether or not then exercisable) will become fully vested and exercisable on the Termination date and may be exercised at any time before the earlier of [i] the Expiration Date specified in the Award Agreement or [ii] the third anniversary of the Termination date.

[b] All Restricted Stock and Restricted Stock Units granted to the Participant will become fully vested on the Termination date.

[c] All Whole Shares granted to the Participant will be subject to the terms and conditions, if any, described in the associated Award Agreement.

[2] Termination for Cause. If a Participant Terminates for Cause, all Awards that are outstanding (whether or not then exercisable) will be forfeited on the Termination date.

[3] Termination for any Other Reason. If a Participant Terminates for any reason not described in Section 11.01[1] or [2], [a] all Options and SARs that are outstanding on the Termination date and which are then vested and exercisable may be exercised at any time before the earlier of [i] the Expiration Date specified in the Award Agreement or [ii] the first anniversary of the Termination date and [b] all Options and SARs that are not then vested and exercisable and all other Awards that are outstanding will be

Appendix II - 8

forfeited on the Termination date. Notwithstanding the foregoing, the Board will have the right, in its sole discretion, to accelerate the vesting or exercisability of any Award upon a Participant’s Termination.

11.02 Code §409A. Regardless of any other provision in the Plan or the associated Award Agreement, if a Participant becomes entitled to the payment, exercise or settlement of any Award that is subject to Code §409A upon the Participant’s Termination, the payment, exercise or settlement of such Award will not be made or permitted before the Participant Separates from Service.

11.03 Other Limits on Exercisability or Settlement. Unless otherwise specified in the associated Award Agreement or other written agreement between the Participant and the Company or any Related Entity and regardless of any other Plan provision, all Awards granted to a Participant that have not been exercised or settled will be forfeited if the Participant:

[1] Without the Board’s written consent, which may be withheld for any reason or for no reason, serves (or agrees to serve) as an officer, director, consultant or employee of any proprietorship, partnership, corporation, limited liability company or other entity or becomes the owner of a business or a member of a partnership that competes with the Company or a Related Entity or renders any service to entities that compete with the Company or a Related Entity; or

[2] Deliberately engages in any action that the Board concludes could harm the Company or any Related Entity.

11.04 Buy Out of Awards. The Board, in its sole discretion, may offer to buy for cash or by substitution of another Award (but only to the extent that the offer and the terms of the offer do not, and on their face are not likely to, generate penalties under Code §409A, violate any other applicable law or violate the provisions of Section 4.04) any or all outstanding Awards held by any Participant, other than an Award subject to Code §409A, whether or not exercisable, by providing to that Participant written notice (“Buy Out Offer”) of its intention to exercise the rights reserved in this section and other information, if any, required to be included under applicable securities laws. If a Buy Out Offer is made, the Company will transfer to each Participant accepting the offer the value of the Award to be purchased or exchanged. The Company will complete any buy out made under this section as soon as administratively feasible, but no later than 60 days, after the date of the Participant’s acceptance of the Buy Out Offer. For purposes of this Section 11.04, the value of the Award subject to a Buy Out Offer shall be: (1) in the case of an Option or SAR, the difference between (a) the aggregate Fair Market Value, as of the date of the Buy Out Notice, of the Shares underlying each exercisable Option or SAR (or portion of each Option or SAR) to be cancelled and (b) the aggregate Exercise Price associated with each such exercisable Option or SAR (or portion thereof) to be cancelled, and (2) in the case of any other Award, the aggregate Fair Market Value, as of the date of the Buy Out Notice, of the Shares subject to the Award.

12.00 EFFECT OF BUSINESS COMBINATION OR CHANGE IN CONTROL

Upon a Business Combination or a Change in Control, and unless otherwise specified in the associated Award Agreement, all of a Participant’s Awards will become fully vested and exercisable.

13.00 AMENDMENT AND TERMINATION OF PLAN AND AWARD AGREEMENTS

13.01 Termination, Suspension or Amendment of the Plan. The Board may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy requirements imposed by [1] applicable law or [2] any securities exchange, market or other quotation system on or through which the Company’s securities are listed or traded. Also, no termination, suspension or amendment may, without the consent of the affected Participant (and except as specifically provided in the Plan or the Award Agreement), adversely affect any Award granted before the termination, suspension or amendment. However, nothing in this section will restrict the Board’s right to amend the Plan without any additional consideration to affected Participants to the extent necessary to avoid penalties to the Participants arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or any Award Agreement before those amendments are adopted.

13.02 Amendment and Termination of Award Agreements. Without the mutual, written consent of both the Company and the affected Participant, once issued, an Award Agreement may not be amended except as specifically provided in the Plan or the Award Agreement. However, nothing in this section will restrict the Board’s right to amend an Award Agreement without additional consideration to the affected Participant to the extent necessary to

Appendix II - 9

avoid penalties to the Participant arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Award Agreement before those amendments are adopted.

14.00 MISCELLANEOUS

14.01 Assignability. Except as described in this section or as provided in Section 14.02, an Award may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution and, during a Participant’s lifetime, may be exercised only by the Participant or the Participant’s guardian or legal representative. However, with the permission of the Board, a Participant or a specified group of Participants may transfer Awards to a revocable inter vivos trust of which the Participant is the settlor, or may transfer Awards to any member of the Participant’s immediate family, any trust, whether revocable or irrevocable, established solely for the benefit of the Participant’s immediate family, any partnership or limited liability company whose only partners or members are members of the Participant’s immediate family or an organization described in Code §501(c)(3) (“Permissible Transferees”). Any Award transferred to a Permissible Transferee will continue to be subject to all of the terms and conditions that applied to the Award before the transfer and to any other rules prescribed by the Board. A Permissible Transferee may not retransfer an Award except by will or the laws of descent and distribution and then only to another Permissible Transferee.

14.02 Beneficiary Designation. Each Participant may name a beneficiary or beneficiaries (who may be named contingently or successively) to receive or to exercise any vested Award that is unpaid or unexercised at the Participant’s death. Unless otherwise provided in the beneficiary designation, each designation made will revoke all prior designations made by the same Participant, must be made on a form prescribed by the Board and will be effective only when filed in writing with the Board. If a Participant has not made an effective beneficiary designation, the deceased Participant’s beneficiary will be his or her surviving spouse or, if none, the deceased Participant’s estate. The identity of a Participant’s designated beneficiary will be based only on the information included in the latest beneficiary designation form completed by the Participant and will not be inferred from any other evidence.

14.03 No Guarantee of Continuing Services. Except as otherwise specified in the Plan, nothing in the Plan may be construed as:

[1] Conferring on any Participant any right to continue as a Director;

[2] Guaranteeing that any Director will be selected to be a Participant; or

[3] Guaranteeing that any Participant will receive any future Awards.

14.04 Tax Withholding. The Company will withhold or collect any amount required to be remitted by the Company in advance payment of any taxes associated with the vesting, exercise or settlement of any Award. This amount may be [1] withheld from other amounts due to the Participant, [2] withheld from the value of any Award being settled or any Shares being transferred in connection with the exercise or settlement of an Award or from any compensation or other amount owing to the Participant or [3] collected directly from the Participant.

14.05 Indemnification. Each individual who is or was a member of the Board (or to whom any duties have been delegated under Section 4.02) is entitled, in good faith, to rely on or to act upon any report or other information furnished by any executive officer, other officer or other employee of the Company or any Related Entity, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Board members (and any Person to whom any duties have been delegated under Section 4.02) and any officer of the Company or any Related Entity acting at the direction or in behalf of the Board or a delegee will not be personally liable for any action or determination taken or made in good faith with respect to the Plan and will, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any act or determination just described.

14.06 No Limitation on Compensation. Nothing in the Plan is to be construed to limit the right of the Company or any Related Entity to establish other plans or to pay compensation to its directors, in cash or property, in a manner not expressly authorized under the Plan.

14.07 Requirements of Law. The grant of Awards and the issuance of Shares will be subject to all applicable laws, rules and regulations (including applicable federal and state securities laws) and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Certificates for Shares delivered under the Plan may be subject to any stock transfer orders and other restrictions that the Board believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or other recognized market or quotation system upon which the Shares are then listed or traded,

Appendix II - 10

or any other applicable federal or state securities law. The Board may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this section.

14.08 Governing Law. The Plan, and all agreements and notices hereunder, will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio.

14.09 No Impact on Benefits. Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.

14.10 Term of the Plan. The Plan will be effective on the Effective Date. Subject to Section 13.00, the Plan will terminate on the date following the tenth Annual Meeting at which Directors are elected succeeding the Effective Date; provided, however, that any Award outstanding on the day the Plan is terminated will continue to have force and effect in accordance with the provisions of the Plan and the Award Agreement.

14.11 Rights as Shareholders. Unless otherwise specified in the associated Award Agreement or as otherwise specifically provided in the Plan, Shares acquired through an Award [1] will bear all dividend and voting rights associated with all Shares and [2] will be transferable, subject to applicable federal securities laws, the requirements of any national securities exchange or other recognized market or quotation system on which Shares are then listed or traded or any blue sky or state securities laws.

14.12 Successors. The Plan will be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of the Participant and the executor, administrator or trustee of the estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

14.13 Code §409A. It is intended the Plan be exempt from Code §409A and the Treasury Regulations promulgated thereunder, and the Plan shall be interpreted, administered and operated accordingly. Nothing herein shall be construed as an entitlement to or guarantee of any particular tax treatment to a Participant. None of the Company, the Board, or any other Person shall have any liability with respect to a Participant in the event the Plan fails to comply with the requirements of Code §409A.

Appendix II - 11

  SHAREOWNER SERVICES

  P.O. BOX 64945

  ST. PAUL, MN 55164-0945

Vote 24 hours a day, 7 days a week!

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Daylight Time, on September 28, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Worthington Industries, Inc. in mailing proxy materials, you can consent to receiving all future Proxy Statements, Proxy Cards, Notices of Internet Availability of Proxy Materials and Annual Reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Time, on September 28, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Worthington Industries, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by telephone or Internet, please do not mail your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M37900-P15322	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

WORTHINGTON INDUSTRIES, INC.

The Board of Directors recommends a vote FOR each of the nominees for director, FOR Proposals 2, 4 and 5 and every 1 YEAR for Proposal 3.

1. Election of Directors:*

	For	Against	Abstain
Nominees:

1a. Michael J. Endres	☐	☐	☐

1b. Ozey K. Horton, Jr.	☐	☐	☐

1c. Peter Karmanos, Jr.	☐	☐	☐

1d. Carl A. Nelson, Jr.	☐	☐	☐

*Each to serve for a term of three years to expire at the 2014 Annual Meeting of Shareholders

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

		For	Against	Abstain

2.	Proposal to approve the advisory resolution on executive compensation.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain

3.	Advisory vote on the frequency of future advisory votes on executive compensation. ☐	☐	☐	☐

		For	Against	Abstain

4.	Approval of the First Amendment to the Worthington Industries, Inc. Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors.	☐	☐	☐

5.	Ratification of the selection of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending May 31, 2012.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

Each of the foregoing proposals is more fully described in the accompanying proxy statement.

This proxy will be voted as specified above. If no direction is made, this proxy will be voted FOR all nominees listed above and as recommended by the Board on the other items listed above.

Please sign exactly as your name appears on this proxy card. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, an authorized officer should sign in full corporate name. If shareholder is a partnership or other entity, an authorized person should sign in the entity’s full name. If the Common Shares represented by this Proxy are held in joint tenancy, both holders must sign this proxy card.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

THURSDAY, SEPTEMBER 29, 2011, AT 2:00 P.M., EDT

WORTHINGTON INDUSTRIES, INC.

200 OLD WILSON BRIDGE ROAD

COLUMBUS, OHIO 43085

A live audio webcast will be available via Internet link at

www.worthingtonindustries.com and will be archived for 90 days.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Shareholders of Worthington Industries, Inc. to be Held on September 29, 2011:

The Notice of Annual Meeting of Shareholders, Proxy Statement and 2011 Annual Report to

Shareholders are available at www.proxyvote.com.

M37901-P15322

WORTHINGTON INDUSTRIES, INC.	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WORTHINGTON INDUSTRIES, INC. PLEASE COMPLETE, SIGN AND DATE THIS PROXY CARD WITHIN THE BOXES ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Each shareholder identified on this proxy card hereby constitutes and appoints John P. McConnell, George P. Stoe and Dale T. Brinkman, and each of them, with full power of substitution, the lawful agents and proxies of the shareholder to attend the Annual Meeting of Shareholders of Worthington Industries, Inc. (the “Company”) to be held at Worthington Industries Headquarters located at 200 Old Wilson Bridge Road, Columbus, Ohio, 43085, on Thursday, September 29, 2011, at 2:00 p.m., Eastern Daylight Time, and to vote all of the Common Shares of the Company that the shareholder is entitled to vote at such Annual Meeting, as directed on the reverse side with respect to the matters set forth on the reverse side, and to vote such Common Shares with discretionary authority on all other matters which are properly brought before the Annual Meeting.

All Proxies previously given or executed by each shareholder are hereby revoked. Each shareholder acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the September 29, 2011 meeting and the Company’s 2011 Annual Report to Shareholders.